As filed with the Securities and Exchange Commission on September 28, 2004



                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          AMENDMENT NO.1 TO FORM SB-2

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                  Pop N Go, Inc.
                 (Name of Small Business Issuer in Its Charter)

       Delaware                         358100                95-4603172
(State or Other Jurisdiction of      (Primary Standard       (I.R.S. Employer
 Incorporation or organization)  Industrial Classification  Identification No.)
                                       Code Number)

                            12429 East Putnam Street
                           Whittier, California 90602
                                 (562) 945-9351

          (Address and telephone number of principal executive offices)

                                  Melvin Wyman
                            12429 East Putnam Street
                           Whittier, California 90602
                                 (562) 945-9351


            (Name, address and telephone number of Agent for Service)

                                   COPIES TO:

 Clayton E. Parker, Esq.                 Christopher K. Davies, Esq.
 Kirkpatrick & Lockhart LLP              Kirkpatrick & Lockhart LLP
 201 S. Biscayne Boulevard, Suite 2000   201 S. Biscayne Boulevard, Suite 2000
 Miami, Florida 33131                    Miami, Florida 33131
 Telephone:      (305) 539-3300          Telephone:      (305) 539-3300
Telecopier:     (305) 358-7095           Telecopier:     (305) 358-7095



Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. /X/

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /






The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
===============================================================================

                          Subject to completion, dated September 28, 2004

                      PROSPECTUS

                       POP N GO, INC.
                123,209,165 Shares of Common Stock

This prospectus relates to the sale of up to 123,209,165 shares of common stock of Pop N Go, Inc. ("Pop N Go") by certain persons who are stockholders of Pop N Go, including Cornell Capital Partners, L.P. ("Cornell Capital Partners") who is beneficially a stockholder of Pop N Go. Please refer to "Selling Stockholders" beginning on page 10. Pop N Go is not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. Pop N Go will, however, receive proceeds from the sale of common stock under the Standby Equity Distribution Agreement (the "Equity Distribution Agreement"), which was entered into on May 14, 2004, between Pop N Go and Cornell Capital Partners, and no other stockholders, and from the issuance of secured convertible debentures. All costs associated with this registration will be borne by Pop N Go. Pop N Go has agreed to allow Cornell Capital Partners to retain 5% of the proceeds raised under the Equity Distribution Agreement that is more fully described below.



The shares of common stock are being offered for sale by the selling stockholders at prices established on the Over-the-Counter Bulletin Board during the term of this offering. On September 12, 2004, the last reported sale price of our common stock was $0.035 per share. Our common stock is quoted on the Over-the- Counter Bulletin Board under the symbol "POPN". These prices will fluctuate based on the demand for the shares of common stock.



The selling stockholders include Cornell Capital Partners, who intends to sell up to 104,333,332 shares of common stock, 54,000,000 of which are under the Equity Distribution Agreement, 41,666,666 are under secured convertible debentures and 8,666,666 shares of common stock issued to Cornell Capital Partners as a one-time commitment fee under the Equity Distribution Agreement. Additional selling stockholders include: Spencer-Clarke, LLC, our placement agent ("Spencer-Clarke"), who intends to sell up to 333,333 shares of common stock; William Krenz, who intends to sell up to 542,500 shares under a convertible debenture; Herb Davis, who intends to sell up to 5,000,000, shares; Ruth Williams, who intends to sell up to 4,000,000 shares; Calblue, Inc., who intends to sell up to 4,000,000 shares; Financial Advisory Services, LLC, who intends to sell up to 4,000,000; and Rock Ridge Marketing & Consulting, Inc., who intends to sell up to 1,000,000 shares of common stock. Upon issuance, the 54,000,000 shares of common stock issued under the Equity Distribution Agreement will equal 30.58% of Pop N Go's then-outstanding shares of common stock.



Cornell Capital Partners is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Equity Distribution Agreement. Cornell Capital Partners will pay Pop N Go 98% of the market price of its common stock, which is defined in the Equity Distribution Agreement as the lowest volume weighted average price of the common stock during the five trading days following the notice date. In addition, Cornell Capital Partners will retain 5% of each cash advance Pop N Go receives under the Equity Distribution Agreement. Cornell Capital Partners also received a one-time commitment fee in the form of 8,666,666 shares of our common stock. The 5% retainage and the 8,666,666 shares of common stock are underwriting discounts payable to Cornell Capital Partners. In addition, Pop N Go entered into a Placement Agent Agreement dated May 14, 2004, with Spencer-Clarke, a registered broker-dealer. Pursuant to that Agreement Pop N Go paid Spencer-Clarke, a one-time placement agent fee of 333,333 shares of common stock for its services.

These securities are speculative and involve a high degree of risk.

Please refer to "Risk Factors" beginning on page 5.

With the exception of Cornell Capital Partners, which is an "underwriter" within the meaning of the Securities Act of 1933, no other underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. This offering will terminate twenty-four months after the accompanying registration statement is declared effective by the Securities and Exchange Commission ("SEC"). None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. Neither the selling stockholders nor we may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                The date of this prospectus is September ____, 2004.



                               TABLE OF CONTENTS

PROSPECTUS SUMMARY...........................................1
THE OFFERING.................................................2
RISK FACTORS.................................................5
FORWARD-LOOKING STATEMENTS ..................................10
SELLING STOCKHOLDERS.........................................11
USE OF PROCEEDS RECEIVED UNDER THE EQUITY DISTRIBUTION
AGREEMENT....................................................14
DILUTION.....................................................15
EQUITY LINE OF CREDIT........................................16
PLAN OF DISTRIBUTION.........................................19
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
     CONDITION AND RESULTS OF OPERATIONS.....................20
DESCRIPTION OF BUSINESS......................................27
MANAGEMENT...................................................30
PRINCIPAL STOCKHOLDERS.......................................33
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...............34
MARKET PRICE OF AND DIVIDENDS ON THE REGISTRAN'S
     COMMON EQUITY AND OTHER STOCKHOLDER MATTERS.............35
DESCRIPTION OF SECURITIES....................................37
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
     ON ACCOUNTING AND FINANCIAL MATTERS.....................39
EXPERTS......................................................40
LEGAL MATTERS................................................40
HOW TO GET MORE INFORMATION..................................40
FINANCIAL STATEMENTS.........................................F-1
PART II......................................................II-I


====================================================================


                               PROSPECTUS SUMMARY

The following is only a summary of the information, financial statements and notes included in this prospectus. You should read the entire prospectus carefully, including "Risk Factors" and our Financial Statements and the notes to the Financial Statements before making any investment decision regarding Pop N Go.

Overview

Pop N Go, Inc. is a Delaware corporation, organized October 1996, for the purpose of conducting a business in the development, manufacturing, marketing and distribution of a new line of specialty food service and food vending machine equipment, and related food products.

We began operations in October 1996 and began shipping our first product, the Pop N Go Hot Air Popcorn Vending Machine during the 4th quarter of 1997. In February 1998, we acquired all of the outstanding shares of Nuts to Go, Inc. and its technology under development for a hot nuts vending machine, which management intends to be the our second vending machine product. We have carried on development of this technology in Pop N Go, Inc. Nuts to Go, Inc. is currently an inactive subsidiary without assets or activities.

We intend to generate revenues from the sale of the Pop N Go vending machines; and the operation of our revenue share machines, which are owned by us, and are typically located in airports, shopping malls and high traffic locations. We have, in market testing, a line of popcorn flavorings, and in the future intend to generate revenues from the sale of this product. There can be no assurance, however, that we will be successful or will realize profits from our activities.



Going Concern

Our financial statements have been prepared on a "going concern" basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Our independent auditor has expressed substantial doubt as to our ability to continue as a going concern. As shown in the financial statements, during the fiscal years ended September 30, 2003 and 2002, we have incurred losses of $1,945,337 and $4,201,874, respectively. In addition, our cash flow requirements have been met through private placements of our common stock. Because we continue to incur losses much of our debt is currently in default. As of September 12, 2004, we have $3,039,543.99 in convertible debentures. We are in default on approximately $2,155,762 of these convertible debentures. We also have $1,184,775 in notes outstanding. We are in default on approximately $1,036,755 of these notes. Assurances cannot be given that financing will continue to be available or be sufficient to meet our capital needs. If we are unable to generate profits and unable to continue to obtain financing to meet our working capital requirements, we may have to curtail our business sharply or cease operations altogether. The financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should we be unable to continue as a going concern. Our continuation as a going concern is dependent upon our ability to generate sufficient cash flow to meet our obligations on a timely basis, to retain our current financing, to obtain additional financing, and ultimately to attain profitability. Should any of these events not occur, the accompanying financial statements will be adversely effected.

About Us

Our principal executive offices are located at 12429 East Putnam Street, Whittier, California 90602. Our telephone number is (562) 945-9351.

                                  THE OFFERING


This offering relates to the sale of common stock by certain persons who are, or beneficially deemed to be, stockholders of Pop N Go. Cornell Capital Partners intends to sell up to 104,333,332 shares of common stock, 54,000,000 of which are under the Equity Distribution Agreement, 41,666,666 of which are under secured convertible debentures and 8,666,666 shares of common stock that Cornell Capital Partners received from Pop N Go as a one-time commitment fee under the Equity Distribution Agreement. The amount of shares underlying the convertible debentures was required by Cornell Capital Partners under the Investor Registration Rights Agreement we entered into with Cornell Capital Partners. In addition, Spencer-Clarke, our placement agent, intends to sell up to 333,333 shares of common stock. The total amount of financing that Cornell Capital Partners has committed to provide us pursuant to the terms and conditions of the Equity Distribution Agreement is $5,000,000. At an assumed market price of $0.035 per share, Pop N Go will not be able to receive the entire $5,000,000 in gross proceeds that are available under the Equity Distribution Agreement.

We only have 54,000,000 shares available for issuance under the Equity Distribution Agreement. The amount of proceeds we are able to receive from Cornell Capital Partners under the Equity Distribution Agreement will be limited to the number of shares we are authorized to issue to Cornell Capital Partners. Based solely on our assumed market price of our shares and the number of shares we are authorized to issue, we will only be able to receive approximately $ 1,890,000 in gross proceeds from Cornell Capital Partners under the Equity Distribution Agreement. To receive more proceeds, we will have to issue more shares. This would require us to seek approval of our stockholders to increase the number of shares we are authorized under our Articles of Incorporation, and then register the additional authorized shares under a new registration statement.

We would have to issue to Cornell Capital Partners 142,857,143 shares of our common stock in order to receive the entire $5,000,000 in gross proceeds that is available to us under the Equity Distribution Agreement. As of September 12, 2004, we had approximately 122,589,061 shares of common stock outstanding. Our Articles of Incorporation currently authorize us to issue 300,000,000 shares of common stock. The issuance of 142,857,142, in addition to the 41,666,666 shares of common stock that we are issuing under the secured convertible debentures, would increase the number of our outstanding stock to an amount over and above the number of shares we are currently authorized to issue. Therefore, at this time, we are unable to issue a sufficient number of shares to receive the entire $5,000,000 under the Equity Distribution Agreement.


On May 14, 2004, we entered into an Equity Distribution Agreement with Cornell Capital Partners. Under the Equity Distribution Agreement, we may issue and sell to Cornell Capital Partners common stock for a total purchase price of up to $5,000,000. The purchase price for the shares is equal to 98% of their market price, which is defined in the Equity Distribution Agreement as the lowest volume weighted average price of the common stock during the five trading days following the notice date. The amount of each cash advance is subject to a maximum advance amount of $140,000, with no cash advance occurring within seven trading days of a prior advance. Cornell Capital Partners will pay the Company 98% of, or a 2% discount to the lowest volume weighted average price of the common stock during the five consecutive trading day period immediately following the notice date. Cornell Capital Partners received a one-time commitment fee of 8,666,666 shares of the Company's common stock. Cornell Capital Partners will be paid a fee equal to 5% of each advance, which is retained by Cornell Capital Partners from each advance. On May 14, 2004, we entered into a Placement Agent Agreement with Spencer-Clarke. Pursuant to the Placement Agent Agreement, Pop N Go paid Spencer Clarke a one-time placement agent fee of 333,333 restricted shares of common stock equal to approximately $10,000 based on the Company's stock price on May 14, 2004.

In addition, on May 14, 2004, the Company entered into a Securities Purchase Agreement with Cornell Capital Partners. Under the Securities Purchase Agreement, Cornell Capital Partners is obligated to purchase from the Company secured convertible debentures in an aggregate amount equal to $200,000. On May 14, 2004, Cornell Capital Partners purchased a secured convertible debenture in the principal amount of $70,000 upon the initial filing of this registration statement. On July 22, 2004, Cornell Capital Partners purchased a second convertible debenture for $60,000. A third convertible debenture in the amount of $60,000 was purchased by Cornell Capital Partners on September 15, 2004.

Upon the filing of this registration statement and an additional secured convertible debenture in the amount of $60,000 when this registration statement is declared effective by the SEC. These secured convertible debentures accrue interest at a rate of 5% per year and will mature three years from the issuance date. The secured convertible debentures are convertible into the Company's common stock at the holder's option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date or (ii) 80% of the lowest closing bid price of the common stock the five trading days immediately preceding the conversion date. The secured convertible debentures are secured by all of our assets. At maturity, we have the option to either pay the holder the outstanding principal balance and accrued interest or to convert the secured convertible debentures into shares of our common stock at a conversion price similar to the terms described above. We have the right to redeem the secured convertible debentures upon 15 business days notice for 120% of the amount redeemed plus any accrued interest. Upon such redemption, the holder shall receive warrants equal to 50,000 shares of common stock for each $100,000 redeemed with an exercise price equal to 120% of the closing bid price of the common stock on the closing date.







Common Stock Offered .....................   123,209,165 shares by selling stockholders

Offering Price............................   Market price

Common Stock Outstanding
Prior to and After Offering(1)............   122,589,061 shares as of September 20, 2004


Use of Proceeds ..........................   We will not receive any proceeds
                                             of the shares offered by the selling
                                             stockholders.  Any proceeds we receive
                                             from the sale of common stock under
                                             the Equity Distribution Agreement
                                             will be used for general working
                                             capital purposes.  See "Use of Proceeds."


Risk Factors .............................   The securities offered hereby involve
                                             a high degree of risk and immediate
                                             substantial dilution.  See "Risk Factors"
                                             and "Dilution."

NASD Over-the-Counter
Bulletin Board Symbol ....................   POPN


(1) Excludes secured convertible debentures that are convertible into 41,666,666 shares of our common stock and up to 54,000,000 of common stock to be issued under the Equity Distribution Agreement.







                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION


Statement of Operations
                                                      THREE MONTH PERIODS            NINE MONTH PERIODS
                                                            ENDED                          ENDED
                                                 JUNE 30, 2004  JUNE 30, 2003   JUNE 30, 2004   JUNE 30, 2003
                                                 ----------      ----------     ----------      ----------

Equipment sales                                 $         -   $      38,285    $     3,495   $      70,260
Revenue share income                                 11,502          22,421         48,811          72,877
                                                 ----------      ----------     ----------      ----------
   Total                                             11,502          60,706         52,306         143,137

Cost of goods sold - equipment                            -               -         15,185               -
Cost of goods sold - revenue share income            22,861          22,971         69,888          42,156
                                                 ----------      ----------     ----------      ----------
   Total                                             22,861          22,971         85,073          42,156
                                                 ----------      ----------     ----------      ----------
   Gross profit (loss)                             (11,358)          37,735       (32,766)         100,981
                                                 ----------      ----------     ----------      ----------

Operating expenses
      Administrative and general                  1,146,142         314,580      1,719,856       1,099,131
      Development costs                                  39             695          1,468             695
                                                 ----------      ----------     ----------      ----------
Total operating expenses                          1,146,181         315,275      1,721,324       1,099,826
                                                 ----------      ----------     ----------      ----------
Operating loss                                   (1,157,539)       (277,540)    (1,754,090)       (998,845)

Interest expense                                   (198,396)       (128,255)      (540,405)       (368,737)
Loss on conversion of debt                                -               -        (33,591)              -
Other income                                              -               -         38,352           1,673
                                                 ----------       ---------     ----------       ---------
Loss before income taxes                         (1,355,935)       (405,795)    (2,289,734)     (1,365,909)
Provision for income taxes                                -               -         (2,400)              -
                                                 ----------       ---------     ----------       ---------
Net Loss                                        $(1,355,935)  $    (405,795)   $(2,292,134)  $  (1,365,909)
                                                ============   =============   ============   =============
Basic and diluted weighted average number
    Of common stock outstanding                 102,252,714      84,719,894     95,653,202      81,319,894
                                                 ==========      ==========     ==========      ==========

Loss per share:                                 $   (0.013)     $    (0.004)   $   (0.024)     $    (0.020)
                                                 ==========      ===========    ==========      ===========



BALANCE SHEET DATA:

 Current assets
   Cash and cash equivalents                    $    105,873
   Accounts receivable, net                            2,037
   Prepaid expenses and other current assets           1,876
                                                    ---------
       Total current assets                     $    109,785

 Rental equipment, net                                82,125
 Furniture and equipment, net                          4,637
 Other assets                                          4,975
                                                    ---------
     Total assets                               $    201,522
                                                    =========

          LIABILITIES AND SHAREHOLDERS' DEFICIT

 Current liabilities

   Short-term notes payable                     $  1,198,642
   Note payable - related party                      281,601
   Convertible debt, net                           2,967,043
   Accounts payable                                  516,942
   Accrued consulting fees-related party             254,868
   Accrued liabilities                             1,584,120
   Customer deposits                                  64,576
                                                   ---------
     Total current liabilities                   $ 6,867,793
                                                   ---------
 Shareholders' deficit

   Common stock, par value $0.001
   authorized 300,000,000 shares,
   issued and outstanding 119,339,061 shares         119,339
 Additional paid-in capital                       12,581,210
 Beneficial conversion feature                      (173,462)
 Stock to be issued                                  844,172
 Accumulated deficit                             (20,037,530)
                                                  ----------
       Total shareholders' deficit                (6,666,270)
                                                  ----------
 Total liabilities and shareholders' deficit  $      201,522
                                                 ==========



                                  RISK FACTORS

We are subject to various risks that may materially harm our business, financial condition and results of operations. You should carefully consider the risks and uncertainties described below and the other information in this filing before deciding to purchase our common stock. If any of these risks or uncertainties actually occurs, our business, financial condition or operating results could be materially harmed. In that case, the trading price of our common stock could decline and you could lose all or part of your investment.

Risks Related To Our Business

Pop N Go Has Historically Lost Money And Losses May Continue In The Future, Which May Cause Us To Curtail Operations

Since our inception we have not been profitable and have lost money on both a cash and non-cash basis. For the years ended September 30, 2003 and September 30, 2002 we incurred net losses of $1,945,337 and $4,201,874 respectively. For the three months ended June 30, 2004 we incurred a net loss of $1,355,935 and an accumulated deficit of $20,037,530. Future losses are likely to occur, as we are dependent on spending money to pay for our operations. No assurances can be given that we will be successful in reaching or maintaining profitable operations. Accordingly, we may experience liquidity and cash flow problems.
If our losses continue, our ability to operate may be severely impacted. We May Need To Raise Additional Capital Or Debt Funding To Sustain Operations



Unless we can become profitable with the existing sources of funds we have available and our operations, we will require additional capital to sustain operations and we may need access to additional capital or additional debt financing to grow our sales. In addition, to the extent that we have a working capital deficit and cannot offset the deficit from profitable sales we may have to raise capital to repay the deficit and provide more working capital to permit growth in revenues. We cannot be assured that financing whether from external sources or related parties will be available if needed or on favorable terms. Our inability to obtain adequate financing will result in the need to reduce the pace of business operations. Any of these events could be materially harmful to our business and may result in a lower stock price.

We Have Been The Subject Of A Going Concern Opinion For The Years Ended September 30, 2003 And September 30, 2002 From Our Independent Auditors, Which Means That We May Not Be Able To Continue Operations Unless We Can Become Profitable Or Obtain Additional Funding

Our independent auditors have added an explanatory paragraph to their audit opinions issued in connection with our financial statements for the years ended September 30, 2003 and September 30, 2002, which states that the financial statements raise substantial doubt as to our ability to continue as a going concern. Our ability to make operations profitable or obtain additional funding will determine our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty. We expect to be able to continue operations for twelve months with the cash anticipated from our operations and from the Securities Purchase Agreement and the Equity Distribution Agreement entered into by the Company and Cornell Capital Partners, which were signed on May 14, 2004. Should these funds be unavailable, our ability to operate would be adversely affected.

We Are Subject To A Working Capital Deficit, Which Means That Our Current Assets On September 30, 2003 and For The Three Months Ended March 31, 2004, Were Not Sufficient To Satisfy Our Current Liabilities And, Therefore, Our Ability To Continue Operations Is At Risk



We had a working capital deficit of $5,504,820 for the year ended September 30, 2003 and $6,758,008 for the three months ended June 30, 2004, which means that our current liabilities exceeded our current assets on September 30, 2003 by $5,504,820 and by $6,758,008 on June 30, 2004. Current assets are assets that are expected to be converted to cash within one year and, therefore, may be used to pay current liabilities as they become due. Our working capital deficit means that our current assets on September 30, 2003, and on June 30, 2004, were not sufficient to satisfy all of our current liabilities on those dates. If our ongoing operations do not begin to provide sufficient profitability to offset the working capital deficit, we will have to raise capital or debt to fund the deficit or curtail future operations.

Our Obligations Under The Secured Convertible Debentures Are Secured By All of Our Assets

Our obligations under the secured convertible debentures, issued to Cornell Capital Partners are secured by all of our assets. As a result, if we default under the terms of these secured convertible debentures, Cornell Capital Partners could foreclose its security interest and liquidate all of the assets of the Company. This would cease operations.

Our Common Stock May Be Affected By Limited Trading Volume And May Fluctuate Significantly, Which May Affect Our Shareholders' Ability To Sell Shares Of Our Common Stock

Prior to this filing, there has been a limited public market for our common stock and there can be no assurance that a more active trading market for our common stock will develop. An absence of an active trading market could adversely affect our shareholders' ability to sell our common stock in short time periods, or possibly at all. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to enter the market from time to time in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our stock will be stable or appreciate over time. These factors may negatively impact shareholders' ability to sell shares of our common stock.

Our Common Stock Is Deemed To Be "Penny Stock," Which May Make It More Difficult For Investors To Sell Their Shares Due To Suitability Requirements

Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline. Penny stocks are stock:

-       With a price of less than $5.00 per share;

-       That are not traded on a "recognized" national exchange;

- Whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ listed stock must still have a price of not less than $5.00 per share); or

- In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $10.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor.

We Are Currently In Default On A Substantial Amount Of Our Debt And Other Obligations



We currently have $3,039,543.99 of outstanding convertible debentures issued to investors. Of those debentures $2,155,762 is in default. We also have short term notes in the amount of $1,184,775. We are in default of $1,036,775 of those notes, including a promissory note we issued to Branax, LLC in the amount of $240,000. Our default on these obligations is substantial. There has been no financial litigation or claims brought against us. If, however, any litigation is brought against us, we could be forced to expend significant time, money and resources to defend Pop N Go. This would mean that our management would spend less time managing the operations of our business which could cause us to lose money and have a material negative impact on our financial statements. Any such litigation, if not,could force us to cease operations.

We Are Currently In Default On Our Promissory Note We Issued To Branax, LLC

We issued a promissory note to Branax, LLC for $240,000 in connection with our acquisition of Branax in July 2001. Our default on this promissory note could result in litigation between Pop N Go and the former shareholders of Branax. If such litigation were to occur we would be forced to expend significant time, money and other resources, that could otherwise be used to advance our business operations. If forced to defend Pop N GO in such litigation, management could have to curtail or even cease operations. We do not expect any litigation to arise as a result of our default on this note. We expect to renegotiate the note and are currently in negotiations with Branax to do so.



We Could Fail To Attract Or Retain Key Personnel, Which Could Be Detrimental To Our Operations

Our success largely depends on the efforts and abilities of Melvin Wyman, our Chief Executive Officer. The loss of the services of Mr. Wyman could materially harm our business because of the cost and time necessary to find a successor. Such a loss would also divert management attention away from operational issues. We do not presently maintain key-man life insurance policies on Mr. Wyman. We also have other key employees who manage our operations and if we were to lose their services, senior management would be required to expend time and energy to replace and train their replacements. To the extent that we are smaller than our competitors and have fewer resources we may not be able to attract the sufficient number and quality of staff.


                         Risks Related To This Offering

Future Sales By Our Stockholders May Negatively Affect Our Stock Price And Our Ability To Raise Funds In New Stock Offerings



Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. Of the 122,589,061 shares of common stock outstanding as of September 12, 2004, 43,250,141 shares are, or will be, freely tradable without restriction, unless held by our "affiliates". The remaining 79,338,920 shares of common stock, which will be held by existing stockholders, including the officers and directors, are "restricted securities" and may be resold in the public market only if registered or pursuant to an exemption from registration. Some of these shares may be resold under Rule 144. In addition, we have issued, or will issue, secured debentures convertible into shares of common stock at a floating discount rate.

Existing Shareholders Will Experience Significant Dilution From Our Sale Of Shares Under The Equity Distribution Agreement



The sale of shares pursuant to the Equity Distribution Agreement will have a dilutive impact on our stockholders. For example, if the offering occurred on September 28, 2004 at an assumed offering price of $0.035 per share, the new stockholders would experience an immediate dilution in the net tangible book value of $0.0636 per share. As a result our net income per share could decrease in future periods, and the market price of our common stock could decline. In addition, the lower our stock price, the more shares of common stock we will have to issue in order to receive the maximum cash advance allowed under the Equity Distribution Agreement. If our stock price is lower, then our existing stockholders would experience greater dilution.



Cornell Capital Partners Will Pay Less Than The Then-Prevailing Market Price Of Our Common Stock Under The Equity Distribution Agreement

The common stock to be issued under the Equity Distribution Agreement will be issued at a 2% discount to the lowest volume weighted average price for the five days immediately following the notice date of any cash advance we receive. In addition, Cornell Capital Partners will retain 5% from each advance. These discounted sales could cause the price of our common stock to decline.

The Selling Stockholders Intend To Sell Their Shares Of Common Stock In The Market, Which Sales May Cause Our Stock Price To Decline

The selling stockholders intend to sell in the public market 123,209,165 shares of common stock being registered in this offering. That means that up to 123,209,165 shares may be sold pursuant to this registration statement. Such sales may cause our stock price to decline. Our officers and directors and those shareholders who are significant shareholders as defined by the SEC will continue to be subject to the provisions of various insider trading and Rule 144 regulations.

The Sale Of Our Stock Under Our Equity Distribution Agreement Could Encourage Short Sales By Third Parties, Which Could Contribute To The Future Decline Of Our Stock Price

In many circumstances the provision of financing based on the distribution of equity for companies that are traded on the Over-the-Counter Bulletin Board has the potential to cause a significant downward pressure on the price of common stock. This is especially the case if the shares being placed into the market exceed the market's ability to take up the increased stock or if we have not performed in such a manner to show that the equity funds raised will be used to grow Pop N Go. Such an event could place further downward pressure on the price of our common stock. Under the terms of our Equity Distribution Agreement, we may request numerous cash advances. Even if we use the cash advances to grow our revenues and profits or invest in assets that are materially beneficial to us, the opportunity exists for short sellers and others to contribute to the future decline of our stock price. If there are significant short sales of stock, the price decline that would result from this activity will cause the share price to decline more so which in turn may cause long holders of the stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market for the stock, the price will likely decline.

It is not possible to predict the circumstances whereby short sales could materialize or how low the share price could drop. In some companies that have been subjected to short sales the stock price has dropped to near zero. This could happen to our stock.

The Price You Pay In This Offering Will Fluctuate And May Be Higher Or Lower Than The Prices Paid By Other People Participating In This Offering

The price in this offering will fluctuate based on the prevailing market price of the common stock on the Over-the-Counter Bulletin Board. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.

We May Not Be Able To Access Sufficient Funds Under The Equity Line Of Credit When Needed

We are dependent on external financing to fund our operations. Our financing needs are expected to be substantially provided from the Equity Distribution Agreement and the additional secured convertible debentures to be purchased by Cornell Capital Partners. No assurances can be given that such financing will be available in sufficient amounts or at all when needed, in part, because we are limited to a maximum cash advance of $140,000 during any seven trading day period. If the actual average price at which we sell shares of common stock under the Equity Distribution Agreement were less than our current offering price per share, we would need to register additional shares to fully utilize the funds available to us under the Equity Distribution Agreement.

We May Not Be Able To Obtain A Cash Advance Under The Equity Distribution Agreement If Cornell Capital Partners Holds More Than 9.9% Of Our Common Stock

In the event Cornell Capital Partners holds more than 9.9% of our then-outstanding common stock, we will be unable to obtain a cash advance under the Equity Distribution Agreement. A possibility exists that Cornell Capital Partners may own more than 9.9% of our outstanding common stock at a time when we would otherwise plan to make an advance under the Equity Distribution Agreement. In that event, if we are unable to obtain additional external funding or generate revenue from the sale of our products, we could be forced to curtail or cease our operations.


                           FORWARD-LOOKING STATEMENTS

Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis" and "Description of Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.


                              SELLING STOCKHOLDERS

The following table presents information regarding the selling stockholders.
The selling shareholders are the entities who have assisted in or provided financing to Pop N Go. A description of each selling shareholder's relationship to Pop N Go and how each selling shareholder acquired the shares to be sold in this offering is detailed in the information immediately following this table.




Selling         Shares Beneficially      Percentage of                         Percentage                        Percentage
Stockholder     Owned Before Offering    Outstanding        Shares to          of Outstanding                    of shares
                                         Shares             be Acquired\       Shares to Be     Shares           Beneficially
                                         Beneficially       under the Equity   Acquired under   to be Sold       Owned After
                                         Owned              Distribution       the Equity       in the Offering  Agreement (2)
------------------------------------------------------------------------------------------------------------------------------
                            Shares Acquired in Financing Transactions with Pop N Go
                            --------------------------------------------------------
Cornell Capital
Partners, L.P.      6,438,474(2)          4.99%              54,000,000          30.75%         104,333,332(3)      0%

                                      Consultants and Others
                                      -----------------------
William Krenz         542,500                *                       --             --%             542,500         0%

Herbert Davis          5,000,000          4.11%                      --             --%           5,000,000         0%

Ruth Williams       4,000,000             3.29%                      --             --%           4,000,000         0%

Calblue, Inc.       4,000,000             3.29%                      --             --%           4,000,000         0%

Financial Advisory
Services            4,000,000             3.29%                      --             --%           4,000,000         0%

Rock Ridge Marketing
& Consulting, Inc.  1,000,000                *                       --             --%           1,000,000         0%

Spencer-Clarke, LLC   333,333                *                       --             --%             333,333         0%
-------------------------------------------------------------------------------------------------------------------------------
Total              25,261,786           18.97%               54,000,000          30.75%         123,209,165         0%
                   ==========           ======               ==========          ======         ===========        ====

*       Less than 1%.

(1) Applicable percentage of ownership is based on 122,589,061 shares of common stock outstanding as of September 20, 2004, together with securities exercisable or convertible into shares of common stock within 60 days of September 20, 2004, for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of September 20, 2004, are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Note that affiliates are subject to Rule 144 and Insider trading regulations - percentage computation is for form purposes only.

(2) Includes shares of common stock underlying the conversion of secured convertible debenture at an assumed conversion price of 80% of $0.035 and shares received by Cornell Capital Partners as a one-time commitment fee under the Equity Distribution Agreement.



(3) Includes the 54,000,000 shares acquired by Cornell Capital Partners under the Equity Distribution Agreement, the 8,666,666 shares of common stock received as a one-time commitment fee under the Equity Distribution Agreement and the 41,666,666 shares as a good faith estimate of the number of shares needed as a result of conversion of secured convertible debentures in the aggregate amount of $200,000.

The following information contains a description of each selling shareholder's relationship to Pop N Go and how each selling shareholder acquired the shares to be sold in this offering is detailed below. None of the selling stockholders have held a position or office, or had any other material relationship, with Pop N Go, except as follows:

Shares Acquired In Financing Transactions With Pop N Go



Cornell Capital Partners. Cornell Capital Partners is the investor under the Equity Distribution Agreement and a holder of our common stock and secured convertible debentures issued by us. Cornell Capital Partners is deemed to be an underwriter. All investment decisions of, and control of, Cornell Capital Partners are held by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of and controls Yorkville Advisors. Cornell Capital Partners acquired all of the shares being registered in this offering in financing transactions with Pop N Go. Those transactions are explained below:



- Equity Distribution Agreement. On May 14, 2004, we entered into an Equity Distribution Agreement with Cornell Capital Partners. Under the Equity Distribution Agreement, we may issue and sell to Cornell Capital Partners common stock for a total purchase price of up to $5,000,000. The purchase price for the shares is equal to 98% of the market price, which is defined as the lowest volume weighted average price of the common stock during the five trading days following the notice date. The amount of each advance is subject to an aggregate maximum advance amount of $140,000, with no advance occurring within seven trading days of a prior advance. Cornell Capital Partners received a one-time commitment fee of 8,666,666 shares of our common stock. In addition, Cornell Capital Partners is entitled to retain a fee of 5% of each cash advance we receive.

- Secured Debentures. On May 14, 2004, we entered into a Securities Purchase Agreement with Cornell Capital Partners. Under the Securities Purchase Agreement, subject to certain conditions, Cornell Capital Partners is obligated to purchase secured convertible debentures from us in the aggregate amount of $200,000. On May 14, 2004, Cornell Capital Partners purchased a secured convertible debenture in the amount of $70,000. Cornell Capital Partners is obligated to purchase another secured convertible debenture in the amount of $70,000 upon the filing of this registration statement and an additional secured convertible debenture in the amount of $60,000, when this registration statement is declared effective by the SEC. These secured convertible debentures accrue interest at a rate of 5% per year and mature three years from the issuance date. The secured convertible debentures are convertible into our common stock at the holder's option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date or (ii) 80% of the lowest closing bid price of the common stock the five trading days immediately preceding the conversion date. These debentures are secured by all of our assets. At maturity, we have the option to either pay the holder the outstanding principal balance and accrued interest or to convert the secured convertible debentures into shares of common stock at a conversion price similar to the terms described above. We have the right to redeem the debentures upon 15 business days notice for 120% of the amount redeemed. Upon such redemption, the holder shall receive warrants equal to 50,000 shares of common stock for each $100,000 redeemed with an exercise price equal to 120% of the closing bid price of the common stock on the closing date. None of the debentures have been converted to date.

There are certain risks related to sales by Cornell Capital Partners, including:

- The outstanding shares will be issued based on discount to the market rate. As a result, the lower the stock price around the time Cornell Capital Partners is issued shares, the greater likelihood that Cornell Capital Partners gets more shares. This could result in substantial dilution to the interests of other holders of common stock.

- To the extent Cornell Capital Partners sells its common stock, the common stock price may decrease due to the additional shares in the market. This could allow Cornell Capital Partners to sell greater amounts of common stock, the sales of which would further depress the stock price.

- The significant downward pressure on the price of the common stock as Cornell Capital Partners sells material amounts of common stocks could encourage short sales by Cornell Capital Partners or others. This could place further downward pressure on the price of the common stock.



Spencer-Clarke, LLC. On May 14, 2004, we entered into a Placement Agent Agreement with Spencer-Clarke, an unaffiliated registered broker-dealer. Pursuant to the Placement Agent Agreement, we paid Spencer-Clarke a one-time placement agent fee of 333,333 restricted shares of common stock equal to approximately $10,000 based on our stock price on May 14, 2004. Reid Drescher, President of Spencer-Clarke makes the investment decision on behalf of Spencer-Clarke.

William Krenz, Investor. Mr. Krenz acquired shares by cash investment in a convertible debenture and earned interest that was converted to stock.

Herb Davis, Attorney. Mr. Davis purchased 1,000,000 shares by private placement at $.015 per share and 4,000,000 shares for reduction of $60,000 accounts payable debt for legal services.

Ruth Williams. Ms. Williams was issued 4,000,000 shares of our common stock as payment for her consulting services.

Financial Advisory Services, LLC. We issued Financial Advisory Services 4,000,000 shares of our common stock in return for financial advice and consulting services. Elie Sakaren is the President of Financial Advisory Services, LLC and makes the investment decisions on behalf of Financial Advisory Services

Rock Ridge Marketing. We issued Rock Ridge 1,000,000 shares of our common stock in return for marketing services. Pamela Jackson makes the investment decisions on behalf of Rock Ridge Marketing.

Calblue Inc.. We issued Calblue Inc. 4,000,000 shares of our common stock in return for consulting services of Mel Wyman. Mel Wyman makes the investment decisions for Calblue Inc.



With respect to the sale of unregistered securities referenced above, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 (the "1933 Act"), and Regulation D promulgated under the 1933 Act. In each instance, the purchaser had access to sufficient information regarding Pop N Go so as to make an informed investment decision. More specifically, we had a reasonable basis to believe that each purchaser was an "accredited investor" as defined in Regulation D of the 1933 Act and otherwise had the requisite sophistication to make an investment in our securities.



USE OF PROCEEDS RECEIVED UNDER THE EQUITY DISTRIBUTION AGREEMENT

This prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling stockholders. There will be no proceeds to us from the sale of shares of common stock in this offering or from the conversion of the convertible debentures purchased by Cornell Capital Partners. However, we will receive proceeds from the sale of 54,000,000 shares of common stock to Cornell Capital Partners under the Equity Distribution Agreement. The purchase price of the shares purchased under the Equity Distribution Agreement will be equal to 98% of the market price which is defined as the lowest volume weighted average price of our common stock on the Over-the-Counter Bulletin Board for the five days immediately following the notice date. As an additional fee we will pay Cornell Capital Partners 5% of each cash advance we receive under the Equity Distribution Agreement. Pursuant to the Equity Distribution Agreement, we cannot receive a cash advance for more than $140,000 every seven trading days or more than $5,000,000 over 24 months.

Based on our recent stock price of $0.035 per share, we would have to issue to Cornell Capital Partners 142,857,143 shares of common stock in order to receive the entire $5,000,000 available to us under the Equity Distribution Agreement. As of September 20, 2004, we had approximately 122,589,061 shares of common stock outstanding. Our Articles of Incorporation currently authorize us to issue 300,000,000 shares of common stock. The issuance of 142,857,143, in addition to the 41,666,666 shares of common stock that are available under the secured convertible debentures, would increase the number of our outstanding stock to an amount over and above the number of shares we are currently authorized to issue. Therefore, at this time, we are unable to issue a sufficient number of shares to receive the entire $5,000,000 under the Equity Distribution Agreement. At this time, we are only able to issue 54,000,000 shares of common stock which we have available. In order to receive additional advances under the Equity Distribution Agreement beyond what we will receive upon the sale of the 54,000,000 shares, we will have to seek shareholder approval for an increase in our number of authorized shares of common stock and file a new registration statement with the SEC.



For illustrative purposes only, we have set forth below our intended use of proceeds for the range of net proceeds indicated below to be received under the Equity Distribution Agreement. The table assumes estimated offering expenses of $85,000, plus 5% fee payable to Cornell Capital Partners under the Equity Distribution Agreement. The figures below are based on good faith estimates and for illustration purposes only. These figures may change due to various factors, including the timing of the receipt of the proceeds.

The following table illustrates how a decrease in our assumed market price will affect the amount of proceeds we will receive under the Equity Distribution Agreement.


Purchase Price:            $0.0350         $0.0263         $0.0175         $0.0088
No. of Shares(1):       54,000,000      54,000,000      54,000,000      54,000,000
Total Outstanding (2): 175,589,060     175,589,060     175,589,060     175,589,060
Percent Outstanding (3):    30.75%          30.75%          30.75%          30.75%
Net Cash to Pop N Go:   $1,890,000      $1,420,200        $945,000        $475,200


USE OF PROCEEDS RECEIVED UNDER
THE EQUITY DISTRIBUTION
AGREEMENT                  AMOUNT         AMOUNT           AMOUNT           AMOUNT
----------------------  ---------      ----------       ---------        ---------
Business Development  $ 1,000,000      $  900,000       $ 500,000        $ 275,000

Infrastructure and
Improvements              500,000         300,000         345,700          100,000

Operating Capital         390,000         220,200         100,000          100,000
                        ---------      ----------       ---------        ---------
Total                 $ 1,890,000      $1,420,200       $ 945,000        $ 475,000
                        =========      ==========       =========        =========


(1)     Represents the number of shares of common stock to be issued to Cornell
Capital Partners, under the Equity Distribution Agreement at the prices set forth in the table, assuming sufficient authorized shares are available.

(2) Represents the total number of shares of common stock outstanding after the issuance of the shares to Cornell Capital Partners, under the Equity
Distribution Agreement, not including shares issued under the secured convertible debentures.

(3) Represents the shares of common stock to be issued as a percentage of the total number of shares outstanding.




                                    DILUTION


Our net tangible book value as of June 30, 2004 was a deficit of $(6,666,271) or $(0.0559) per share of common stock. Net tangible book value per share is determined by dividing out tangible book value (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to Pop N Go, our net tangible book value will be unaffected by this offering. Our net tangible book value and our net tangible book value per share, however, will be impacted by the common stock to be issued under the Equity Distribution Agreement. The amount of dilution will depend on the offering price and number of shares to be issued under the Equity Distribution Agreement. The following example shows the dilution to new investors at an offering price of $0.035 per share, which is in the range of the recent share price.

If we assume that we had issued 54,000,000 shares of common stock under the Equity Distribution Agreement at an assumed offering price of $0.035 per share (i.e., the number of shares registered in this offering under the Equity Distribution Agreement), less retention fees equal to 5% of the advances we will receive from Cornell Capital Partners or $94,500 and offering expenses of $85,000, our net tangible book value as of June 30, 2004 would have been $(4,955,771) or $(0.0286) per share. Cornell Capital Partners would receive a 2% discount equal to $37,800 on the purchase of 54,000,000 shares of common
stock.   Such an offering would represent an immediate increase in the net tangible book value to existing stockholders of $0.0273 per share and an immediate dilution to new stockholders of $0.0636 per share. The following table illustrates the per share dilution

Assumed market price per share                                  $ 0.0350
Net tangible book value per share before this offering          $(0.0559)
Increase attributable to new investors                          $ 0.0275
Net tangible book value per share after this offering           $(0.0286)
Dilution per share to new stockholders                          $ 0.0636

The offering price of our common stock is based on the then-existing market price. In order to give prospective investors an idea of the dilution per share they may experience, we have prepared the following table showing the dilution per share at various assumed offering prices:




                                 DILUTION
ASSUMED          NO. OF SHARES   PER SHARE
OFFERING PRICE   TO BE ISSUED    TO NEW INVESTORS
--------------   -------------   ----------------

$0.0350          54,000,000(1)      $0.0636
$0.0263          54,000,000         $0.0574
$0.0175          54,000,000         $0.0513
$0.0088          54,000,000         $0.0451


(1) This represents the maximum number of shares of common stock that are being registered under the Equity Distribution Agreement at this time.






                             EQUITY LINE OF CREDIT

Summary

On May 14, 2004, we entered into an Equity Distribution Agreement with Cornell Capital Partners. Pursuant to the Equity Distribution Agreement, we may, at our discretion, periodically sell to Cornell Capital Partners shares of common stock for a total purchase price of up to $5,000,000. For each share of common stock purchased under the Equity Distribution Agreement, Cornell Capital Partners will pay us 98% of the lowest volume weighted average price of our common stock on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five days immediately following the notice date. The number of shares purchased by Cornell Capital Partners for each cash advance is determined by dividing the amount of each advance by the purchase price for the shares of common stock. Further, Cornell Capital Partners will retain 5% of each cash advance we receive under the Equity Distribution Agreement. Cornell Capital Partners is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. In addition, we engaged Spencer-Clarke, a registered broker-dealer, as our placement agent in connection with the Equity Distribution Agreement. For its services, we paid Spencer-Clarke a fee of 333,333 shares of our common stock, equal to approximately $10,000 based on Pop N Go' stock price on May 14, 2004. The effectiveness of the sale of the shares under the Equity Distribution Agreement is conditioned upon us registering the shares of common stock with the SEC and obtaining all necessary permits or qualifying for exemptions under applicable state laws. The costs associated with this registration will be borne by us. There are no other significant closing conditions to cash advances under the Equity Distribution Agreement.

Equity Line Of Credit Explained

Pursuant to the Equity Distribution Agreement, we may periodically sell shares of common stock to Cornell Capital Partners to raise capital to fund our working capital needs. The periodic sale of shares is known as an advance. We may request an advance every seven trading days. A closing will be held the first trading day after the pricing period at which time we will deliver shares of common stock and Cornell Capital Partners will pay the advance amount. We may request cash advances under the Equity Distribution Agreement once the underlying shares are registered with the SEC. Thereafter, we may continue to request cash advances until Cornell Capital Partners has advanced us a total amount of $5,000,000 or 24 months after the effective date of the this registration statement, whichever occurs first.



Based on our assumed market price of $0.035 per share, we would have to issue to Cornell Capital Partners 142,857,143 shares of common stock in order to receive the entire $5,000,000 available to us under the Equity Distribution Agreement. As of September 20, 2004, we had 122,589,061 shares of common stock outstanding. Our Articles of Incorporation currently authorize us to issue 300,000,000 shares of common stock. The issuance of 142,857,143, in addition to the 41,666,666 shares of common stock that are available under the secured convertible debentures, would increase the number of our outstanding stock to an amount over and above the number of shares we are currently authorized to issue. Therefore, at this time, we are unable to issue a sufficient number of shares to receive the entire $5,000,000 under the Equity Distribution Agreement.



The amount of each advance is subject to a maximum amount of $140,000, and we may not submit a request for an advance within seven trading days of a prior advance. The amount available under the Equity Distribution Agreement is not dependent on the price or volume of our common stock. Our ability to request advances is conditioned upon us registering the shares of common stock with the SEC. In addition, we may not request cash advances if the shares to be issued in connection with such advances would result in Cornell Capital Partners owning more than 9.9% of our outstanding common stock. We would be permitted to make draws on the Equity Distribution Agreement only so long as Cornell Capital Partners' beneficial ownership of our common stock remains lower than 9.9% and, therefore, a possibility exists that Cornell Capital Partners may own more than 9.9% of our outstanding common stock at a time when we would otherwise plan to make an advance under the Equity Distribution Agreement.

We do not have any agreements with Cornell Capital Partners regarding the distribution of such stock, although Cornell Capital Partners has indicated that it intends to promptly sell any stock received under the Equity Distribution Agreement.



We cannot predict the actual number of shares of common stock that will be issued pursuant to the Equity Distribution Agreement, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of shares of our common stock that will be issued using certain assumptions. Assuming we issued the number of shares of common stock being registered in the accompanying registration statement at an assumed market price of $0.035 per share, we would issue 54,000,000 shares of common stock to Cornell Capital Partners for gross proceeds of $1,890,000. Of the gross proceeds we will receive under the Equity Distribution Agreement we will pay Cornell Capital Partners a 5% retention on each cash advance and allow Cornell Capital Partners to purchase each share at a 2% discount from the per share market price. Based on the amount of gross proceeds we will receive we will pay Cornell Capital Partners a retention fee of $94,500 and discounts equal to $$37,800. We are registering 54,000,000 shares of common stock for sale under the Equity Distribution Agreement. These shares would represent 30.75% of our outstanding common stock upon issuance.
Regardless of whether the average price of our stock is lower than $ 0.035 per share we will have to register additional shares in order to raise the full amount available under the Equity Distribution Agreement.

This table demonstrates that the amount of gross proceeds we will receive under the Equity Distribution Agreement upon the sale of 54,000,000 will vary based on our assumed market value. The figures indicate the number of shares to be issued under the Equity Distribution Agreement at a recent price of $0.035 per share and 25%, 50% and 75% decreases to the assumed market price.

  Purchase Price:          $0.0350         $0.0263         $0.0175      $0.0088

No. of Shares(1):       54,000,000      54,000,000      54,000,000   54,000,000

Total Outstanding(2):  176,589,061     176,589,061     176,589,061  176,589,061

Percent Outstanding(3):      30.75%          30.75%          30.75%       30.75%

Net Cash to Pop N Go:   $1,890,000      $1,420,200      $  945,000     $475,200



(1) Represents the number of shares of common stock to be issued to Cornell Capital Partners, under the Equity Distribution Agreement at the prices set forth in the table, assuming sufficient authorized shares are available.

(2) Represents the total number of shares of common stock outstanding after the issuance of the shares to Cornell Capital Partners, under the Equity Distribution Agreement, not including shares issued under the secured convertible debentures.

(3) Represents the shares of common stock to be issued as a percentage of the total number of shares outstanding.

Proceeds used under the Equity Distribution Agreement will be used in the manner set forth in the "Use of Proceeds" section of this prospectus. We cannot predict the total amount of proceeds to be raised in this transaction because we have not determined the total amount of the advances we intend to receive. Cornell Capital Partners has the ability to permanently terminate its obligation to purchase shares of our common stock under the Equity Distribution Agreement if there shall occur any stop order or suspension of the effectiveness of this registration statement for an aggregate of fifty (50) trading days other than due to acts by Cornell Capital Partners or if we fail materially to comply with certain terms of the Equity Distribution Agreement, which remain uncured for thirty (30) days after notice from Cornell Capital Partners.

All fees and expenses under the Equity Distribution Agreement will be borne by us. We expect to incur expenses of approximately $85,000 in connection with this registration, consisting primarily of professional fees. In connection with the Equity Distribution Agreement, Cornell Capital Partners received a one-time commitment fee in the form of 8,666,666 shares of common stock on May 14, 2004. In addition, we have issued 333,333 shares of common stock to Spencer-Clarke, an unaffiliated registered broker-dealer, as compensation for its services as a placement agent in connection with the Equity Distribution Agreement.

                              PLAN OF DISTRIBUTION

The selling stockholders have advised us that the sale or distribution of our common stock owned by the selling stockholders may be effected directly to purchasers by the selling stockholders as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or on any other market in which the price of our shares of common stock are quoted or (ii) in transactions otherwise than in the over-the-counter market or in any other market on which the price of our shares of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved).

Cornell Capital Partners is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Equity Distribution Agreement. Cornell Capital Partners will pay us 98% of the lowest volume weighted average price of our common stock on the Over-the-Counter Bulletin Board or other principal trading market on which our common stock is traded for the five days immediately following a request by the Company for an advance. In addition, Cornell Capital Partners will retain 5% of the proceeds received by us under the Equity Distribution Agreement, and received a one-time commitment fee in the form of 8,666,666 shares of common stock on May 14, 2004. The 5% retainage and the 8,666,666 shares of common stock are underwriting discounts. In addition, we engaged Spencer-Clarke, an unaffiliated registered broker-dealer, to act as our placement agent in connection with the Equity Distribution Agreement.



We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public other than commissions, fees and discounts of underwriters, brokers, dealers and agents. If any of these other expenses exists, we expect the selling stockholders to pay these expenses. We have agreed to indemnify Cornell Capital Partners and its controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $85,000. The offering expenses consist of: a SEC registration fee of $421.91 printing expenses of $2,500, accounting fees of $15,000, legal fees of $50,000 and miscellaneous expenses of $17,078.81. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders. We will, however, receive proceeds from the sale of common stock under the Equity Distribution Agreement.

Cornell Capital Partners was formed in February 2000 as a Delaware limited partnership. Cornell Capital Partners is a domestic hedge fund in the business of investing in and financing public companies. Cornell Capital Partners does not intend to make a market in our stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price. Prospective investors should take these factors into consideration before purchasing our common stock. Under the Equity Distribution Agreement Cornell Capital Partners has agreed not to engage in any short selling or Hedging activities related to Pop N Go's Stock.



Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and we have complied with them. The selling stockholders and any brokers, dealers or agents that participate in the distribution of common stock may be considered underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by those underwriters, brokers, dealers or agents may be considered underwriting discounts and commissions under the Securities Act of 1933.

The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Registration M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholders are distributing shares covered by this prospectus. Accordingly, the selling stockholders are not permitted to cover short sales by purchasing shares while the distribution is taking place. The selling stockholders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Introduction-Forward Looking Statements



Pop N Go is hereby providing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward- looking statements made herein. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions of future events or performance are not statements of historical facts and may be forward-looking. These forward-looking statements are based largely on our expectations and are subject to a number of risks and uncertainties, including but not limited to, economic, competitive, regulatory, growth strategies, available financing and other factors discussed elsewhere in this report and in documents filed by Pop N Go with the SEC. Many of these factors are beyond our control. Actual results could differ materially from the forward-looking statements made. In light of these risks and uncertainties, there can be no assurance that the results anticipated in the forward-looking information contained in this report will, in fact, occur.

Any forward-looking statement speaks only as of the date on which such statement is made, and Pop N Go undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time and it is not possible for management to predict all of such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Going Concern

Our financial statements have been prepared on a "going concern" basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Our independent auditor has expressed substantial doubt as to the our ability to continue as a going concern. As shown in the financial statements, during the fiscal years ended September 30, 2003, and 2002, we incurred losses of $1,945,337 and $4,201,874, respectively. In addition, our cash flow requirements have been met through private placements of our common stock, and much of our debt is currently in default. Assurances cannot be given that financing through private placements will continue to be available or will be sufficient to meet our capital needs. If we are unable to generate profits and unable to continue to obtain financing to meet our working capital requirements, we may have to curtail its business sharply or cease business altogether. Our financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should we be unable to continue as a going concern. Our continuation as a going concern is dependent upon our ability to generate sufficient cash flow to meet our obligations on a timely basis, to retain its current financing, to obtain additional financing, and ultimately to attain profitability. Should any of these events not occur, the accompanying financial statements will be materially effected.

Results Of Operations

This Management's Discussion and Analysis of Financial Condition and Results of Operations should be read in conjunction with our consolidated financial statements and accompanying notes.



Subsequent to the quarter ended March 31, 2004, the Company agreed to sell up to $5,000,000 of the Company's common stock to Cornell Capital Partners over the course of 24 months after an effective registration of the shares. The purchase price is set at 98% of the market Price. On May 14, 2004, the Company issued 8,666,666 shares of the Company's common stock to Cornell Capital as a one time commitment fee. In the event the registration statement is not declared effective within 90 days, then we shall pay to Cornell Capital Partners a cash amount within 3 business days of the end of the month equal to 2% per month of the liquidation value of the convertible shares outstanding, as liquidated damages.

Three Months Ended June 30, 2004 Compared To The Three Months Ended June 30,
2003

We incurred a net loss of $1,355,935 for the three months ended June 30, 2004 as compared to a net loss of $405,795 for the three months ended June 30, 2003. This loss represents a loss from operations of $1,157,539 and $277,540 for the three months ended June 30, 2004 and 2003, respectively. The net loss also includes interest expense and other income charges totaling $198,396 and $128,255 for the three months ended June 30, 2004 and 2003,respectively.

Total equipment sales for the period ended June 30, 2004 were $0 as compared to $38,285 for the period ended June 30, 2003. This represents a decrease in equipment sales of 100% over the same period in the prior year. Total revenue share income for the three months ended June 30, 2004 were $11,502 as compared to $ 22,421 for the three months ended June 30, 2003. This decrease was primarily due to a reduction in popcorn machine sales during 2003 and the Company's continuation of revenue sharing pilot programs in malls and airports.

Total operating expenses consist primarily of development expenses and general and administrative expenses. For the three months ended June 30, 2004, total operating expenses were $1,146,181. For the three months ended June 30, 2003, total operating expenses were $315,275.

General and administrative expenses for the three months ended June 30, 2004 was $1,146,142 as compared to $314,580 for the three months ended June 30, 2003. This increase was due primarily to higher consulting fees.

Interest expense went from $128,255 for the three months ended June 30, 2003 to $198,396 for the three months ended June 30, 2004. This increase was due primarily to the increase in interest paid on convertible debentures.

Nine Months Ended June 30, 2004 Compared To The Nine Months Ended June 30, 2003

We incurred a net loss of $2,292,134 for the nine months ended June 30, 2004 as compared to a net loss of $1,365,909 for the nine months ended June 30,2003. This loss represents a loss from operations of $1,754,090 and $998,845 for the nine months ended June 30, 2004 and 2003, respectively. The net loss also includes interest expense and other income totaling $540,405 and $368,737 for the nine months ended June 30, 2004 and 2003, respectively.

Total equipment sales for the period ended June 30, 2004 were 3,495 as compared to $70,260 for the period ended June 30, 2003. This represents a decrease in equipment sales of 95% over the same period in the prior year. Total revenue share income for the nine months ended June 30, 2004 were $48,811 as compared to $72,877 for the nine months ended June 30, 2003. This represents a decrease in revenue share income of 33.0% over the same period in the prior year. This decrease was primarily due to a decrease in popcorn machine sales during 2002 and 2003 as a result of our new marketing strategy of placing and owning machines on a revenue sharing basis in high traffic locations. This strategy will generate higher revenues over a longer time than would the outright sale of machines to third parties.

Total cost of goods sold for equipment sales for the period ended June 30, 2004 was $15,185 as compared to $0 in the prior year. Total cost of goods sold for revenue share for the nine months ended June 30, 2004 was $69,888 as compared to $42,156 for the nine months ended June 30, 2003.

Total operating expenses consist primarily of development expenses and general and administrative expenses. For the nine months ended June 30, 2004, total operating expenses were $1,721,324. For the nine months ended June 30, 2003, total operating expenses were $1,099,826.

General and administrative expenses for the nine months ended June 30, 2004 was $1,719,856 as compared to $1,099,131 for the nine months ended June 30, 2003. This increase was due primarily to higher consulting fees.

Interest expense went from $368,737 for the nine months ended June 30, 2003 to $540,405 for the nine months ended June 30, 2004. This increase was due primarily to the interest on convertible debentures.



Year Ended September 30, 2003 Compared To The Year Ended September 30, 2002

We incurred a net loss of $1,945,337 for the year ended September 30, 2003 as compared to a net loss of $4,201,874 for the year ended September 30, 2002.
This loss represents a loss from operations of $1,443,056 and $3,080,005 for the years ended September 30, 2003 and 2002, respectively. The net loss also includes interest expense and other income (expense) totaling $502,281 and $1,121,869 for the years ended September 30, 2003 and 2002, respectively.

Total equipment sales were $115,730 for the year ended September 30, 2003 as compared to equipment sales of $104,057 for the year ended September 30, 2002. This represents an increase in total equipment sales of 11.2% over the same period in the prior year. This increase was primarily due to increased popcorn machine sales. Total revenue share income was $92,015 for the year ended September 30, 2003 as compared to revenue share income of $113,499 for the year ended September 30, 2002. This represents a decrease in revenue share income of 18.9%. We believe this decrease is due to reduced traffic in the Company's airport locations.



Total cost of goods sold for equipment sales for the year ended September 30, 2003 was $112,881 as compared to $239,095 for the year ended September 30, 2002. The gross profit on the equipment sales went from -130% for the year ended September 30, 2002 to 2.5% for the year ended September 30, 2003. Total cost of goods sold for revenue share income for the year ended September 30, 2003 was $86,151 as compared to $91,132 for the year ended September 30, 2002. The gross profit on revenue share income went from 19.7% for the year ended September 30, 2002 to 6.4% for the year ended September 30, 2003.The gross profit on revenue share machines will vary during the test programs as product shipping costs and other operating costs will depend on machine locations.



For the year ended September 30, 2003, total operating expenses were $1,451,769. For the year ended September 30, 2002, total operating expenses were $2,967,334. This represents a 51% decrease over the same period in the prior year. This decrease is due to the reduction the of the Company's payroll, consulting and professional fee expenses. Interest expense went from $1,145,477 for the year ended September 30, 2002 to $487,753 for the year ended September 30, 2003.

Liquidity And Capital Resources



As of June 30, 2004, we had cash and cash equivalents of $105,873 as compared to cash and cash equivalents of $2,286 as of September 30, 2003. At September 30, 2003, we had a working capital deficiency (total current liabilities in excess of total current assets) of $5,504,820 as compared to a working capital deficiency (total current liabilities in excess of current assets) of $6,755,008 as of June 30, 2004. Net cash used in operating activities was $794,650 for the nine months ended June 30, 2004 and $420,365 for the nine months ended June 30, 2003. The principal use of cash for the nine months ended June 30, 2004 was to fund the net loss from operations for the period. We raised a total of $876,068 from the issuance of common stock, convertible debentures and short-term notes during the nine months ended June 30, 2004, and this was used to fund the net loss from operations.





As of September 30, 2003, we had cash and cash equivalents of $2,286 as compared to cash and cash equivalents of $4,566 as of September 30, 2002. At September 30, 2002, we had a working capital deficiency (total current liabilities in excess of total current assets) of ($3,995,280) as compared to a working capital deficiency (total current liabilities in excess of current assets) of ($5,504,820) as of September 30, 2003. Net cash used in operating activities was $496,326 for year ended September 30, 2003 and $1,109,969 for the year ended September 30, 2002. We reduced its use of consultants and lowered its payroll for the fiscal year 2003 resulting in a lowered net cash use for operations. Net cash from financing activities was $649,328 for year ended September 30, 2003, as compared to $1,192,790 for the year ended September 30, 2002. The principal use of cash for the year ended September 30, 2003 was to fund the net loss from operations for the period. We raised a total of $649,328 with $417,899 from the issuance of convertible debentures and $231,419 from short-term notes from
private lenders during the year ended September 30, 2003.   This was used to
fund the net loss from operations.



Impairment Of Goodwill



We have adopted Statement of Financial Accounting Standards No. 142 for all goodwill and other intangible assets recognized in our statement of financial position as of September 30, 2002. This standard changes the accounting for goodwill from an amortization method to an impairment-only approach and introduces a new model for determining impairment charges.

Upon transition to the new impairment model, we recognized a reduction of our entire goodwill in the amount of $613,457. This charge was a result of the valuation of goodwill based on a discounted cash flow method in the fourth quarter in accordance with Statement of Financial Accounting Standards No. 142.

Loans



We are currently experiencing difficulties in meeting our debt obligations. We have been able to generate cash through private placements of our common stock. However, as of September 12, we held $3,039,543.99 in convertible debentures with 81% in default according to maturity dates and $1,184,775 in promissory notes, 91% are past due according to their due dates. Due to cash flow problems, nearly all of the convertible debt placed prior to December 31, 2002 is currently in default. Management has initiated negotiations with its convertible debt holders to convert approximately $2 million of convertible debt into equity. To obtain capital for our business development, infrastructure improvements and ongoing operations, we have signed a Standby Equity Distribution Agreement with Cornell Capital Partners for $5,000,000. The Agreement allows us, upon our registration statement being declared effective by the SEC, to issue shares of our common stock to Cornell Capital Partners, at our option, for up to a maximum value of $5 million.

As of September 30, 2003, we had cash and cash equivalents of $2,286 as compared to cash and cash equivalents of $4,566 as of September 30, 2002. At September 30, 2002, we had a working capital deficiency (total current liabilities in excess of total current assets) of ($3,995,280) as compared to a working capital deficiency (total current liabilities in excess of current assets) of ($5,504,820) as of September 30, 2003. Net cash used in operating activities was $496,326 for year ended September 30, 2003 and $1,109,969 for the year ended September 30, 2002. Net cash from financing activities was $649,328 for year ended September 30, 2003, as compared to $1,192,790 for the year ended September 30, 2002. The principal use of cash for the year ended September 30, 2003 was to fund the net loss from operations for the period. We raised a total of $649,328 as follows; $417,899 from the issuance of convertible debentures and $231,419 from short-term notes from private lenders during the year ended September 30, 2003. This was used to fund the net loss from operations.



We issued a promissory note to Branax, LLC for $240,000 in connection with our acquisition of Branax in July 2001. Our default on this promissory note could result in litigation between Pop N Go and the former shareholders of Branax. If such litigation were to occur we would be forced to expend significant time, money and other resources, that could otherwise be used to advance our business operations. If forced to defend Pop N GO in such litigation, management could have to curtail or even cease operations. We do not expect any litigation to arise as a result of our default on this note. We expect to renegotiate the note and are currently in negotiations with Branax to do so.



Net cash from investing activities was $0, and, $177,129 for the years ended September 30, 2003 and 2002, respectively.



We are currently in default on a substantial amount of the debt in the form of convertible debentures and short term notes. The following table summarizes the nature and amount of such debt:

Date        Type       Interest    Conversion      Due                  7/6/2004
Started   Investment   Fee/Rate       Rate        Date   Balance Due     Default
-------   ----------   --------    ----------   -------- -----------    ---------
12/29/98  Prom Notes      7%                    03/29/99   28,083.33    28,083.33
10/04/99  Conv Debt      15%         1.400      10/01/00   20,000.00    20,000.00
10/22/99  Conv Debt      15%         1.400      10/01/00    7,842.88     7,842.88
10/26/99  Conv Debt      15%         1.400      10/01/00   30,000.00    30,000.00
10/28/99  Conv Debt      15%         1.400      10/01/00   40,000.00    40,000.00
11/02/99  Conv Debt      15%         1.400      10/01/00    7,000.00     7,000.00
11/04/99  Conv Debt      15%         1.400      10/01/00  200,000.00   200,000.00
11/09/99  Conv Debt      15%         1.400      10/01/00    1,051.32     1,051.32
11/10/99  Conv Debt      15%         1.400      10/01/00   10,000.00    10,000.00
11/11/99  Conv Debt      15%         1.400      10/01/00   10,000.00    10,000.00
11/11/99  Conv Debt      15%         1.400      10/01/00   10,000.00    10,000.00
11/17/99  Conv Debt      15%         1.400      10/01/00   10,000.00    10,000.00
11/17/99  Conv Debt      15%         1.400      10/01/00    3,000.00     3,000.00
11/30/99  Conv Debt      15%         1.400      10/01/00   10,000.00    10,000.00
12/02/99  Conv Debt      15%         0.050      06/30/03   10,000.00    10,000.00
12/22/99  Conv Debt      15%         1.400      10/01/00    8,355.36     8,355.36
12/22/99  Conv Debt      15%         1.400      10/01/00   20,000.00    20,000.00
01/03/00  Conv Debt      15%         1.400      10/01/00   30,000.00    30,000.00
01/20/00  Conv Debt      15%         1.400      10/01/00   20,000.00    20,000.00
01/24/00  Conv Debt      15%         1.400      10/01/00   15,000.00    15,000.00
02/07/00  Conv Debt      15%         1.400      10/01/00   20,000.00    20,000.00
02/10/00  Conv Debt      15%         1.400      10/01/00   20,000.00    20,000.00
02/16/00  Conv Debt      15%         1.400      10/01/00   30,000.00    30,000.00
02/17/00  Conv Debt      15%         1.400      10/01/00   10,000.00    10,000.00
02/21/00  Conv Debt      15%         1.400      10/01/00   10,000.00    10,000.00
02/25/00  Conv Debt      15%         1.400      10/01/00    5,000.00     5,000.00
03/13/00  Conv Debt      15%         1.400      10/01/00   20,000.00    20,000.00
03/17/00  Conv Debt      15%         1.400      10/01/00    4,200.00     4,200.00
03/17/00  Conv Debt      15%         1.400      10/01/00    2,800.00     2,800.00
03/17/00  Conv Debt      15%         1.400      10/01/00    2,800.00     2,800.00
03/17/00  Conv Debt      15%         1.400      10/01/00   10,000.00    10,000.00
03/23/00  Conv Debt      15%         1.400      10/01/00   10,000.00    10,000.00
03/29/00  Conv Debt      15%         1.400      10/01/00   10,000.00    10,000.00
04/03/00  Prom Notes     12%                    07/02/00   15,000.00    15,000.00
04/05/00  Conv Debt      15%         1.400      10/01/00    8,600.13     8,600.13
04/20/00  Conv Debt      15%         1.400      10/01/00   20,000.00    20,000.00
04/26/00  Conv Debt      15%         1.400      10/01/00    5,952.35     5,952.35
04/28/00  Conv Debt      15%         1.400      10/01/00    5,000.00     5,000.00
05/01/00  Prom Notes     12%                    01/01/01  222,191.78   222,191.78
05/09/00  Conv Debt      15%         1.400      10/01/00   20,000.00    20,000.00
05/11/00  Conv Debt      15%         1.400      10/01/00   10,000.00    10,000.00
05/15/00  Conv Debt      15%         1.400      10/01/00   14,000.00    14,000.00
05/18/00  Conv Debt      15%         1.400      10/01/00   20,000.00    20,000.00
05/26/00  Conv Debt      15%         1.400      10/01/00   10,000.00    10,000.00
05/26/00  Conv Debt      15%         1.400      10/01/00    3,940.00     3,940.00
06/02/00  Conv Debt      15%         1.400      10/01/00    7,000.00     7,000.00
06/02/00  Conv Debt      15%         1.400      10/01/00   10,000.00    10,000.00
07/07/00  Conv Debt      15%         1.400      10/01/00   50,000.00    50,000.00
07/26/00  Conv Debt      15%         1.400      10/01/00    3,973.00     3,973.00
08/04/00  Conv Debt      15%         1.400      10/01/00   20,000.00    20,000.00
08/11/00  Conv Debt      15%         1.400      10/01/00   20,000.00    20,000.00
11/07/00  Conv Debt      15%         0.500      10/01/01   10,000.00    10,000.00
12/18/00  Prom Notes     8%                     01/31/02    3,000.00     3,000.00
01/24/01  Conv Debt      15%         0.100      10/01/02   20,000.00    20,000.00
01/26/01  Conv Debt      15%         0.500      10/01/01   10,000.00    10,000.00
01/29/01  Conv Debt      15%         0.500      10/01/01    5,000.00     5,000.00
01/29/01  Conv Debt      15%         0.500      10/01/01   10,000.00    10,000.00
01/29/01  Conv Debt      15%         0.500      10/01/01    4,342.00     4,342.00
02/02/01  Conv Debt      15%         0.500      10/01/01   10,000.00    10,000.00
02/07/01  Conv Debt      15%         0.500      10/01/01   10,000.00    10,000.00
02/14/01  Conv Debt      15%         0.500      10/01/01   10,000.00    10,000.00
02/15/01  Conv Debt      15%         0.100      06/30/04   11,250.00    11,250.00
02/26/01  Conv Debt      15%         0.250      10/01/01   75,658.00    75,658.00
03/16/01  Conv Debt      15%         0.250      10/01/01   50,000.00    50,000.00
03/28/01  Conv Debt      15%         0.250      10/01/01    5,000.00     5,000.00
04/27/01  Conv Debt      15%         0.250      10/01/01    7,500.00     7,500.00
06/07/01  Conv Debt      15%         0.250      10/01/01      651.80       651.80
06/07/01  Conv Debt      15%         0.250      10/01/01   50,000.00    50,000.00
06/26/01  Prom Notes     20%                    06/26/02   50,000.00    50,000.00
07/05/01  Prom Notes     15%                    09/05/01    8,075.87     8,075.87
08/06/01  Conv Debt      8%          65% MV     11/01/02   60,035.00    60,035.00
08/30/01  Conv Debt      15%         0.250      10/01/01    5,000.00     5,000.00
09/05/01  Conv Debt      15%         0.250      11/05/01    1,000.00     1,000.00
09/05/01  Conv Debt      15%         0.050      12/31/01    1,600.00     1,600.00
10/11/01  Conv Debt      17%         0.100      07/31/03   24,000.00    24,000.00
10/11/01  Conv Debt      15%         0.100      07/31/03   30,000.00    30,000.00
11/09/01  Conv Debt      15%         0.250      10/01/02    3,000.00     3,000.00
11/15/01  Conv Debt      15%         0.050      02/15/02   10,000.00    10,000.00
12/12/01  Conv Debt      15%         0.050      10/01/02   10,000.00    10,000.00
12/21/01  Conv Debt      15%         0.050      03/31/02   22,000.00    22,000.00
02/14/02  Conv Debt      15%         0.050      12/31/02   10,000.00    10,000.00
02/22/02  Prom Notes                            12/31/02    6,000.00     6,000.00
03/13/02  Conv Debt      15%         0.050      12/31/02   50,000.00    50,000.00
03/13/02  Conv Debt      15%         0.050      12/31/02    5,000.00     5,000.00
04/01/02  Prom Notes     15%                    05/15/03    2,700.01     2,700.01
04/15/02  Prom Notes                            10/15/04   57,500.00            -
04/24/02  Prom Notes                            09/24/02    8,000.00     8,000.00
04/29/02  Conv Debt      15%         0.030      12/31/02   10,000.00    10,000.00
05/07/02  Conv Debt      12%         0.016      05/07/04  250,000.00   250,000.00
05/16/02  Conv Debt      15%         0.050      12/31/02   10,000.00    10,000.00
05/20/02  Conv Debt      15%         0.030      08/20/02   25,000.00    25,000.00
05/20/02  Conv Debt      15%         0.050      12/31/02    5,000.00     5,000.00
05/21/02  Conv Debt      15%         0.030      08/31/02   60,000.00    60,000.00
06/11/02  Conv Debt      15%         0.030      08/31/02   60,000.00    60,000.00
06/11/02  Conv Debt      18%         0.035      09/11/02   10,000.00    10,000.00
06/14/02  Conv Debt      15%         0.030      09/30/03   50,000.00    50,000.00
07/15/02  Conv Debt      15%         0.030      09/30/02    5,000.00     5,000.00
07/30/02  Conv Debt      18%         0.030      10/19/02   14,000.00    14,000.00
08/12/02  Conv Debt      15%         0.025      11/12/02   10,000.00    10,000.00
08/16/02  Conv Debt      15%         0.050      11/16/02   25,000.00    25,000.00
09/01/02  Conv Debt      15%         0.030      11/01/02   51,000.00    51,000.00
09/11/02  Conv Debt      13%         0.020      12/11/02   11,000.00    11,000.00
09/18/02  Conv Debt      12%         0.050      12/31/02    6,000.00     6,000.00
09/30/02  Conv Debt      15%         0.030      12/31/02    1,000.00     1,000.00
09/30/02  Conv Debt      15%         0.050      12/31/02    2,500.00     2,500.00
10/07/02  Prom Notes                1,000.00    01/07/03   10,000.00    10,000.00
10/07/02  Conv Debt      18%         0.030      12/31/02  100,000.00            -
10/10/02  Prom Notes                            10/10/04   24,000.00            -
10/28/02  Prom Notes                1,000.00    01/26/03   10,000.00    10,000.00
12/02/02  Prom Notes                2,000.00    02/01/03   10,000.00    10,000.00
12/12/02  Prom Notes                1,500.00    01/17/03   25,000.00    25,000.00
12/16/02  Prom Notes                5,000.00    03/16/03   25,000.00    25,000.00
12/18/02  Prom Notes                5,000.00    03/18/03   25,000.00    25,000.00
01/14/03  Conv Debt      15%         0.020      04/15/03    5,000.00     5,000.00
01/20/03  Prom Notes                6,000.00    04/20/03   30,000.00    30,000.00
01/23/03  Prom Notes                3,000.00    04/23/03   15,000.00    15,000.00
02/13/03  Prom Notes                3,400.00    05/14/03   17,000.00    17,000.00
02/13/03  Prom Notes                4,000.00    05/14/03   20,000.00    20,000.00
02/13/03  Conv Debt      15%         0.020      05/15/03   10,000.00    10,000.00
02/28/03  Conv Debt      13%         0.020      02/28/04   33,000.00    33,000.00
04/03/03  Prom Notes                1,000.00    04/17/03   10,000.00    10,000.00
04/10/03  Conv Debt      12%         0.020      04/12/04   10,000.00    10,000.00
04/30/03  Conv Debt      12%         0.020      05/02/04    7,000.00     7,000.00
05/16/03  Conv Debt      12%         0.020      05/14/04    5,000.00     5,000.00
05/22/03  Conv Debt      12%         0.020      05/22/04    5,000.00     5,000.00
05/23/03  Conv Debt      12%         0.020      05/23/04   10,000.00    10,000.00
06/01/03  Prom Notes       -                    12/31/03   17,621.78    17,621.78
06/01/03  Prom Notes                            06/15/04   15,000.00    15,000.00
06/10/03  Conv Debt      12%         0.020      06/11/04   10,000.00    10,000.00
06/15/03  Conv Debt      12%         0.020      06/01/04    5,000.00     5,000.00
06/30/03  Conv Debt      12%         0.020      06/30/04    5,000.00     5,000.00
07/10/03  Conv Debt      12%         0.020      07/10/04   10,000.00            -
07/14/03  Conv Debt      12%         0.020      07/14/04    5,000.00            -
07/15/03  Conv Debt      12%         0.020      07/15/04    2,500.00            -
08/15/03  Conv Debt      14%         0.020      10/01/04   25,000.00            -
08/25/03  Conv Debt      14%         0.020      08/26/04   10,000.00            -
09/10/03  Conv Debt      12%         0.020      09/10/04    2,500.00            -
09/18/03  Conv Debt      12%         0.020      07/18/04    5,000.00            -
09/24/03  Conv Debt      13%         0.020      09/24/04   10,000.00            -
10/02/03  Conv Debt      14%         0.020      10/02/04   10,000.00            -
10/06/03  Conv Debt      14%         0.020      10/01/04   50,000.00            -
10/14/03  Conv Debt      12%         0.020      10/15/04    2,000.00            -
10/15/03  Conv Debt      13%         0.020      10/15/04   10,000.00            -
10/23/03  Conv Debt      12%         0.015      10/27/04    5,000.00            -
10/24/03  Conv Debt      15%         0.020      10/24/04   25,000.00            -
10/27/03  Conv Debt      15%         0.020      10/27/04   70,000.00            -
11/05/03  Conv Debt      12%         0.020      11/05/04    5,000.00            -
11/07/03  Conv Debt      12%         0.015      11/07/04    5,000.00            -
11/17/03  Conv Debt      12%         0.020      11/17/04    3,000.00            -
11/17/03  Conv Debt      14%         0.020      11/17/04   10,000.00            -
11/21/03  Conv Debt      14%         0.020      11/20/04   10,000.00            -
12/02/03  Conv Debt      13%         0.020      10/01/04    5,000.00            -
12/03/03  Conv Debt      12%         0.020      12/02/04    1,000.00            -
12/05/03  Prom Notes   3,500.00                 06/02/04   10,000.00    10,000.00
12/06/03  Conv Debt      18%         0.015      09/20/03   25,000.00    25,000.00
12/08/03  Prom Notes   2,500.00                 03/07/04   15,000.00    15,000.00
12/09/03  Prom Notes  10,000.00                 06/06/04   30,000.00    30,000.00
12/17/03  Prom Notes   2,500.00                 03/16/04   15,000.00    15,000.00
12/18/03  Prom Notes  10,000.00                 06/15/04   30,000.00    30,000.00
12/19/03  Prom Notes   2,000.00                 03/18/03   10,000.00    10,000.00
12/19/03  Conv Debt      12%         0.020      12/18/04    2,000.00            -
12/24/03  Prom Notes   5,000.00                 03/23/04   30,000.00    30,000.00
01/19/04  Conv Debt      14%         0.020      01/05/05   20,000.00            -
01/27/04  Prom Notes   3,000.00                 03/27/04   20,000.00    20,000.00
01/29/04  Prom Notes   2,500.00                 04/28/04   15,000.00    15,000.00
02/05/04  Prom Notes   2,500.00                 04/05/04   15,000.00    15,000.00
02/12/04  Conv Debt      15%         0.020      02/11/05   20,000.00            -
02/16/04  Conv Debt      14%         0.020      02/15/05   10,000.00            -
02/19/04  Conv Debt      13%         0.015      02/19/05    5,000.00            -
02/23/04  Conv Debt      14%         0.020      02/25/05    5,000.00            -
02/25/04  Prom Notes   2,500.00                 05/25/04   15,000.00    15,000.00
03/03/04  Conv Debt      15%         0.015      03/03/05   10,000.00            -
03/04/04  Conv Debt      15%         0.020      03/03/05   15,000.00            -
03/11/04  Prom Notes   1,250.00                 06/09/04    7,500.00     7,500.00
03/17/04  Conv Debt      12%         0.020      03/17/05   10,000.00            -
03/22/04  Conv Debt      14%         0.020      03/22/05   10,000.00            -
03/28/04  Prom Notes   2,500.00                 06/26/04   15,000.00    15,000.00
03/30/04  Conv Debt      14%         0.020      03/23/04   22,000.00    22,000.00
-------- -----------  ---------     -------     -------- ------------ ------------
                                                         3,493,724.60 2,924,224.60
                                                         ============ ============

                                                         *Default %     84%






Management's Strategy

We continually evaluate opportunities to improve popcorn machine models and assesses the marketplace to capitalize on new business opportunities. The fundamental strategy is to launch a program to place our patented machines in schools, colleges and other major institutional facilities, including airports, hospitals and corporate cafeterias. We are also engaged in a revenue sharing program which allows major food service operators to quickly incorporate Pop N Go machines into their systems without any capital expenditures and with minimal space and labor requirements.

We have been successful in placing machines in major airports, shopping malls and secondary schools and believes its revenue sharing program will expand during 2004. Currently we have company owned popcorn units in place and operating.

Branax, LLC

On July 6, 2001, pursuant to an agreement to purchase membership interests, Pop N Go, through our newly formed, wholly owned subsidiary, POPN Acquisition Corp, acquired 100% of the membership interests of Branax, LLC. Branax produces Flixstix, the first flavoring for popcorn to be offered in individual servings. Branax, has been attempting to develop partnering programs with major food manufacturers. Although there was a successful program with one major customer, the delay in developing significant revenues from Branax has resulted in the decision to write off goodwill.

We believe that Branax has several opportunities for significantly expanding its sales which would be enhanced with the inflow of investment capital into Pop N Go during 2004. We believe the capital would enable Branax to develop the specialized packaging and product mix required by these significant customers. There is no assurance such capital will be available, or on what terms.

We are currently in default on a promissory note in the original principal amount of $240,000 that we issued to purchase Branax, LLC and such default could have legal ramifications. We are in negotiations to restructure the note to Branax upon the completion of the disbursement of funds under the Equity Distribution Agreement. During the course of the default period, we have worked with Branax to develop the marketing and manufacturing of their product line. Because your negations and our ongoing working relationship with Branax. We do not believe our default will result in litigation.

Critical Accounting Policies



Our discussion and analysis of our financial conditions and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with generally accepted accounting principles in the United States. The preparation of financial statements require management to make estimates and judgments that affect the reported amounts of assets and liabilities, revenues and expenses and disclosures on the date of the financial statements. On an on-going basis, we evaluate our estimates, including, but not limited to, those related to revenue recognition. We use authoritative pronouncements, historical experience and other assumptions as the basis for making judgments. Actual results could differ from those estimates. We believe that the following critical accounting policies affect our more significant judgments and estimates in the preparation of our consolidated financial statements.

Rental inventory is amortized to an estimated salvage value over an estimated useful life of seven years. Used equipment inventory is sold as used and the un-amortized cost is charged to cost of sales. We amortize the cost of rental inventory using the straight-line method designed to approximate the rate of revenue recognition. We believe that our amortization rates, salvage values, and useful lives are appropriate in our existing operating environment. We recognize revenues at the time products are shipped. Revenue streams are generated from (1) the sale of the Pop N Go vending machines; and (2) the operation of company owned revenue share machines, which are typically located in airports, shopping malls and high traffic locations. The owner or operator and Pop N Go share the revenue generated by company owned machines. Our personnel provide maintenance and collection services for revenue sharing machines. It is estimated that up to 50% of our machines will be operated on a revenue sharing program. We also have in market testing, Branax's popcorn flavorings, and anticipates generating revenues in 2004 from the sale of this product. There is of course no assurance that we will be successful or will realize profits from its activities.

We assess the fair value and recoverability of our long-lived assets, including goodwill, whenever events and circumstances indicate the carrying value of an asset may not be recoverable from estimated future cash flows expected to result from its use and eventual disposition. In doing so, we make assumptions and estimates regarding future cash flows and other factors to make our determination. The fair value of our long-lived assets and goodwill is dependent upon the forecasted performance of our business, changes in the industry, the market valuation of our common stock and the overall economic environment. When we determine that the carrying value of our long-lived assets and goodwill may not be recoverable, we measure any impairment based upon the excess of the carrying value that exceeds the estimated fair value of the assets. If we do not meet our operating forecasts or if the market value of our stock declines significantly, we may record impairment charges as needed.

                            DESCRIPTION OF BUSINESS

General

Pop N Go, Inc. is a Delaware corporation, organized in October 1996, for the purpose of conducting a business in the development, manufacturing, marketing and distribution of a new line of specialty food service and food vending machine equipment and related food products.

We began operations in October 1996 and began shipping our first product, the Pop N Go Hot Air Popcorn Vending Machine during the 4th quarter of 1997. Since then we acquired all of the outstanding shares of Nuts to Go, Inc. in February of 1998, and its technology under development for a hot nuts vending machine, which management intends to be our second vending machine product. We have carried on development of this technology in Pop N Go, Inc. Nuts to Go, Inc. is currently an inactive subsidiary without assets or activities. We estimate, although we cannot be certain, that we may introduce this second product, the "Hot Nuts" vending machine, during the fourth quarter of 2004.

In July 1998 we amended our Articles of Incorporation to split our outstanding stock on an 1850 for one basis. All share numbers set forth herein are on the basis of post split shares. In July of 2001, we acquired Branax, LLC, a development stage company which had developed a variety of single serving packaged flavorings for use on popcorn and other snack foods.



During the period ending March 31, 2004, 63% of the sales were from three separate locations for our placement of machines on a revenue share basis. The largest of three customers is the McCarran Airport in Las Vegas, Nevada and represents 43% of the gross sales. The other two major customers are Media Center Mall in Burbank, CA for 12% and Fry's Electronics in San Diego, CA for 8% of the gross sales.



We intend to generate revenue from (1) the sale of the Pop N Go vending machines; and (2) the operation of company owned revenue share machines, which are owned by Pop N Go, and are typically located in airports, shopping malls and high traffic locations. The owner or operator and Pop N Go share the revenue generated by company owned machines. Our personnel provide maintenance and collection services for revenue sharing machines. We also have in market testing, Branax's popcorn flavorings, and intends to generate revenues in 2004 from the sale of this product. There is of course no assurance that we will be successful or will realize profits from its activities. We are in default on a loan we received in the amount of $240,000 to purchase Branax, LLC. The balance of the loan remains outstanding and we continue to expense the interest on the loan.



We entered into a Revenue Sharing Agreement with Canalport Vending Company of Chicago, Il on August 5, 2004. The Agreement allows Canalport to place and operate Pop N Go vending machines in certain locations agreed to by Pop N Go and Canalport and to share the revenue after deducting certain costs. Canalport currently operates over 1000 snack and soda vending machines.



Products

We believe Pop N Go is a unique hot air based popcorn vending machine that delivers a fresh cup of popcorn on demand, with butter flavoring. Pop N Go contains our proprietary microprocessor technology, which provides a closed-loop feedback popping process, and generates an audit trail for each cup vended. The attractive design is geared for the retail environment in an effort to generate a higher volume of cups sold than in a traditional vending environment.



We have two types of revenue sharing programs. One type is where Pop N Go contracts directly with the end user, such as malls and schools, and pays a percent of the gross sales to the location. We provide installation, maintenance and collection services and pays the location on a monthly basis. The second revenue sharing program involves a third party operator such as Canalport who performs the installation, maintenance and collection services. The third party operator receives a share of the revenue for performing these services. We intend to expand our third party agreements since, we believe that in many cases, vending operators will have locations available for our machines which will save us marketing costs associated with securing locations.

The popcorn unit has a moving color LED display that instructs the customer on how to use the vending machine, neon lights, and an open "see-through" cooking system that allows the customer to watch and take in the aroma as the machine pops the popcorn on demand. The neon lights and a moving color LED display provide for maximum visibility and customer entertainment. The 46 ounce cup of popcorn is popped with hot air during a two- minute vend cycle, and the customer has a choice of oil-free or butter-flavored popcorn. The latter is sprayed with butter-flavored oil during the pop cycle.

Pop N Go can be operated in automatic vend mode, manual mode or via remote control in manual locations where the machine is not located in close proximity to the cashier. It is available in counter top or floor models. Both models feature a napkin and salt dispenser and a waste drawer. The vender features fully programmable system parameters, including cook time, temperature and butter dispenser. All subsystems can be easily removed for cleaning and maintenance. The machine's computerized audit system allows for easy access to vend history.

To install the machine, the operator need only remove the fully assembled unit from its box, and plug it in at a location. Once the operator stocks the unit with popcorn and flavoring and has verified the kernel and flavoring dispenser level, he or she must only restock the machine every 100 vends.

We are focused on serving the general public. In addition, we believe that the office and factory workplace significantly broaden the market for fresh popped popcorn.

In addition to the United States, where we have revenue share programs in airports and shopping malls, we have also targeted the international market for the sale of popcorn units. We have shipped machines to Mexico, Canada, China, Cyprus, Korea, Lebanon, Venezuela, Australia and Israel.

Branax's products are marketed under the name, "Flixstix", and consist of powdered flavorings, packaged in straw-like containers, each containing one serving. The paper containers are snapped open and then sprinkled on popcorn or other snack foods.

Management intends to develop new niche markets for other vending equipment. We intend that the next vending machine will be a specialty hot nuts vender incorporating many of the unique features of the Pop N Go popcorn vender.

The Market

Management believes the ability to deliver hot fresh popcorn popped right in front of the customer with all of the smell and sound of fresh popping corn presents a powerful attract mode to the consumer. We believe the vend price of $1 for a 46 ounce cup of popcorn represents significant value to the consumer and allows the owner/operator to net up to $.80 for each cup vended, before paying any location commissions.

Our popcorn machines are currently located in airports, shopping centers, schools, convenience stores, supermarkets, bowling alleys, car washes, military bases and a wide range of other retail, industrial and office locations.

Management believes there is a trend toward eating healthy, which may give Pop N Go a significant advantage over microwave and other kettle popped products, since Pop N Go can be delivered totally oil-free. The customer who enjoys butter flavoring can choose that option by making that selection during the vend process. The total vend cycle takes approximately 2 minutes, which is shorter than the microwave or kettle popped process.

Marketing

Our management estimates there may be over one million potential locations for its popcorn machine in the U.S., which include shopping centers, airports, travel plazas, convenience stores, bowling alleys, schools, hospitals, offices and military bases. We are focusing our operations on owning and operating machines in high traffic venues. Installations in airports and shopping malls have yielded promising sales results.



Our marketing strategy is to build alliances with major foodservice and vending operators for placement of Pop N Go machines on a revenue sharing basis. We intend to provide the machines at no cost to the operator and share the revenue with the location and the local operator.

Our strategy is to contract with operators who control a minimum of 100 high traffic locations such as schools, large retailers and public facilities. We believe that this strategy will allow us access to a large number of locations without incurring significant marketing costs. Operator response to our Revenue Sharing Program has been favorable as it allows the vending operator to participate in a new profit center without investing significant capital for new equipment. All Pop N Go machines placed under this program will remain under our ownership.



Competition

Consumers of popcorn outside of the home currently have two options available to them. First is the kettle popped popcorn, which is typically available in movie theaters and concession stands. The popcorn is cooked in oil in large batches and is subject to waste, labor and cleanliness issues. We believe kettle popped corn grows stale quickly if not consumed. The second option typically available in the lunchroom environment is microwave-cooked popcorn. The consumer purchases a bag of microwave popcorn from a snack vending machine and cooks it in a microwave oven.

These traditional ways of serving popcorn are the major competition for our popcorn machine. We believe these methods do not deliver fresh cup of popcorn on demand in an oil free manner.

Management believes there may be perhaps two competitors that produce hot air popcorn vending machines. Neither of these competitors have the features of Pop N Go that combine the programmable cook process with the attract mode LED
display.   Management believes we have significant market advantages over these competitors in that (1) we are the only company with a programmable cooking process popcorn vending machine, and (2) management believes our popcorn machine design allows for placement of the machines in locations that would not accept competitive units.

Inventory

We subcontract the manufacture of our circuit boards and other parts of the popcorn unit to outside manufacturers who produce parts to our specifications. Parts inventories consist primarily of small parts and supplies to be used in the manufacturing process of machines held for resale. Parts are valued at the lower of cost or market. Cost is determined by the first-in, first-out (FIFO) method.



Our major supplier for period ending June 30, 2004 are American Popcorn and Iowa Concessions, for the purchase of supplies required for the revenue share locations that are serviced by the company and/or their operators.



Intangible Assets

Intangible assets consist primarily of consulting agreements and non-compete agreements acquired in connection with the acquisition of Branax, LLC.



Research And Development

We have continued to refine, retrofit, and improve the popcorn unit, and the unit's overall production and manufacturing processes. We have also had under development for some years our Hot Nuts Machine. We are exploring the possible development of other food service and vending machines in the future. During the past two fiscal years ended September 30, 2003 and 2002, we spent approximately $39,500 on research and development.



Seasonal Factors

The consumption of popcorn is not subject to seasonality except in those locations that are dependent on tourism for much of their business.

Employees

We have 4 full time employees and 3 independent contractors. None of our employees belong to a union.

Government Regulations

Although we believe there are no "government" regulations, which apply to the mechanical electrical safety aspects of Pop N Go machines, we have obtained certification for the European Community and for Mexico, Normas Officialese Mexicana. We have obtained listing with Underwriters Laboratory for the United States and with Canadian Underwriters Laboratory.

                                   MANAGEMENT

Officers And Directors

As of September 28, 2004, our directors and executive officers, their age, positions, the dates of their initial election or appointment as directors or executive officers, and the expiration of the terms are as follows:

Name of Director/
Executive Officer       Age     Position              Period Served
----------------------------------------------------------------------------
Melvin Wyman            66     Chairman,             October 1996 to Present
                               Chief Executive
                               Officer, Secretary
                               and Principal
                               Accounting Officer

Duties, Responsibilities And Experience

Melvin Wyman is Chief Executive Officer and sole Director of Pop N Go. Mr. Wyman holds a BA and Ph.D. from the University of California, Los Angeles. He has over 20 years of experience in the design and marketing of specialty vending and video game products. He has served as the CEO of Pop N Go since our inception in 1996. Prior to his involvement with Pop N Go, Mr. Wyman was the Director of US Operations for Sport Active, Inc. Sport Active is a Canadian based developer of an interactive game system developed for the hospitality industry.

Involvement In Legal Proceedings

None of our executive officers nor directors have been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring suspending or otherwise limiting him from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

None of our executive officers nor directors have been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding or any other legal proceeding that is currently pending.

Audit Committee And Financial Expert

We do not have an audit committee. Melvin Wyman, our sole director, performs some of the same functions of an audit committee, such as: recommending a firm of independent certified public accountants to audit the annual financial statements; reviewing the independent auditors independence, the financial statements and their audit report; and reviewing management's administration of the system of internal accounting controls. We do not currently have a written audit committee charter or similar document.

We have no financial expert. We believe the cost related to retaining a financial expert at this time is prohibitive. Further, because of the stage of our operations, we believe the services of a financial expert are not warranted.

Code Of Ethics

We have not adopted a corporate code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions in that our sole officer and director serves in all the above capacities.

Our decision to not adopt such a code of ethics results from our having only one officer and director operating as the sole management for Pop N Go. We believe that as a result of the limited interaction, which occurs from having a sole officer/director, eliminates the current need for such a code, in that violations of such a code would be reported to the party generating the violation.

Executive Compensation

The following table sets forth, information regarding the compensation earned by our Chief Executive Officer and each of our most highly compensated executive officers whose aggregate annual salary and bonus exceeded $100,000, for each of the years indicated with respect to services rendered by such persons to Pop N Go and its subsidiaries

                                    SUMMARY COMPENSATION TABLE
                        --------------------------------------------
                        Annual Compensation                 Long-Term Compensation
                         -----------------------             --------------------------
                                                          Restricted  Securities
Name and Principal                             Other         Stock    underlying    Other
Position            Year  Salary (1) Bonus  compensation    Awards      options  Compensation
------------------ -----  --------   -----  ------------  ----------  ---------- ------------

Melvin Wyman        2003  $150,000      --            --          --          --           --
CEO, Secretary      2002  $150,000      --            --          --          --           --
and Principal       2001  $150,000      --            --          --          --           --
Accounting
Officer


(1) Mr. Wyman's salary of $12,500 per month was reduced on October 1, 2003 to $8,000 per month. Mr. Wyman has no employment agreement with Pop N Go.

(2) We maintain a health insurance policy for Mr. Wyman for which it pays less than $10,000 annually.

Option Grants

There were no stock options granted to the officers or directors for fiscal year 2003 or during the quarter ended

June 30, 2004.

Compensation Of Directors

Directors do not receive compensation for their services as directors.

                            DESCRIPTION OF PROPERTY

We do not own any office space or facilities. We occupy 6,000 square feet in Whittier, California, where our corporate offices and manufacturing facilities are located.

We rent our Whittier office and manufacturing facilities at a rent of $1500 per month, pursuant to a lease, which expires on January 1, 2005. We believe we are paying at or below market rates for the facility. Management believes that other comparable space is available at similar rent and terms should we be required to move to another location.

                               LEGAL PROCEEDINGS

We may become involved in various litigation arising in the normal course of business. We are a defendant in several litigations filed by various vendors for the payment of the services. Total of the claims per the litigations is approximately $28,000, which were accrued on Septemeber 30, 2003. In addition, two of debenture holders filed lawsuits against us for breach of promissory notes. The amounts of these claims are approximately $8,400 and $57,000. We have settled the case for $8,400 claim by agreeing to make monthly installment payments to satisfy the debt. We are engaged in settlement discussions on the other claim. In addition, six debenture holders have threatened to file a lawsuit if a resolution cannot be reached regarding payment of their claims. The total amount of the principals owed is approximately $400,000. Discussions are currently being held to satisfy their claims by making installment payments.
All of these amounts were included in the accompanying financial statements.

                             PRINCIPAL STOCKHOLDERS

Security Ownership Of Certain Beneficial Owners And Management

The table below sets forth information with respect to the beneficial ownership of our common stock as of September 28, 2004 for (i) any person who we know is the beneficial owner of more than 5% of our outstanding common stock; (ii) each of our directors or those nominated to be directors, and executive officers; and
(iii) all of our directors and executive officers as a group.


                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Title of   Name and Address           Amount and Nature     Percentage
Class     of Beneficial Owner     of Beneficial Ownership of Class (1)
--------  -------------------     ----------------------- ------------
          Melvin Wyman
Common    1154 Palms Boulevard           2,806,750              2.29%
          Venice, California 90291

Total                                    2,806,750              2.29%

                        SECURITY OWNERSHIP OF MANAGEMENT

Title of   Name and Address           Amount and Nature     Percentage
Class     of Beneficial Owner     of Beneficial Ownership of Class (1)
--------  -------------------     ----------------------- ------------
          Melvin Wyman
Common    1154 Palms Boulevard           2,806,750              2.29%
          Venice, California 90291

          All Directors & Officers
          and Beneficial Owners
          as a Group                     2,806,750              2.29%

(1) Applicable percentage of ownership is based on 122,589,061 shares of common stock outstanding as of September 20, 2004 for each stockholder. Beneficial ownership is determined in accordance within the rules of the Commission and generally includes voting of investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of September 20, 2004 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such persons, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We lease our primary offices and facilities from the Charles Moody Trust. Charles Moody, the beneficiary of the Trust, is the father of Dwight Moody, our operations director from September 1998 to March 2002. For the five years we have leased this space we have paid approximately $18,000 to $19,000 in rent annually. The lease expires on January 1, 2005. We believe we are paying at or below market rates for these facilities. We believe that other comparable space is available at similar rent and terms should we be required to move to another location.

We did not give anything of value to, or receive anything of value from, any promoter during the fiscal years 2003 or 2002.


               MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S
                  COMMON EQUITY AND OTHER STOCKHOLDER MATTERS

(a)     Market Information

Pop N Go's common stock has been traded on the Over-the-Counter Bulletin Board market since June 26, 2000, and has been subject to sporadic trading volume and pricing fluctuations since then. Prices for our common stock are published on the Over-the-Counter Bulletin Board under the trading symbol "POPN". From April 26, 1999 through June 25, 2000, our stock was traded in the Pink Sheets market.

The following table sets forth the quarterly high and low bid prices for our common stock for the past two fiscal years and includes the most recent quarter ended June 30, 2004. The quotations reflect inter-dealer prices, without retail mark-up, markdown or commission, and may not necessarily represent actual transactions.


                  YEAR 2002               High Bid        Low Bid
        ----------------------------    ----------      -----------
        Quarter Ended March 31, 2002       0.068            0.03
        Quarter Ended June 30, 2002        0.062            0.026
        Quarter Ended September 30, 2002   0.03             0.015
        Quarter Ended December 31, 2002    0.027            0.009

                  YEAR 2003               High Bid        Low Bid
        ----------------------------    ----------       ----------
        Quarter Ended March 31, 2003       0.012            0.004
        Quarter Ended June 30, 2003        0.03             0.008
        Quarter Ended September 30, 2003   0.024            0.011
        Quarter Ended December 31, 2003    0.015            0.009

                  YEAR 2004               High Bid        Low Bid
        ----------------------------    ----------       ----------
        Quarter Ended March 31, 2004       0.018            0.007
        Quarter Ended June 30, 2004        0.035            0.025

(b)     Holders Of Common Stock

As of September 20, 2004, we had approximately 1300 shareholders of our common stock and 122,589,061 shares of our common stock were issued and outstanding.



(c)     Dividends

We have not paid any dividends on our common stock and do not anticipate paying any cash dividends in the foreseeable future. We intend to retain any earnings to finance the growth of the business. We cannot assure you that we will ever pay cash dividends. Whether we pay any cash dividends in the future will depend on the financial condition, results of operations and other factors that the Board of Directors will consider.

(d)     Securities Authorized For Issuance Under Equity Compensation Plans



We established a Non-Qualified Stock Option Plan in August 1998. The maximum number of shares of common stock that may be issued under this Plan is 500,000. As of September 20, 2004 there were 200,000 shares of our common stock that could be issued upon exercise of the outstanding options under our Stock Option Plan. The following table summarizes information about our Non-Qualified Stock Option Plan.

                      Equity Compensation Plan Information




                                                                          Number of securities
                                                      Weighted-average  remaining available for
                          Number of securities to be   exercise price    future issuance under
                             issued upon exercise      of outstanding  equity compensation plans
                            of outstanding options,  options, warrants    (excluding securities
                              warrants and rights         and rights        reflected in column
Plan Category)                         (a)                    (b)                  (a)(c)
------------------------  -------------------------- ----------------- -------------------------
Equity compensation plans
approved by security holders          None                   None                   None

Equity compensation plans
not approved by
security holders                     200,000              $  0.01                  300,000
                                    --------              -------                 --------
Total                                200,000              $  0.01                  300,000
                                    ========              =======                 ========


                           DESCRIPTION OF SECURITIES

General



Our Articles of Incorporation authorize the issuance of 300,000,000 shares of common stock, $0.001 par value per share. As of September 20, 2004, there were 122,589,061 outstanding shares of common stock. We have no preferred stock. Set forth below is a description of certain provisions relating to our capital stock. For additional information, regarding our stock please refer to our Articles of Incorporation and By-Laws.



Common Stock

Each outstanding share of common stock has one vote on all matters requiring a vote of the stockholders. There is no right to cumulative voting; thus, the holder of fifty percent or more of the shares outstanding can, if they choose to do so, elect all of the directors. In the event of a voluntary of involuntary liquidation, all stockholders are entitled to a pro rata distribution after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. The holders of the common stock have no preemptive rights with respect to future offerings of shares of common stock. Holders of common stock are entitled to dividends if, as and when declared by the Board out of the funds legally available therefore. It is our present intention to retain earnings, if any, for use in its business. The payment of dividends on the common stock are, therefore, unlikely in the foreseeable future.

Preferred Stock

We have no preferred stock.

Stock Purchase Warrants



As of September 20, 2004, we had granted warrants to purchase 26,717,000 shares of common stock. The exercise price of the warrants ranges from $0.01 to $0.50. We recognized expenses for these warrants on its financial statements based on their fair market value. The warrants vest immediately and have expiration dates ranging from one to five years.

The following table contains information regarding our warrants.

State                                                           Exercise
Date      Expiration                Issued to                    Shares    Price      $ Value
--------  ----------    --------------------------------         -------   --------  ----------
07/02/01   07/01/06     Consultant for Contract Services         150,000     0.100    15,000.00
07/24/01   08/01/09     Consultant for Contract Services           3,500     0.100       350.00
07/24/01   08/01/06     Consultant for Contract Services          26,500     0.100     2,650.00
01/03/02   12/31/04     Consultant for Contract Services       1,000,000     0.012    12,000.00
01/03/02   12/31/04     Consultant for Contract Services       1,000,000     0.020    20,000.00
05/01/02   10/28/04     Contract Agreement on Cash Investments 9,375,000     0.016   150,000.00
05/01/02   05/01/07     Contract Agreement on Cash Investments 9,375,000     0.016   150,000.00
05/01/02   10/28/04     Contract Agreement on Cash Investments 3,125,000     0.016    50,000.00
05/01/02   10/28/04     Contract Agreement on Cash Investments 1,312,500     0.016    21,000.00
12/28/02   12/31/07     Consultant for Contract Services         150,000     0.010     1,500.00
10/07/03   12/31/04     Consultant for Contract Services         100,000     0.015     1,500.00
10/12/03   12/31/05     Investor Agreement on Cash Investment    100,000     0.010     1,000.00
06/21/04   12/31/05     Investor Agreement on Cash Investment  1,000,000     0.020    20,000.00
--------  ---------     ------------------------------------- ----------   --------  ----------
                                                              26,717,500            $445,000.00
                                                              ==========            ===========
                Weighted Average Exercise Price $0.017

Secured Convertible Debentures

We issue secured convertible debentures that are convertible into approximately 41,666,666 shares. These secured convertible debentures accrue interest at a rate of 5% per year and mature three years from the issuance date. The secured convertible debentures are convertible into our common stock at the holder's option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date or (ii) 80% of the lowest closing bid price of the common stock the five trading days immediately preceding the conversion date. These debentures are secured by all of our assets. At maturity, we have the option to either pay the holder the outstanding principal balance and accrued interest or to convert the secured convertible debentures into shares of common stock at a conversion price similar to the terms described above. We have the right to redeem the debentures upon 15 business days' notice for 120% of the amount redeemed. Upon such redemption, the holder shall receive warrants equal to 50,000 shares of common stock for each $100,000 redeemed with an exercise price equal to 120% of the closing bid price of the common stock on the closing date. None of the debentures have been converted to date.



Limitation Of Liability:  Indemnification

Our Articles of Incorporation include an indemnification provision under which we have agreed to indemnify our directors and officers of from and against certain claims arising from or related to future acts or omissions as a director or officer of Pop N Go. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Pop N Go pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Anti-Takeover Effects Of Provisions Of The Articles Of Incorporation

Authorized And Unissued Stock

The authorized but unissued shares of our common are available for future issuance without our stockholders' approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of the Company that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with Pop N Go's Board of Directors' desires. A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price.


   CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
                                    MATTERS

On June 9, 2003 we engaged Kabani & Company, Inc., certified public accountants, as our independent accountants to report on our consolidated balance sheet for September 30, 2003, and the related consolidated statements of income, stockholders' equity and cash flows for the year then ended. The decision to appoint Kabani & Company, Inc. was approved by the our Board of Directors.

Effective June 9, 2003, we dismissed Michael Deutchman who was our auditor since May 9, 2003. Michael Deutchman served as our independent auditor through the date of his dismissal. Michael Deutchman did not issue any report on our consolidated financial statements. During our association with Michael
Deutchman his dismissal,  there  were  no disagreements  with  Michael
Deutchman within the meaning of item 304 of regulation S-B or any matter of accounting principles or practices, financial disclosure, or auditing scope or procedure, which disagreements if not resolved to Michael Deutchman's satisfaction, would have caused Michael Deutchman to make reference to the subject matter of the disagreements in connection with its reports.

During our association with Michael Deutchman as our independent accountants until Michael Deutchman's dismissal, there were no "reportable events" (as such term is defined in item 304(a) (1) (IV) (B) of regulation S-B.

On May 9, 2003 we dismissed our prior independent auditors, Singer Lewak Greenbaum & Goldstein, LLP, and engaged Michael Deutchman, as our independent auditor for the year ended September 30, 2003. This decision was made by the Board of Directors on May 9, 2003. Singer Lewak Greenbaum & Goldstein, LLP served as our independent auditors' for the fiscal years ended September 30, 2002 and 2001. During the fiscal years ended September 30, 2002 and 2001, and until their dismissal, there were no disagreements with Singer Lewak Greenbaum & Goldstein, LLP within the meaning of item 304 of regulation S-B or any matter of accounting principles or practices, financial disclosure, or auditing scope or procedure, which disagreements if not resolved to Singer Lewak Greenbaum & Goldstein, LLP satisfaction, would have caused Singer Lewak Greenbaum & Goldstein, LLP to make reference to the subject matter of the disagreements in connection with its reports.

During the fiscal years ended September 30, 2002 and 2001 and through the period until Singer Lewak Greenbaum & Goldstein, LLP's dismissal, there were no "reportable events" (as such term is defined in item 304(a) (1) (IV) (B) of regulation S-B.

During the two most recent fiscal years and any subsequent interim period prior to the engagement of Kabani & Company, Inc., neither Pop N Go nor anyone on Pop N Go's behalf consulted with Kabani & Company, Inc. regarding either (i) the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on our financial statements or (ii) any matter that was either the subject of a "disagreement" or a "reportable event."

                                    EXPERTS

The consolidated financial statements for the year ended September 30, 2003 and the year ended September 30, 2002, included in this prospectus, and incorporated by reference in the registration statement, have been audited by Kabani & Company, Inc., and Singer, Lewak, Greenbaum & Goldstein, LLP, our independent auditors, as stated in their reports appearing with the financial statements and incorporated by reference in this registration statement. These financial statements are included in reliance upon the report of Kabani & Company, Inc., and Singer, Lewak, Greenbaum & Goldstein, LLP, given upon their authority as experts in accounting and auditing.

Transfer Agent

The transfer agent for our common stock is Liberty Transfer, Inc. Its address is Box 558, Huntington, New York 11743-0588, and its telephone number is (631) 385-1616.

                                 LEGAL MATTERS

Kirkpatrick & Lockhart LLP will pass upon the validity of the shares of common stock offered hereby.

                          HOW TO GET MORE INFORMATION


We have filed with the Securities and Exchange Commission in Washington, DC, a registration statement on Form SB-2 under the Securities Act of 1933 with respect to the shares we are offering under this prospectus. This prospectus does not contain all of the information set forth in the registration statement, as permitted by the rules and regulations of the SEC. Reference is hereby made to the registration statement and exhibits thereto for further information with respect to Pop N Go and the shares to which this prospectus relates. Copies of the registration statement and other information we have filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC in Washington, DC at 450 Fifth Street, NW, Washington, DC 20549. In addition, the SEC maintains a World Wide Web site that contains reports, proxy statements and other information regarding registrants such as Pop N Go which filed electronically with the SEC at the following Internet address:
(http:www.sec.gov).

                             FINANCIAL STATEMENTS:

         Condensed Consolidated Balance Sheets -
          (Unaudited) June 30, 2004                                     F- 1

         Condensed Consolidated Statements of Operations -
           For the Three months and Nine months Ended
           June 30, 2004 and 2003                                       F- 2

         Condensed Consolidated Statements of Cash Flows -
           For the Nine month period Ended June 30, 2004 and 2003       F- 3

         Notes to Condensed Consolidated Financial Statement            F-4-9

------------------------------------------------------------------------------


                        POP N GO, INC. and SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                                 June 30, 2004
                                  (Unaudited)


                                     ASSETS

  Current assets
    Cash and cash equivalents                    $    105,873
    Accounts receivable, net                            2,037
    Prepaid expenses and other current assets           1,876
                                                     ---------
        Total current assets                     $    109,785

  Rental equipment, net                                82,125
  Furniture and equipment, net                          4,637
  Other assets                                          4,975
                                                     ---------
      Total assets                               $    201,522
                                                     =========

           LIABILITIES AND SHAREHOLDERS' DEFICIT

  Current liabilities

    Short-term notes payable                     $  1,198,642
    Note payable - related party                      281,601
    Convertible debt, net                           2,967,043
    Accounts payable                                  516,942
    Accrued consulting fees-related party             254,868
    Accrued liabilities                             1,584,120
    Customer deposits                                  64,576
                                                    ---------
      Total current liabilities                   $ 6,867,793
                                                    ---------
  Shareholders' deficit

    Common stock, par value $0.001
    authorized 300,000,000 shares,
    issued and outstanding 119,339,061 shares         119,339
  Additional paid-in capital                       12,581,210
  Beneficial conversion feature                      (173,462)
  Stock to be issued                                  844,172
  Accumulated deficit                             (20,037,530)
                                                   ----------
        Total shareholders' deficit                (6,666,270)
                                                   ----------
  Total liabilities and shareholders' deficit  $      201,522
                                                   ==========
  See accompanying notes to Unaudted financial statements.

                          POP N' GO, INC. and SUBSIDIARIES
                              STATEMENTS OF OPERATIONS
                  FOR THE THREE MONTH AND NINE MONTH PERIODS ENDED
                              JUNE 30, 2004 AND 2003
                                    (UNAUDITED)

                                                       THREE MONTH PERIODS            NINE MONTH PERIODS
                                                              ENDED                          ENDED
                                                   JUNE 30, 2004  JUNE 30, 2003   JUNE 30, 2004   JUNE 30, 2003
                                                   ----------      ----------     ----------      ----------

  Equipment sales                                 $         -   $      38,285    $     3,495   $      70,260
  Revenue share income                                 11,502          22,421         48,811          72,877
                                                   ----------      ----------     ----------      ----------
     Total                                             11,502          60,706         52,306         143,137

  Cost of goods sold - equipment                            -               -         15,185               -
  Cost of goods sold - revenue share income            22,861          22,971         69,888          42,156
                                                   ----------      ----------     ----------      ----------
     Total                                             22,861          22,971         85,073          42,156
                                                   ----------      ----------     ----------      ----------
     Gross profit (loss)                             (11,358)          37,735       (32,766)         100,981
                                                   ----------      ----------     ----------      ----------

  Operating expenses
        Administrative and general                  1,146,142         314,580      1,719,856       1,099,131
        Development costs                                  39             695          1,468             695
                                                   ----------      ----------     ----------      ----------
  Total operating expenses                          1,146,181         315,275      1,721,324       1,099,826
                                                   ----------      ----------     ----------      ----------
  Operating loss                                   (1,157,539)       (277,540)    (1,754,090)       (998,845)

  Interest expense                                   (198,396)       (128,255)      (540,405)       (368,737)
  Loss on conversion of debt                                -               -        (33,591)              -
  Other income                                              -               -         38,352           1,673
                                                   ----------       ---------     ----------       ---------
  Loss before income taxes                         (1,355,935)       (405,795)    (2,289,734)     (1,365,909)
  Provision for income taxes                                -               -         (2,400)              -
                                                   ----------       ---------     ----------       ---------
  Net Loss                                        $(1,355,935)  $    (405,795)   $(2,292,134)  $  (1,365,909)
                                                  ============   =============   ============   =============
  Basic and diluted weighted average number
      Of common stock outstanding                 102,252,714      84,719,894     95,653,202      81,319,894
                                                   ==========      ==========     ==========      ==========

  Loss per share:                                 $   (0.013)     $    (0.004)   $   (0.024)     $    (0.020)
                                                   ==========      ===========    ==========      ===========

  See accompanying notes to Unaudited financial statements.


                          POP N GO, INC. and SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF CASH FLOWS
                          FOR THE NINE MONTHS PERIODS ENDED
                              JUNE 30, 2004 AND 2003
                                    (UNAUDITED)

                                                     NINE MONTH PERIODS ENDED
                                                  JUNE 30, 2004   JUNE 30, 2003
                                                   (unaudited)     (unaudited)
                                                    ----------     ----------

  Cash flows used in operating activities
     Net loss                                     $(2,292,134)     $(1,365,909)

  Adjustments to reconcile net loss to net
  cash used in operating activities:
     Depreciation and amortization                     55,117         132,141
     Issuance of common stock for services            740,750         185,532
     Options granted for services                      20,000               -
     Shares to be issued for loan incentive           123,190               -
     Recovery of rental inventory                     (37,500)              -
     Loss on conversion of debenture                   33,591          27,550
     Gain on sale of rental equipment                  (3,731)              -
  Increase (decrease) in:
     Accounts receivable                               (1,105)          1,190
     Inventories                                            -          54,299
     Prepaid expenses and deposits                     12,760          (4,975)
  Increase (decrease) in:
     Other accounts payable and accrued expense       554,412         549,807
                                                     ----------     -----------
  Net cash used in operating activities              (794,650)       (420,365)
                                                     ----------     -----------
  Cash flows from investing activities:
     Proceeds from sale of rental equipment             9,381               -
                                                     ----------     ----------
  Net cash provided by investing activities             9,381               -

  Cash flows from financing activities:
     Proceeds from convertible debentures, net         627,856        224,017
     Proceeds from note payable                        248,000        192,000
     Payment on note payable                            (3,000)             -
     Proceeds from shares to be issued                   1,000              -
     Proceeds from issuance of common stock             15,000              -
                                                     ----------     ----------
  Net cash provided by financing
     activities                                        888,856        416,017
                                                     ----------     ----------

  Net increase (decrease) in cash and cash
    equivalents                                        103,587         (4,348)

  Cash and cash equivalents,
    beginning of period                                  2,286          4,566
                                                    ----------      ---------
  Cash and cash equivalents,
    end of period                                 $    105,873    $       218
                                                    ==========      =========

  See accompanying notes to Unaudited financial statements.

                          POP N GO, INC. AND SUBSIDIARYIES
                NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS FOR THE
                  NINE MONTHS ENDED JUNE 30, 2004 and 2003

  1.      Summary of significant accounting policies:

  Basis of quarterly presentation: The accompanying quarterly financial statements of Pop N Go, Inc. and subsidiaries (the "Company") have been prepared in conformity with generally accepted accounting principles and pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC") and, in the opinion of management, reflect all adjustments, which are necessary to present fairly the results of operations for the periods ended June 30, 2004 and 2003.

  Certain information and footnote disclosures normally included in financial principles have been condensed or omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading. This report should be read in conjunction with financial statements and footnotes therein included in the audited financial statements as of September 30, 2003.

  Principles of consolidation: The Company's consolidated financial statements include the accounts of the Pop N Go, Inc. and its wholly-owned subsidiaries, Nuts To Go, Inc and Branax, LLC. All inter-company balances and transactions have been eliminated.

  Issuance of shares for service

  The Company accounts for the issuance of equity instruments to acquire goods and services based on the fair value of the goods and services or the fair value of the equity instrument at the time of issuance, whichever is more reliably measurable.

  Major customer

  Four major customer provided 68% of the sales for the period ended June 30, 2004. The total account receivable balance for these customers as of June 30, 2004 was $1,548. Three major customers provided 67% of the sales for the period ended June 30, 2003 and total accounts receivable from them as of June 30, 2003 was $2,009.

  Major vendor

  One major vendor provided 48% of the purchase for the period ended June 30, 2004. The Company did not have accounts payable to this vendor as of June 30, 2004. There was one major vendor who provided 41% of the purchase for the period ended June 30, 2003.

  Reclassifications

  For comparative purposes, prior period's consolidated financial statements have been reclassified to conform to report classifications of the current period.

  2.      Recent pronouncements:

  On May 15, 2003, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 150 (FAS 150), Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. FAS 150 changes the accounting for certain financial instruments that, under previous guidance, could be classified as equity or "mezzanine" equity, by now requiring those instruments to be classified as liabilities (or assets in some circumstances) in the statement of financial position. Further, FAS 150 requires disclosure regarding the terms of those instruments and settlement alternatives. FAS 150 affects an entity's classification of the following freestanding instruments:
  a) Mandatory redeemable instruments b) Financial instruments to repurchase an entity's own equity instruments c) Financial instruments embodying obligations that the issuer must or could choose to settle by issuing a variable number of its shares or other equity instruments based solely on (i) a fixed monetary amount known at inception or (ii) something other than changes in its own equity instruments d) FAS 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirety. The guidance in FAS 150 is generally effective for all financial instruments entered into or modified after May 31, 2003, and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. For private companies, mandatory redeemable financial instruments are subject to the provisions of FAS 150 for the fiscal period beginning after December 15, 2003. The adoption of SFAS No. 150 does not have a material impact on the Company's financial position or results of operations or cash flows.

  In December 2003, the Financial Accounting Standards Board (FASB) issued a revised Interpretation No. 46, "Consolidation of Variable Interest Entities"(FIN 46R). FIN 46R addresses consolidation by business enterprises of variable interest entities and significantly changes the consolidation application of consolidation policies to variable interest entities and, thus improves comparability between enterprises engaged in similar activities when those activities are conducted through variable interest entities. The Company does not hold any variable interest entities.

  3.    Debt financing:

  Short-term notes:

  For the nine months period ended June 30, 2004, the Company received proceeds of $248,000 from the issuance of short-term notes. The short term notes have a flat amount of interest totaling $42,250 and are due within 90 days from the date of issuance. Four notes that expired during the period for an aggregate total of $85,000 were renewed for an additional 90 days and have a flat amount of interest totaling $14,250 additional in interest. The short-term notes and renewals offer incentives totaling 7,350,000 shares of common stock amounting $123,190, which are to be issued.

  Convertible Debts:

  During the period ended June 30, 2004, the Company raised capital through the placement of convertible promissory notes in the amount of $627,856. The interest rates are 12% to 15% and due dates of these notes are starting October 1, 2004. One conversion of $10,000 was executed at $0.02 per share plus interest of $850.00 for a total of 542,500 shares of restricted common stock.

  During the period ended June 30, 2004, the company recognized $186,250 as beneficial conversion feature, which is categorized as contra equity account in the balance sheet, for convertible promissory notes that was issued during current period. The beneficial conversion feature is being amortized over the period of debt. The amortization expense for current period amounted to $12,788, which is categorized as interest expense in income statement.

  4.    Loss per share:

  Net loss per share is calculated in accordance with the Statement of financial accounting standards No. 128 (SFAS No. 128), "Earnings per share". Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

  Weighted average number of shares used to compute basic and diluted loss per share is the same in this financial statement since the effect of dilutive securities is anti-dilutive.

  5.    Equity:

  Common Stock: During the nine months ended June 30, 2004, the Company had the following common stock issuance:

  The Company issued 22,750,000 shares of common stock valued at $740,750 to consultants in exchange for services.

  The Company issued 3,209,166 shares of common stock valued at $50,850 for the conversion of convertible debentures. The Company recorded $33,591 loss on the conversion.

  The company issued 1,000,000 common stock shares valued at $15,000 for cash.

  The company issued 4,000,000 common stock shares value at $60,000 towards the payment of accrued legal expenses.

  For the period ended June 30, 2004, the company agreed to issue 7,350,000 shares (to be issued through June 30, 2004) for the loan agreements amounting to $123,190.

  The Company received $ 1,000 for 50,000 shares to be issued for the period ending June 30, 2004.

  6. Supplemental disclosure of cash flows:

  The Company prepares its statements of cash flows using the indirect method as defined under the Financial Accounting Standard No. 95.

  The Company paid $282 for income tax and $0 for interest for the ended June 30, 2004. The Company paid $0 for income tax and $21,493 for interest for the period ended June 30, 2003.

  The cash flow statements do not include following non-cash investing and financing activities:

  The Company issued 22,750,000 common stock shares valued at $740,750 to consultants in exchange for services. The Company issued 3,209,166 common stock shares valued at $50,850 for the conversion of convertible debentures. The Company recorded $33,591 loss on the conversion. The company issued 4,000,000 common stock shares value at $60,000 towards the payment of accrued legal expenses.

  For the period ended June 30, 2004, the company recorded 7,350,000 shares to be issued per loan agreements amounting to $123,190.

  For the period ended June 30, 2004, the company has recover rental equipments in an amount of $37,500. It was written off in 2002.

  7. Related parties transactions:

  The Company borrowed $ 240,000 from one of the related entities in June 2001 at rate of 10% per annum payable annually and due in September 2001. The Company has recorded interest of $ 71,671 on the loan through June 30, 2004.

  The Company borrowed $ 41,601 from one of the related entities in May 1998 at rate of 15 per annum payable annually and due in June 1998. The Company has recorded interest of $ 50,974 on the loan through June 30, 2004.

  The Company received consulting services from one of the related parties and has accrued $ 254,868 in consulting expenses through June 30, 2004.

  8. Going concern issues:

  The Company's consolidated financial statements are prepared using the accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. The Company is currently in default of all of its convertible debentures issued prior to December 31, 2002 and short-term notes issued prior to September 30, 2003. These factors raise substantial doubt about the Company's ability to continue as a going concern.

  Management recognizes that the Company must generate additional resources to enable it to continue operations. Management's plans include continually evaluating cost cutting measures at every entity level. Additionally, management's plans also include the sale of additional equity securities and debt financing. However, no assurance can be given that the Company will be successful in raising additional capital. Further, there can be no assurance, assuming the Company successfully raises additional equity, that the Company will achieve profitability or positive cash flow. If management is unable to raise additional capital and expected significant revenues do not result in positive cash flow, the Company will not be able to meet its obligations and may have to cease operations.

  9.   Subsequent events:

  Subsequent to the period ended June 30, 2004:

  The Company submitted form SB-2, Registration Statement under the Securities Act of 1933 on July 21, 2004. This Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

  On July 12, 2004 the company issued 2,250,000 shares for fees on Placement Agent Agreement and Consulting Finders Agreements to adjust the price of previous issued stock to $0.025 per share; 1,000,000 shares for the purchase of buy-back equipment of nine (9) machines and (6) six bases at a rate of $0.021 per share or $21,000.00.

  The Company received $70,000 representing that closing of the second (2nd) of three (3) closings contemplated by the Securities Purchase Agreement executed on May 13, 2004 between the Company and Cornell Capital Partner LP.

  The Company issued a $35,000 convertible debenture. This debenture rolls a previous debenture of $25,000 and includes an additional $10,000 investment. The debenture is due on July 6, 2005, bears interest at 18% per annum that is payable quarterly, and is convertible at the rate of 500,000 shares of common stock per $10,000 at any time before maturity.

  The Company issued a $20,000 convertible debenture. The debenture is due on July 15, 2005, bears interest at 12% per annum that is payable quarterly, and is convertible at the rate of 500,000 shares of common stock per $10,000 at any time before maturity.

  The Company issued a $25,000 convertible debenture. This debenture rolls a previous debenture of $10,000 and includes an additional $15,000 investment. The debenture is due on July 6, 2005, bears interest at 15% per annum that is payable quarterly, and is convertible at the rate of 500,000 shares of common stock per $10,000 at any time before maturity.

  The Company issued a $10,000 convertible debenture. The debenture is due on July 8, 2005, bears interest at 12% per annum that is payable quarterly, and is convertible at the rate of 500,000 shares of common stock per $10,000 at any time before maturity. 500,000 warrants issued as incentive that can be exercised at $0.02 and expire on December 31, 2005.

  The Company issued a $10,000 convertible debenture. The debenture is due on July 15, 2005, bears interest at 14% per annum that is payable quarterly, and is convertible at the rate of 500,000 shares of common stock per $10,000 at any time before maturity.

  The Company issued a $17,500 convertible debenture. The debenture is due on July 15, 2005, bears interest at 12% per annum that is payable quarterly, and is convertible at the rate of 500,000 shares of common stock per $10,000 at any time before maturity.

  The Company issued a $5,000 convertible debenture. The debenture is due on July 20, 2005, bears interest at 12% per annum that is payable quarterly, and is convertible at the rate of 500,000 shares of common stock per $10,000 at any time before maturity. 250,000 warrants issued as incentive that can be exercised at $0.02 and expire on December 31, 2005.

  The Company issued a $5,000 convertible debenture. The debenture is due on July 18, 2005, bears interest at 12% per annum that is payable quarterly, and is convertible at the rate of 500,000 shares of common stock per $10,000 at any time before maturity. 250,000 warrants issued as incentive that can be exercised at $0.02 and expire on December 31, 2005.

  The Company issued a $5,000 convertible debenture. The debenture is due on July 20, 2005, bears interest at 12% per annum that is payable quarterly, and is convertible at the rate of 500,000 shares of common stock per $10,000 at any time before maturity. 250,000 warrants issued as incentive that can be exercised at $0.02 and expire on December 31, 2005.

  The Company issued a $10,000 convertible debenture. The debenture is due on July 26, 2005, bears interest at 15% per annum that is payable quarterly, and is convertible at the rate of 500,000 shares of common stock per $10,000 at any time before maturity.

  The Company issued a $2,500 convertible debenture. The debenture is due on July 20, 2005, bears interest at 12% per annum that is payable quarterly, and is convertible at the rate of 500,000 shares of common stock per $10,000 at any time before maturity.

  The Company issued a $5,000 convertible debenture. The debenture is due on July 25, 2005, bears interest at 12% per annum that is payable quarterly, and is convertible at the rate of 500,000 shares of common stock per $10,000 at any time before maturity.

  The Company issued a $5,000 convertible debenture. The debenture is due on July 27, 2005, bears interest at 12% per annum that is payable quarterly, and is convertible at the rate of 500,000 shares of common stock per $10,000 at any time before maturity.

  The Company issued a $20,000 convertible debenture. The debenture is due on July 12, 2005, bears interest at 12% per annum that is payable quarterly, and is convertible at the rate of 500,000 shares of common stock per $10,000 at any time before maturity.

  The Company issued a $5,000 convertible debenture. The debenture is due on July 29, 2005, bears interest at 12% per annum that is payable quarterly, and is convertible at the rate of 500,000 shares of common stock per $10,000 at any time before maturity.

  The Company issued a $5,000 convertible debenture. The debenture is due on August 3, 2005, bears interest at 12% per annum that is payable quarterly, and is convertible at the rate of 500,000 shares of common stock per $10,000 at any time before maturity.

  The Company issued a $5,000 convertible debenture. The debenture is due on August 7, 2005, bears interest at 12% per annum that is payable quarterly, and is convertible at the rate of 500,000 shares of common stock per $10,000 at any time before maturity.

  The Company issued a $6,000 convertible debenture. The debenture is due on August 9, 2005, bears interest at 12% per annum that is payable quarterly, and is convertible at the rate of 500,000 shares of common stock per $10,000 at any time before maturity.

================================================================

                         POP N GO, INC. AND SUBSIDIARIES
                                    CONTENTS
                               September 30, 2003


                                                             Page

INDEPENDENT AUDITOR'S REPORTS                                 F 8-9

CONSOLIDATED FINANCIAL STATEMENTS

  Consolidated Balance Sheet                                  F 10

  Consolidated Statements of Operations                       F 11

  Consolidated Statements of Shareholders' Deficit            F 12

  Consolidated Statements of Cash Flows                       F 13

  Notes to Consolidated Financial Statements                  F 14 - 32





                          INDEPENDENT AUDITOR'S REPORT
                                       OF
                      SINGER, LEWAK, GREENBAUM & GOLDSTEIN

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Board of Directors and Shareholders
Pop N Go, Inc. and subsidiaries

We have audited the accompanying consolidated statements of operations, shareholders' deficit, and cash flows of Pop N Go, Inc. and subsidiaries for the year ended September 30, 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated results of Pop N Go, Inc. and subsidiaries' operations and cash flows for the year ended September 30, 2002 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. During the year ended September 30, 2002, the Company incurred a net loss of $4,201,874. In addition, the Company's net cash used in operating activities was $1,101,969 for the year ended September 30, 2002, and the Company's accumulated deficit was $15,626,415 as of September 30, 2002. Recovery of the Company's assets is dependent upon future events, the outcome of which is indeterminable. In addition, the Company is in default on numerous of its debt obligations. These factors, among others, as discussed in Note 2 to the consolidated financial statements, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
February 7, 2003

-----------------------------------------------------------------------

INDEPENDENT AUDITOR'S REPORT

Board of Directors and Shareholders
Pop N Go, Inc. and subsidiaries

We have audited the accompanying consolidated balance sheet of Pop N Go, Inc. and subsidiaries as of September 30, 2003, and the related consolidated statements of operations, shareholders' deficit, and cash flows for the year ended September 30, 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Pop N Go, Inc. and subsidiaries as of September 30, 2003, and the consolidated results of their operations and cash flows for the year ended September 30, 2003 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. During the year ended September 30, 2003, the Company incurred net losses of $1,945,337. In addition, the Company's had negative cash flow in operating activities amounting $702,759 in the year ended September 30, 2003, and the Company's accumulated deficit was $17,571,752 as of September 30, 2003. In addition, the Company is in default on numerous of its debt obligations. These factors, among others, as discussed in
Note 2 to the consolidated financial statements, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

KABANI & COMPANY, INC.


CERTIFIED PUBLIC ACCOUNTANTS
Fountain Valley, California
February 6, 2004

------------------------------------------------------------------------




                        Pop N Go, Inc. and Subsidiaries
                          Consolidated  Balance Sheet
                               September 30,2003


                                    ASSETS

Current assets
  Cash                                                           $       2,286
  Accounts receivable, net of allowance for
    doubtful accounts of $2,485                                            932
  Prepaid expenses and other current assets                              1,876
                                                                     ---------
      Total current assets                                               5,094

Rental equipment, net                                                   62,685
Furniture and equipment, net                                             9,843
Other assets                                                             4,975
                                                                     ---------
        Total assets                                             $      82,597
                                                                     =========

                     LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities
  Short-term notes payable                                       $     656,173
  Loan payable - related party                                         240,000
  Convertible debt, net                                              2,314,475
  Accounts payable                                                     354,321
  Accrued liabilities                                                1,577,495
  Accrued consulting fees- related party                               315,634
  Customer deposits                                                     51,816
                                                                     ---------
    Total current liabilities                                        5,509,914
                                                                     ---------
Commitments and contingencies

Shareholders' deficit
  Common stock, $0.001 par value
  100,000,000 shares authorized;
  issued and outstanding 88,369,894 shares                              88,369
  Additional Paid-in-capital                                        11,509,718
  Stock to be issued- 2,397,407 shares of common stock                 719,982
  Accumulated deficit                                              (17,745,396)
                                                                    ----------
      Total shareholders' deficit                                   (5,427,317)
                                                                     ---------
      Total liabilities and shareholders' deficit                $      82,597
                                                                     =========
The accompanying notes are an integral part of these consolidated financial statements

                        Pop N Go, Inc. and Subsidiaries
                     Consolidated  Statements of Operations
                               September 30, 2003

                                                    Year ended September 30,
                                                      2003             2002
                                                  ----------       ----------
Equipment sales                                 $    115,730     $   104,057
Revenue share income                                  92,015         113,499
                                                  ----------       ----------
      Total                                          207,745         217,556

Cost of goods sold - equipment sale                  112,881         239,095
Cost of goods sold - revenue share income             86,151          91,132
                                                 -----------       ----------
    Total                                            199,032         330,227
                                                 -----------       ----------
     Gross profit (loss)                               8,713        (112,671)
                                                 -----------       ----------
Operating expenses:
     Administrative and general                    1,349,236       2,354,287
     Impairment of goodwill                                -         613,047
     Impairment of inventory                         102,533               -
                                                 -----------      -----------
Total operating expenses                           1,451,769       2,967,334
                                                 -----------      -----------
Loss from operations                              (1,443,056)     (3,080,005)

Loss on settlement of debt                           (16,200)              -
Interest expense                                    (487,753)     (1,145,477)
Other income                                           1,672          23,608
                                                 -----------      -----------
Total other income (expense)                        (502,281)     (1,121,869)
                                                 -----------      -----------
Net loss                                        $ (1,945,337)    $(4,201,874)
                                                 ===========      ===========
Earnings (loss) per share:                            ($0.02)         ($0.08)
                                                 ===========      ===========
Weighted average shares outstanding used in the
     per share calculation:
     Basis and diluted                            85,651,264       49,670,387
                                                 ===========      ===========

The accompanying notes are an integral part of these consolidated financial statements

                       Pop N Go, Inc. and Subsidiaries
               Consolidated  Statements of Shareholders' Deficit
                          September 30, 2003 and 2002



                                                        Additional    Stock
                                      Common Stock       Paid-In      to be      Subscription     Accumulated  Total Stockholders'
                                  Shares        Amount   Capital      Issued     Receivable         Deficit        Deficit
                               ------------    -------  ---------    --------    -----------      -----------    ---------
Balance, September 30,
  2001                          27,133,381     $27,133  $8,809,754    $838,553     $(186,967)    $(11,424,541)   $(1,936,068)
Issuance of common
  stock for cash and
  subscriptions                  8,598,205       8,598     200,600                    (1,077)                       208,121
  receivable
Common stock issued in
  non-compete
  agreement                        473,120         473     127,270   (127,743)                             -
Collection on subscription
  receivable                                                                           12,400                        12,400
Issuance of common stock
  for consulting services       22,735,228      22,735     831,877                                                  854,612
Exercise of stock purchase
  warrants                         125,000         125       2,375                      2,000                         4,500
Discount on convertible
  debt                                                    $150,000                                                  150,000
Issuance of common
  stock for payment
  of loan payable -
  related party                  2,000,000       2,000      38,000                                                   40,000
Issuance of common
  stock for purchase
  of inventory                     500,000         500       9,500                                                   10,000
Beneficial conversion
  feature on convertible debt                              710,694                                                  710,694
Conversion of convertible
  debentures                    14,704,960      14,705     342,958    (1,601)                                       356,062
Options issued to consultants
  for services                                              38,000                                                   38,000
Net loss for year ended
  September 30, 2002                                                                              (4,201,874)    (4,201,874)
                               ------------    -------  ----------   ---------    -----------     -----------    -----------
Balance, September 30, 2002     76,269,894      76,269  11,261,028    709,209      (173,644)     (15,626,415)   (3,753,553)

Issuance of shares for service   6,300,000       6,300     153,300                                                  159,600

Issuance of shares for
  settlement of debt             1,300,000       1,300      29,900                                                   31,200

Issuance of shares for
  interest                       2,250,000       2,250      22,750                                                   25,000

Issuance of shares for
  loan incentive                 2,000,000       2,000      38,000                                                   40,000

Conversion of convertible
  debenture                        250,000         250       4,750                                                    5,000

975,00 shares to be issued
  for loan incentives                                                  10,773                                        10,773

Deemed dividends (note 9)                                                            173,644         (173,644)            0

Net loss for year ended
  September  30, 2003                                                                              (1,945,337)   (1,945,337)
                              ------------   ----------  ----------   ---------   -----------     ------------  -------------
Balance, September 30, 2003    88,369,894    $  88,369 $ 11,509,728   $719,982    $         0    $(17,745,396)  $(5,427,317)
                             ============    ==========  ==========   =========   ===========     ============  =============
The accompanying notes are an integral part of these consolidated financial statements


                        POP N GO, INC. and SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                FOR THE YEARS ENDED SEPTEMBER 30, 2003 AND 2002

                                                      2003            2002
                                                   -----------     -----------
Cash flows used in operating activities
   Net loss                                       $ (1,945,337)  $ (4,201,874)
   Adjustments to reconcile net loss to net
   cash used in operating activities:
   Depreciation and amortization                      156,837         150,090
   Issuance of common stock for services              159,600         854,612
   Discount on convertible debt                             -         150,000
   Impairment of Inventory                            102,533               -
   Issuance of shares for interest and loan incentive  65,000               -
   Shares to be issued for loan incentive              10,773               -
   Loss on settlement of debt                          16,200               -
   Deemed dividends                                   173,644               -
   Issuance of common stock for reduction
     of loan payable - related party                        -          40,000
   Issuance of common stock for purchases
     of inventory                                           -          10,000
   Beneficial conversion feature on
     Convertible                                            -         710,694
   Issuance of options for services                         -          38,000
   Impairment of goodwill                                   -         613,047
   Bad debt expense                                         -          37,512
Increase (decrease) in:
   Accounts receivable                                  5,045           9,471
   Inventories                                         87,357         150,441
   Prepaid expenses and other assets                    8,813           (769)
Increase (decrease) in:
   Accounts payable                                   (15,519)         14,574
   Accrued liabilities                                574,226         315,736
   Accrued consulting fees- related party              91,038         180,063
   Customer deposits                                   13,464           6,497
                                                   ------------    -----------
Net cash used in operating activities                (496,326)       (921,906)
                                                   ------------    -----------
Cash flows from investing activities:
   Purchase of rental inventory                             -        (131,500)
   Purchase of furniture and equipment                      -          (5,050)
   Investment in note receivable                            -         (40,579)
                                                   -----------     ------------
Net cash provided by investing activities                   -        (177,129)
                                                   -----------     ------------
Cash flows from financing activities:
   Proceeds from subscription receivable                    -           14,400
   Proceeds from sale of convertible Debentures, net  417,899        1,013,836
   Proceeds from issuance of common stock, net              -          208,121
   Proceeds from exercise of warrants                       -            2,500
   Net proceeds from issuance of notes payable        231,429           69,029
   Principal payments on capital lease Obligations          -           (2,790)
   Repayment of convertible debt                            -         (292,369)
                                                    ----------     ------------
Net cash provided by financing activities             649,328        1,012,727
                                                    ----------     ------------
Net decrease in cash and cash equivalents             (2,280)          (86,308)
Cash and cash equivalents,
  beginning of period                                  4,566            90,874
                                                   -----------      -----------
Cash and cash equivalents,
  end of period                                        2,286             4,566
                                                   ===========     ============
Supplemental disclosure of
  cash flow information:

   Cash paid during the period for:
     Interest                                            262             2,592
                                                   ===========     ============
     Income taxes                                 $        -       $        -
                                                   ===========     ============


Supplemental disclosure of non-cash investing and finanacing activities



Issuance of shares for settlement of debt         $       31,200   $         -
                                                  --------------   ------------
Conversion of convertible debenture               $        5,000   $    356,062
                                                  --------------   ------------
Issuance of common stock for payment
of loan payable -related party                    $           -    $     40,000
                                                  --------------   -------------



The accompanying notes are an integral part of these consolidated financial statements

                        Pop N Go, Inc. and Subsidiaries
                         Notes To Financial Statements


NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS

Pop N Go, Inc., incorporated in the State of Delaware on October 21, 1996, and its subsidiaries, Nuts to Go, Inc. and Branax, LLC, (collectively, the "Company") manufacture and develop coin-operated popcorn machines which they sell to distributors and retail establishments. The Company also intends to own and operate these machines for its own account on a revenue-sharing basis. In addition, the Company has developed prototype coin-operated machines for outside customers on a contract basis. Effective October 1998, Nuts To Go, Inc. became a dormant corporation.

NOTE 2 - GOING CONCERN MATTERS

The accompanying financial statements have been prepared on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements, during the years ended September 30, 2003 and 2002, the Company incurred losses of $1,945,337and $4,201,874, respectively. In addition, the Company's cash flow requirements have been met by the generation of capital through private placements of the Company's common stock, and much of the Company's debt is currently in default. Assurance cannot be given that this source of financing will continue to be available to the Company and demand for the Company's equity instruments will be sufficient to meet its capital needs. If the Company is unable to generate profits and unable to continue to obtain financing for its working capital requirements, it may have to curtail its business sharply or cease business altogether.

The financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company's continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to retain its current financing, to obtain additional financing, and ultimately to attain profitability.

To meet these objectives, the Company has instituted the following plan:

- The Company has increased marketing activities to help generate sales sufficient to meet its cash flow obligations.

- Management intends to continue to raise additional financing through private equity or debt financing to pay down Company debt and/or reduce the cost of debt service.

NOTE 3 - ACQUISITION OF BRANAX, LLC

Purchase Agreement

On July 6, 2001, pursuant to an agreement to purchase membership interests (the "purchase agreement"), the Company, through its newly formed wholly owned subsidiary, POPN Acquisition Corp ("POPN"), acquired 100% of the membership interests of Branax, LLC ("Branax"), a Maryland limited liability company. POPN was then merged into the Company, and all assets and liabilities were transferred to the Company. The purchase price for the transaction was $350,000, which included cash of $110,000 and notes payable of $240,000. The transaction has been accounted for in accordance with Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations," which is required for all transactions occurring after June 30, 2001. In accordance with SFAS No. 141, the purchase price was allocated to assets acquired and liabilities assumed based on the estimated fair market value at the closing date of the acquisition, with the excess of the purchase price being allocated to goodwill. Due to the underperformance of the Branax products, the Company's management determined that goodwill had been impaired as of September 30, 2002, and the total balance of $613,047 has been recorded as impairment (note 4).

Non-Compete Agreements

In connection with the purchase agreement, the Company entered into non-compete agreements with the former members of Branax. The agreements each have a two-year term. Under the terms of the agreements, the Company was required to issue an aggregate of 473,120 shares of the Company's common stock, which were immediately issuable, with a value of $127,743. This amount has been fully amortized as of September 30, 2003.

Consulting Agreement

In connection with the purchase agreement, the Company entered into a consulting agreement with the former President and Chief Executive Officer of Branax. The agreement expires in two years and calls for the issuance of 326,880 shares of the Company's common stock. The value of the shares, which were immediately issuable, was $88,258 and has been fully capitalized as of September 30, 2003.

NOTE 4 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of Pop N Go, Inc. and its wholly owned subsidiaries, Nuts to Go, Inc. and Branax. All significant intercompany transactions and balances have been eliminated in consolidation.

Revenue Recognition

The Company recognizes its revenue in accordance with the Securities and Exchange Commissions ("SEC") Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" ("SAB 101"). The Company is recognizing revenue from two sources; sale of equipment and the owner operated revenue share program. Equipment sales are recognized when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectibility is reasonably assured. Revenues from the revenue sharing program are recognized upon monthly collections of proceeds from the machines. Generally, the Company extends credit to its customers and does not require collateral. The Company performs ongoing credit evaluations of its customers and historic credit losses have been within management's expectations.

Accounts Receivable

Accounts receivable consist primarily of short and long-term amounts due from customers and franchisees. The Company wrote off accounts in the amount of $37,512 during the year ended September 30, 2002 and has provided for an allowance in the aggregate of $2,485 and $2,950 for the year ended September 30, 2003 and 2002, respectively for accounts it considers uncollectible. Management believes this to be sufficient to account for all uncollectible accounts.

Inventories

Inventories consist of small parts and supplies to be used in the manufacturing process of machines held for resale, work in process, and finished goods. Inventories are valued at the lower of cost or market. Cost is determined by the first-in, first-out method. The Company's management determined that inventory, based upon its condition, has been impaired as of September 30, 2003, amounting $102,533.

Rental equipment

Rental equipment is stated at cost. Depreciation is computed using the straight- line method over an estimated useful life of seven years. Depreciation expense was $12,843 and $14,171 for the years ended September 30, 2003 and 2002, respectively.

Furniture and Equipment

Furniture and equipment are stated at cost. Depreciation is computed using the straight-line method over an estimated useful life of five years. Depreciation expense was $9,865 and $28,089 for the years ended September 30, 2003 and 2002, respectively. Included in furniture and equipment at September 30, 2003 is equipment, which was financed under capital leases. The amounts capitalized under capital leases were not material at September 30, 2003.

Goodwill

Goodwill represents the purchase price of the Branax acquisition in excess of the fair value of the assets acquired or liabilities assumed. Goodwill was being amortized over five years on the straight-line method. Beginning in October 1, 2001, the Company adopted SFAS No. 142, "Goodwill and Other Intangible Assets," which requires a regular impairment evaluation rather than goodwill amortization. Due to the underperformance of the Branax products, the Company's management determined that goodwill had been impaired as of September 30, 2002, and the total balance of $613,047 has been recorded as impairment.

Customer Deposits

As of September 30, 2003, customers had paid deposits totaling $51,816 to the Company for machines which had not been delivered as of that date. Revenue on the sale of these machines will be recognized when the equipment is shipped.

Impairment or disposal of long-lived assets

In August 2001, the FASB issued Statement No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("FAS 144"). FAS 144 clarifies the accounting for the impairment of long-lived assets and for long-lived assets to be disposed of, including the disposal of business segments and major lines of business. The Company has implemented FAS 144 for this fiscal year. Long-lived assets are reviewed when facts and circumstances indicate that the carrying value of the asset may not be recoverable. When necessary, impaired assets are written down to estimated fair value based on the best information available. Estimated fair value is generally based on either appraised value or measured by discounting estimated future cash flows. Considerable management judgment is necessary to estimate discounted future cash flows. Accordingly, actual results could vary significantly from such estimates.

Advertising

The Company expenses advertising costs as incurred. Advertising expenses for the year ended September 30, 2003 and 2002 were insignificant.

Segment reporting

Statement of Financial Accounting Standards No. 131 ("SFAS 131"), "Disclosure About Segments of an Enterprise and Related Information" requires use of the "management approach" model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company. The Company operates under two business units, as disclosed in note 12.

Fair Value of Financial Instruments

For certain of the Company's financial instruments, including cash, accounts receivable, prepaid expenses and other current assets, intangible assets, other assets, short-term notes payable, loan payable - related party, convertible debt, accounts payable, accrued liabilities, and customer deposits, the carrying amounts approximate fair value due to their short maturities.

Income Taxes

The Company utilizes SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Net Loss per Share

Net loss per share is calculated in accordance with Statement of Financial Accounting Standards 128, Earnings Per Share ("SFAS 128"). Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to
purchase common stock at the average market   price during the period.

Weighted average number of shares used to compute basic and diluted loss per share is the same in these financial statements since the effect of dilutive securities is anti-dilutive.

Stock-based compensation

In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation". SFAS No. 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS No. 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for stock issued to employees" (APB 25) and related interpretations with proforma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. The Company uses the intrinsic value method prescribed by APB 25 and has opted for the disclosure provisions of SFAS No.123.

Issuance of shares for service

The Company accounts for the issuance of equity instruments to acquire goods and services based on the fair value of the goods and services or the fair value of the equity instrument at the time of issuance, whichever is more reliably measurable.

Comprehensive Loss

Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Certain statements, however, require entities to report specific changes in assets and liabilities, such as gain or loss on foreign currency translation, as a separate component of the equity section of the balance sheet. Such items, along with net income, are components of comprehensive income. The provisions of this statement had no impact on the accompanying consolidated financial statements.

Estimates

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Risk Concentrations

Substantially all of the Company's revenue is generated from the sale of one product. The loss of, or an economic event related to this product, most likely would have a substantial impact on the Company's revenue. During the year ended September 30, 2003, the Company purchased 58% from two major vendors.

The Company maintains cash balances at a financial institution in California. Accounts at this institution are insured by the Federal Deposit Insurance Corporation up to $100,000. The Company did not maintain any uninsured balances at September 30, 2003.

Reclassifications

Certain items in the prior year financial statements have been reclassified to conform to current period's presentation. These reclassifications have no effect on the previously reported income (loss).

Recently Issued Accounting Pronouncements

On April 30 2003, the FASB issued FASB Statement No. 149 (FAS 149), Amendment of Statement 133 on Derivative Instruments and Hedging Activities. FAS 149 amends and clarifies the accounting guidance on (1) derivative instruments (including certain derivative instruments embedded in other contracts) and (2) hedging activities that fall within the scope of FASB Statement No. 133 (FAS 133), Accounting for Derivative Instruments and Hedging Activities. FAS 149 also amends certain other existing pronouncements, which will result in more consistent reporting of contracts that are derivatives in their entirety or that contain embedded derivatives that warrant separate accounting. FAS 149 is effective (1) for contracts entered into or modified after June 30, 2003, with certain exceptions, and (2) for hedging relationships designated after June 30, 2003. The guidance is to be applied prospectively. The adoption of SFAS No. 149 does not have a material impact on the Company's financial position or results of operations or cash flows.

On May 15, 2003, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 150 (FAS 150), Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. FAS 150 changes the accounting for certain financial instruments that, under previous guidance, could be classified as equity or "mezzanine" equity, by now requiring those instruments to be classified as liabilities (or assets in some circumstances) in the statement of financial position. Further, FAS 150 requires disclosure regarding the terms of those instruments and settlement alternatives. FAS 150 affects an entity's classification of the following freestanding instruments: a) Mandatorily redeemable instruments b) Financial instruments to repurchase an entity's own equity instruments c) Financial instruments embodying obligations that the issuer must or could choose to settle by issuing a variable number of its shares or other equity instruments based solely on (i) a fixed monetary amount known at inception or (ii) something other than changes in its own equity instruments d) FAS 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirety. The guidance in FAS 150 is generally effective for all financial instruments entered into or modified after May 31, 2003, and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. For private companies, mandatorily redeemable financial instruments are subject to the provisions of FAS 150 for the fiscal period beginning after December 15, 2003. The adoption of SFAS No. 150 does not have a material impact on the Company's financial position or results of operations or cash flows.

In December 2003, the Financial Accounting Standards Board (FASB) issued a revised Interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN 46R). FIN 46R addresses consolidation by business enterprises of variable interest entities and significantly changes the consolidation application of consolidation policies to variable interest entities and, thus improves comparability between enterprises engaged in similar activities when those activities are conducted through variable interest entities. The Company does not hold any variable interest entities.

NOTE 5 - ACCRUED LIABILITIES

        Accrued liabilities at September 30, 2003 consisted of the following:

                Accrued consulting expense        $      355,010
                Accrued legal fees                       104,516
                Accrued interest                         877,528
                Payroll tax payable                      181,484
                Other accrued liabilities                 58,957
                                                         -------
                 Total                            $    1,577,495

        Accrued legal fees are secured by the assets of the Company.

NOTE 6 - SHORT-TERM NOTES PAYABLE

Short-term notes payable at September 30, 2003 consisted of the following:

Note payable dated May 2, 2000, bearing interest at 12%
  per annum and due in January 2001.  This note payable is
  currently in default.                                       $    222,192

Note payable dated June 26, 2001, bearing interest at 20%
 per annum and due June 26, 2002.  This note payable is
 currently in default.                                              50,000

Note payable dated July 5, 2001, bearing interest at 15%
 per annum and due in September 2001.  This note payable is
 currently in default.                                               8,076

Note payable dated April 3, 2000 assumed in acquisition of
 Branax, bearing interest at 12% per annum and due in
 July 2000.  This note payable is currently in default.             15,000

Note payable dated December 29, 1998 assumed in acquisition
 of Branax, bearing interest at 7% per annum and due in
 March 1999.  This note payable is currently in default.            28,083

Note payable dated December 18, 2000 assumed in acquisition
 of Branax, bearing interest at 8% per annum and due in
 January 2002.  This note payable is currently in default.           3,000

Note payable dated April 15, 2002, bearing no interest
 and due in October 2004.                                           57,500

Note payable dated April 24, 2002, bearing no interest
  and due in September 2002.  This note payable is
  currently in default.                                              8,000

Note payable dated February 22, 2002, bearing interest at 17%
 per annum and due in December 2002.  This note
 payable is currently in default.                                    6,000

Note payable dated April 1, 2002, bearing interest at 15% per annum and due in May 2003.  This note payable is currently
 in default.                                                         3,700

Note payable dated December 12, 2002, bearing interest of $1,500 due at maturity in January 2003.  This note payable is currently
 in default.                                                        25,000

Note payable dated December 2, 2002, bearing interest of $2,000 due at maturity in February 2003.  This note payable is currently
 in default.                                                        10,000

Note payable dated December 16, 2002, bearing interest of $8,250 due at maturity in May 2003.  This note payable is currently
 in default.                                                        25,000

Notes payable dated Dec.19, Oct. 7, Oct. 28, 2002, bearing interest of $4,000 due at maturity in May and July 2003.  This note
 payable is currently in default.                                   30,000

Note payable dated January 23, 2003, bearing interest of $3,000 plus
 $1,950 for 60 day renewal, due in June 2003.  This note payable
 is currently in default.                                           15,000

Note payable dated October 10, 2002, bearing no interest,
 due on demand.                                                     15,000

Note payable dated Dec 18, 2002 and Feb 13, 2003, bearing interest of $5,000 plus $3,250 for 60 day renewal and $4,000, respectively,
 due in May 2003.  This note payable is currently in default.       45,000

Note payable dated Apr 3, Jan 20 & Feb 13, 2003, bearing interest of $1,000 plus $1,100 for 90 day renewal and $6,000 plus $4,680 for
 60 days renewal, $3,400 plus $ 1,326 for 30 days renewal, due in
 May and June 2003.  This note payable is currently in default.     57,000

Note payable dated June 1, 2003, bearing interest at 10%,
 due in December 2003. This note payable is currently in default.   17,622

Note payable dated April 4, 2003, bearing interest at 10%,
 and due in June 2004.                                              15,000
                                                               --------------
                                                Total          $   656,173
      F-20                                                      ==============

NOTE 7- CONVERTIBLE DEBT

2001 Notes

During the year ended September 30, 2001, the Company raised capital through the placement of convertible promissory notes in the amount of $454,000. The interest rates and due dates of the notes still outstanding at September 30, 2003 were as follows:
                                                 Conversion
           Amount  Due Date       Interest Rates    Rates
    -----------------------------------------------------------

      $   10,000  October 1, 2001  12% per annum   $0.10/share
          69,342  October 1, 2001  15% per annum   $0.50/share
         216,810  October 1, 2001  15% per annum   $0.25/share
       -----------
Total $  296,152
       ===========

All of the 2001 notes are currently in default.

2002 Notes

During the year ended September 30, 2002, the Company raised capital through the placement of convertible promissory notes in the amount of $848,100. The interest rates and due dates of the notes still outstanding at September 30, 2003 were as follows:

                    Due Date                           Conversion
         Amount     Beginning         Interest Rates    Rate Range
        ---------------------------------------------------------
       $ 750,100    February 15, 2002  15% per annum   $0.05 - $0.50/share
          44,000    December 31, 2002  17% per annum   $0.10/share
          11,000    December 11, 2002  13% per annum   $0.20/share
           6,000    December 31, 2002  12% per annum   $0.05/share
      -------------
Total $  811,100
      ===========

In accordance with accounting principles generally accepted in the United States of America, the Company recorded interest expense related to the beneficial conversion features on these notes of $710,694. All of the 2002 notes are currently in default.

2003 Notes

During the year ended September 30, 2003, the Company raised capital through the placement of convertible promissory notes in the amount of $402,250. The interest rates and due dates of the notes still outstanding at September 30, 2003 were as follows:


                    Due Date          Conversion
         Amount     Beginning         Interest Rates    Rate Range
        ---------------------------------------------------------
        $ 125,000   December 31, 2002  18% per annum   $.015-0.03/share
           66,250      April 15, 2003  15% per annum   $0.02/share
           50,000        July 1, 2004  14% per annum   $0.02/share
           38,000   February 28, 2004  13% per annum   $0.02/share
          122,000     January 2, 2003  12% per annum   $0.02/share
       -----------
 Total $  401,250
        =========

Series A Debentures

On July 20, 2001, the Company entered into an agreement to sell up to $1,000,000 in 8%, senior, subordinated, convertible, redeemable debentures. The notes are due in July 2003 and are immediately convertible into common stock at a conversion price equal to 65% of the lowest closing bid price of the common stock for the first $100,000 of the debenture and 70% of the lowest closing bid price of the common stock for the remaining amount, subject to certain limitations. During the year ended September 30, 2003, the company increased the debt by $27,550 for additional consideration for the note and converted $17,550 of this amount into 1,500,000 shares of common stock. As of September 30, 2003 and 2002, the Company had received $0 and $42,339, respectively, and $289,854 and $196,663 respectively, of the debentures have been converted into 14,020,328 and 11,304,960 shares, respectively, of common stock. In accordance with accounting principles generally accepted in the United States of America, the Company has recorded interest expense of $12,450 during the year ended September 30, 2003 and $120,000 related to the beneficial conversion feature during the year ended September 30, 2002.

In connection with these notes, in July 2001, the Company issued 4,500,000 shares of common stock to be held in trust and disbursed in the event the Company defaults on its obligations under the debentures. The Series A Debentures were in default as of July 2003.

General

The amounts raised and converted during the year ended September 30, 2003 were as follows:



                            2000        2001      2002       2003     Series A
                            Notes       Notes     Notes      Notes    Debentures     Total

Outstanding,
  September 30, 2002       $ 848,941    $301,000   $821,600       -      $50,035    $2,021,576

Amount Raised during 2003                                   $402,250     $27,550    $  429,800

Principal paid during 2003 - $3,002      -$4,848  -$  5,500             -$ 1,000   -$   14,350


Converted into commom stock
   during 2003                                    -$  5,000             -$17,550   -$   22,550
 ----------------------------------------------------------------------------------------------
                           $848,941     $296,152   $811,100 $401,250     $60,035    $2,414,476
                           ====================================================================
                                                             Less discount on debt    100,000
                                                                                    ---------
                                                                            Total  $2,314,476
                                                                                   =========



NOTE 8 - COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company rented its facilities on a month-to-month basis. Rent expense was $23,990 and $23,913 for the years ended September 30, 2003 and 2002, respectively.

Consulting Agreement

On January 1, 1998, the Company entered into an agreement with an officer for consulting services. The agreement calls for aggregate payments of $96,000 during the first year, $120,000 during the second year, and $150,000 for subsequent years. In addition, the Company is required to issue 55,500 shares of its common stock per quarter until the agreement expires.

Litigation

The Company may become involved in various litigation arising in the normal course of business.

The Company is a defendant in several litigations filed by various vendors for the payment of the services. Total of the claims per the litigations is approximately $28,000, which have been accrued in the accompanying financial statements. In addition, two of debenture holders filed lawsuits against the Company for breach of promissory notes. The amounts of these claims are approximately $8,400 and $57,000. The Company has settled the case for $8,400 claim by agreeing to make monthly installment payments to satisfy the debt. The Company is engaged in settlement discussions on the other claim. In addition, six debenture holders have threatened to file a lawsuit if a resolution cannot be reached regarding payment of their claims. The total amount of the principals owed is approximately $400,000. Discussions are currently being held to satisfy their claims by making installment payments. All of these amounts were included in the accompanying financial statements.

NOTE 9 - SHAREHOLDERS' DEFICIT

Common Stock

During the year ended September 30, 2003, the Company issued 6,300,000 shares of common stock for services amounting $159,600.

During the year ended September 30, 2003, the Company issued 1,300,000 shares of common stock for settlement of debt of $15,000 amounting $31,200. The difference of $16,200 was recorded as a loss on settlement of debt.

During the year ended September 30, 2003, the Company recorded 2,250,000 shares of common stock for interest amounting $25,000. 2,000,000 shares of these were issued in the prior year as collateral on the notes. However, since the notes are delinquent, the shares were recorded as an interest expense.

During the year ended September 30, 2003, the Company issued 2,000,000 shares of common stock for loan incentive amounting $40,000.

During the year ended September 30, 2003, the Company issued 250,000 shares of common stock for conversion of debenture amounting $5,000.

During the year ended September 30, 2002, the Company issued 8,598,295 shares of common stock in exchange for cash totaling $208,121.

During the year ended September 30, 2002, the Company issued 473,120 shares of committed common stock valued at $127,270 as partial payment under a non-compete agreement originally valued at $216,001.

During the year ended September 30, 2002, the Company issued 125,000 shares of common stock valued at $2,500 for the exercise of warrants and $2,000 in subscriptions receivable collections.

During the year ended September 30, 2002, the Company issued 2,000,000 shares of common stock valued at $40,000 as payment for a short-term loan from a related party.

During the year ended September 30, 2002, the Company issued 500,000 shares of common stock in exchange for inventory valued at $10,000.

During the years ended September 30, 2002, the Company issued 22,735,228 of common stock in exchange for consulting services valued at $854,612.

During the years ended September 30, 2002, holders of the Company's convertible debentures converted $356,062 of debentures into 14,704,960 of common stock.

During the year ended September 30, 2002, the Company issued options to consultants for services valued at $38,000.

Stock to be issued

During the year ended September 30, 2003, the Company recorded 975,000 shares to be issued per loan agreement amounting $10,773.

Under the terms of a consulting agreement, the Company committed to issue 200,000 shares of common stock for services. The agreement called for 50,000 shares to be issued on March 1, 2000, 75,000 on May 1, 2000, and 75,000 on July 1, 2000. As of September 30, 2002, 95,000 shares remained unissued. Total expense associated with the agreement was $280,000, which was charged to operations during the year ended September 30, 2000. As of September 30, 2002, the Company recorded $133,000 in committed stock for the unissued shares.

Under the terms of two expired consulting agreements, the Company committed to issue 333,000 shares of common stock for services. These shares remain unissued at September 30, 2003. The total expense associated with the agreements during the year ended September 30, 2003 was $0.

A summary of committed stock at September 30, 2003 is as follows:

                                                    Shares            Amount

   Shares issuable under 2000 consulting agreement  95,000       $    133,000
   Shares issuable to officers under expired
                Consulting agreements              333,000            466,200
   Shares issuable under Branax consulting
                agreement                          326,880             88,258
   Shares issuable under Regulation "S" placement  667,527             21,751
   Shares issuable under 2003 loan agreement       975,000             10,773
                                                 ----------          --------
                        Total                    2,397,407       $    719,982
                                                 ==========          ========
Stock Option Plan

The Company adopted the 1998 Non-Qualified Stock Option Plan (the "1998 Plan") on August 31, 1998. The purpose of the 1998 Plan is to promote the growth and profitability of the Company by enabling the Company to attract and retain the best available personnel for positions of substantial responsibility, to provide employees with an opportunity for investment in the Company, and to give employees an additional incentive to increase their efforts on behalf of the Company.

Each employee or consultant as determined by the Board of Directors of the Company is eligible to be considered for the grant of awards under the 1998 Plan. The maximum number of shares of common stock that may be issued pursuant to awards granted under the 1998 Plan is 500,000. Any shares of common stock subject to an award, which for any reason expires or terminates unexercised, are again available for issuance under the 1998 Plan. Under the 1998 Plan, incentive stock options must not be less than the per share par or stated value of the shares on the date the stock options are granted, subject to certain provisions.

During the years ended September 30, 2002, the Company granted options to purchase 28,000 shares of common stock to employees or consultants. These options expire upon certain events. No option was granted during the year ended September 30, 2003.

The following summarizes the Company's stock option transactions:

                                                          Weighted-
                                       1998 Stock         Average
                                       Option Plan        Exercise
                                       and Other           Price
                                      --------------    ------------
    Outstanding, September 30, 2001    2,107,066       $       0.05
    Granted in FY 2002                    28,000       $       0.05
    Expired/forfeited in FY 2002        (856,000)      $       0.05
                                       ----------       ------------
    Outstanding, September 30, 2002    1,279,066       $       0.05

    Granted in FY 2003                         -                 -
    Expired/forfeited in FY 2003      (1,099,066)      $       0.05
                                      -----------      -------------
    Outstanding, September 30, 2003      180,000       $       0.10
                                      ===========      =============
    Exercisable, September 30, 2003      180,000       $       0.10
                                      ===========      =============
At September 30, 2003, the Company's options outstanding had a weighted-average contractual life of 3.27 years.

The Company has adopted only the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." It applies Accounting Principles Bulletin ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for its plans and recognized compensation expense for its stock-based compensation plans based on the excess of the fair market value of the Company's stock over the exercise price of the employee option. Pro forma information is not presented since the difference between the fair market value of the options issued and the expense recognized is not material.

Stock Purchase Warrants

During the year ended September 30, 2002, the Company granted warrants to purchase 25,624,500 shares of common stock to consultants in exchange for services valued at $412,773. The exercise price of the warrants ranges from $0.01 to $0.50. The Company recognized consulting expense for these warrants based on the fair market value of warrants. The warrants vest immediately and have expiration dates ranging from one to five years.

The following table summarizes information about the warrants outstanding at September 30, 2003:


                                                   Weighted-   Weighted-
                                       Weighted-   Average     Average
                                       Average     Exercise    Exercise
  Range of                             Remaining   Price of    Price of
  Exercise   Warrants     Warrants     Contractual Warrants    Warrants
  Prices     Outstanding  Exercisable  Life        Outstanding Exercisable
--------------------------------------------------------------------------
$ 0.01-0.50  25,592,500    25,592,500   2.02 years   $  0.02   $  0.02
==========================================================================
Deemed Dividends

The Company had subscription receivable of $173,644 on the shares issued in the prior years. At September 30, 2003, the Company determined this amount to be uncollectible. The Company wrote off this amount and recorded it as deemed dividends in the accompanying financial statements. .

NOTE 10 - INCOME TAXES

Significant components of the Company's deferred tax assets for federal and state income taxes as of September 30, 2003 consisted of the following:

        Deferred tax asset
                Net operating loss carryforwards  $ 5,153,000
                Valuation allowance                 5,153,000
                                                  ------------
                        Net deferred tax asset    $         -
                                                  =============
A reconciliation of the provision for (benefit from) income tax expense with the expected income tax computed by applying the federal statutory income tax rate to income before provision for (benefit from) income taxes for the years ended September 30, 2003 and 2002 was as follows:
                                                            2003      2002
                                                           -------   ------
       Income tax provision computed at federal statutory
                tax rate                                    34.0%      34.0%
        State taxes, net of federal benefit                  6.0        6.0
        Change in deferred income tax valuation reserve
                and other                                  (40.0)     (40.0)
                                                           -------    ------
                                        Total                -  %       -  %
                                                           =======    =======

As of September 30, 2003, the Company had federal net operating loss carryforwards of approximately $12,883,000 which expire through 2017.

During the year ended September 30, 2003, the Company did not utilize its federal net operating loss carryforwards.

NOTE 11 - RELATED PARTY TRANSACTIONS

During the year ended September 30, 2002, the Company paid rent of $18,000 to a family member of a Company employee for its primary place of operations. During the year ended September 30, 2003, this employee was no longer working for the Company.

At September 30, 2003, the Company owed a shareholder of the Company $240,000 under a loan payable agreement. The loan bears interest at 10% per annum and was due September 2001 and is currently in default. During the year ended September 30, 2003 and 2002, the Company recorded $24,000 each for the interest expenses on this loan.

At September 30, 2003, the Company has accrued consulting expenses to a related party amounting $315,634.

NOTE 12 - SEGMENT INFORMATION

The Company operated under two business units which have separate management and reporting infra-structures that offer different products and services during the year ended September 30, 2002. The business units have been aggregated into two reportable segments (machine sales and flavorings). During the year ended September 30, 2003, the Company did not operate flavoring segment.

The Company operates domestically as well as internationally. The Company sells its machines to Australia, North America, Europe, Asia and South America. The Company operates its revenue sharing program at this time domestically and currently has no long lived assets outside of the United States.

The accounting policies of the reportable segments are the same as those described in Note 4. The Company evaluates the performances of its operating segments based on loss from operations before income taxes, accounting changes, non-recurring items, and interest income and expense.

Summarized financial information concerning the Company's reportable segments is shown in the following table for the years ended September 30, 2003 and 2002:

2003          MACHINE SALES AND RENTALS     FLAVORING        TOTALS
----------------------------------------------------------------------
Total Assets             82,597                               82,597
Domestic Revenue        190,820                              190,820
Int'l Revenue:
England                  12,980                               12,980
Korea                     3,945                                3,945
                        -------                               ------
                         16,925                               16,925
                    --------------                       --------------
Loss from Operations -1,459,256                           -1,459,256
                    ==============                       ==============

2002          MACHINE SALES AND RENTALS     FLAVORING        TOTALS
----------------------------------------------------------------------
Total Assets            443,124                             443,124
Domestic Revenue        189,581                             189,581
Int'l Revenue:
Greece                    6,190                               6,190
Israel                   11,800                              11,800
Lebanon                   2,995                               2,995
Venezuela                 6,990                               6,990
                         -------                              -----
                         27,975                              27,975
                      -----------          ---------        --------
Loss from Operations -2,418,385            -661,620      -3,080,005
                      ==========           ========      ===========

NOTE 13 - SUBSEQUENT EVENTS

Subsequent to the year ended September 30, 2003, the Company issued 500,000 shares of common stock per consultant agreement as compensation for services amounting $5,000.

Subsequent to the year ended September 30, 2003, the Company issued 1,333,333 shares of common stock in connection with $20,000 in convertible debentures.

Subsequent to the year ended September 30, 2003, the Company issued 1,333,333 shares of common stock in connection with $20,000 in convertible debentures.

Subsequent to the year ended September 30, 2003, the Company entered into an Agreement with an Investment Banking Group to provide financial services to evaluate financing, merger and acquisition proposals and for gross proceeds of up to $3,000,000 in proposed private stock offerings. The Company issued 2,500,000 shares of common stock as part of the agreement valued at $25,000.

Subsequent to the year ended September 30, 2003, the Company received $10,000 for a short-term loan which bears no interest and due on demand.

Subsequent to the year ended September 30, 2003, the Company issued a $15,000 short-term promissory note. The note is due on March 7, 2004 and bears $2,500 fixed interest plus 250,000 shares of common stock.

Subsequent to the year ended September 30, 2003, the Company issued a $10,000 short-term promissory note. The note is due on March 4, 2004 and bears $1,750 fixed interest plus 200,000 shares of common stock.

Subsequent to the year ended September 30, 2003, the Company issued a $30,000 short-term promissory note. The note is due on March 8, 2004 and bears $5,000 fixed interest plus 1,000,000 shares of common stock.

Subsequent to the year ended September 30, 2003, the Company issued a $30,000 short-term promissory note. The note is due on March 17, 2004 and bears $5,000 fixed interest plus 1,000,000 shares of common stock.

Subsequent to the year ended September 30, 2003, the Company issued a $15,000 short-term promissory note. The note is due on March 16, 2004 and bears $2,500 fixed interest plus 250,000 shares of common stock.

Subsequent to the year ended September 30, 2003, the Company issued a $30,000 short-term promissory note. The note is due on March 23, 2004 and bears $5,000 fixed interest plus 1,000,000 shares of common stock.

Subsequent to the year ended September 30, 2003, the Company issued a $20,000 short-term promissory note. The note is due on March 27, 2004 and bears $3,000 fixed interest plus 500,000 shares of common stock.

Subsequent to the year ended September 30, 2003, the Company issued a $15,000 short-term promissory note. The note is due on April 28, 2004 and bears $2,500 fixed interest plus 500,000 shares of common stock.

Subsequent to the year ended September 30, 2003, the Company issued a $15,000 short-term promissory note. The note is due on April 05, 2004 and bears a $2,500 fixed interest plus 500,000 shares of common stock.

Subsequent to the year ended September 30, 2003, the Company issued a $50,000 convertible debenture that includes an additional investment of $20,000 combined with a previous convertible debenture of $30,000. The debenture is due on October 1, 2004, bears interest at 14% per annum payable quarterly, and convertible at the rate of 500,000 shares of common stock per $10,000 at any time before maturity.

Subsequent to the year ended September 30, 2003, the Company issued a $3,000 convertible debenture. The debenture is due on November 17, 2004, bears interest at 12% per annum payable quarterly, and convertible at the rate of 500,000 shares of common stock per $10,000 at any time before maturity.

Subsequent to the year ended September 30, 2003, the Company issued a $5,000 convertible debenture. The debenture is due on October 1, 2004, bears interest at 13% per annum payable quarterly, and convertible at the rate of 500,000 shares of common stock per $10,000 at any time before maturity.

Subsequent to the year ended September 30, 2003, the Company issued a $5,000 convertible debenture. The debenture is due on October 27, 2004, bears interest at 12% per annum that is payable quarterly, and is convertible at the rate of 666,666 shares of common stock per $10,000 at any time before maturity.

Subsequent to the year ended September 30, 2003, the Company issued a $70,000 convertible debenture that includes an additional investment of $20,000 combined with previous convertible debentures of $50,000. The debenture is due on October 27, 2004, bears interest at 15% per annum payable quarterly, and convertible at the rate of 500,000 shares of common stock per $10,000 at any time before maturity.

Subsequent to the year ended September 30, 2003, the Company issued a $2,000 convertible debenture. The debenture is due on December 3, 2004, bears interest at 12% per annum payable quarterly, and convertible at the rate of 500,000 shares of common stock per $10,000 at any time before maturity.

Subsequent to the year ended September 30, 2003, the Company issued a $1,000 convertible debenture. The debenture is due on December 2, 2004, bears interest at 12% per annum payable quarterly, and convertible at the rate of 500,000 shares of common stock per $10,000 at any time before maturity.

Subsequent to the year ended September 30, 2003, the Company issued a $2,000 convertible debenture. The debenture is due on October 15, 2004, bears interest at 12% per annum payable quarterly, and convertible at the rate of 500,000 shares of common stock per $10,000 at any time before maturity.

Subsequent to the year ended September 30, 2003, the Company issued a $5,000 convertible debenture. The debenture is due on November 7, 2004, bears interest at 12% per annum payable quarterly, and convertible at the rate of 666,666 shares of common stock per $10,000 at any time before maturity.

Subsequent to the year ended September 30, 2003, the Company issued a $2,000 convertible debenture. The debenture is due on December 18, 2004, bears interest at 12% per annum payable quarterly, and convertible at the rate of 500,000 shares of common stock per $10,000 at any time before maturity.

Subsequent to the year ended September 30, 2003, the Company issued a $25,000 convertible debenture that includes an additional investment of $5,000 combined with previous a convertible debenture of $20,000.The debenture is due on October 24, 2004, bears interest at 15% per annum payable quarterly, and convertible at the rate of 500,000 shares of common stock per $10,000 at any time before maturity.

Subsequent to the year ended September 30, 2003, the Company issued a $10,000 convertible debenture. The debenture is due on November 17, 2004, bears interest at 14% per annum payable quarterly, and convertible at the rate of 500,000 shares of common stock per $10,000 at any time before maturity.

Subsequent to the year ended September 30, 2003, the Company issued a $10,000 convertible debenture. The debenture is due on October 2, 2004, bears interest at 14% per annum payable quarterly, and convertible at the rate of 500,000 shares of common stock per $10,000 at any time before maturity.

Subsequent to the year ended September 30, 2003, the Company issued a $10,000 convertible debenture that includes an additional investment of $5,000 combined with previous a convertible debenture of $5,000.The debenture is due on October 15, 2004, bears interest at 13% per annum that is payable quarterly, and convertible at the rate of 500,000 shares of common stock per $10,000 at any time before maturity.

Subsequent to the year ended September 30, 2003, the Company issued a $5,000 convertible debenture. The debenture is due on November 5, 2004, bears interest at 12% per annum payable quarterly, and convertible at the rate of 500,000 shares of common stock per $10,000 at any time before maturity.

Subsequent to the year ended September 30, 2003, the Company issued a $25,000 convertible debenture that includes an additional investment of $10,000 combined with previous a convertible debenture of $15,000.The debenture is due on October 1, 2004, bears interest at 14% per annum payable quarterly, and convertible at the rate of 500,000 shares of common stock per $10,000 at any time before maturity.

Subsequent to the year ended September 30, 2003, the Company issued a $20,000 convertible debenture. The debenture is due on January 5, 2005, bears interest at 14% per annum payable quarterly, and convertible at the rate of 500,000 shares of common stock per $10,000 at any time before maturity.

Subsequent to the year ended September 30, 2003, the Company issued a $10,000 convertible debenture. The debenture is due on November 20, 2004, bears interest at 14% per annum payable quarterly, and convertible at the rate of 500,000 shares of common stock per $10,000 at any time before maturity.

Subsequent to the year ended September 30, 2003, the officer and shareholder of the Company agreed to return up to 2,500,000 shares of common stock to the treasury to assure that the Company has the required number of authorized shares available to meet its commitments to noteholders.


We have not authorized any dealer, salesperson or other person to provide any information or make any representations about Pop N Go, Inc., except the information or representations contained in this prospectus. You should not rely on any additional information or representations if made.

-------------------------------------------------------------------------------


This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any securities:

-       except the common stock offered by this prospectus;

- in any jurisdiction in which the offer or solicitation is not authorized;

- in any jurisdiction where the dealer or other salesperson is not qualified to make the offer or solicitation;

-       to any person to whom it is unlawful to make the offer or solicitation;
        or

- to any person who is not a United States resident or who is outside the jurisdiction of the United States.

The delivery of this prospectus or any accompanying sale does not imply that:

- there have been no changes in the affairs of Pop N Go after the date of this prospectus; or

- the information contained in this prospectus is correct after the date of this prospectus.

                                   PROSPECTUS


                       123,209,165 Shares of Common Stock



                                 POP N GO, INC.





                                 September 28, 2004

-----------------------

Until _________, 2004, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters.



PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification Of Directors And Officers

Our Articles of Incorporation include an indemnification provision under which we have agreed to indemnify our directors and officers from and against certain claims arising from or related to future acts or omissions as a director or officer of Pop N Go. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Other Expenses Of Issuance And Distribution

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. We will pay all of the expenses in connection with this offering



Securities and Exchange Commission Registration Fee     $       421.91
Printing and Engraving Expenses                         $     2,500.00
Accounting Fees and Expenses                            $    15,000.00
Legal Fees and Expenses                                 $    50,000.00
Miscellaneous                                           $    17,078.81
                                                        --------------
TOTAL                                                   $    85,000.00



Recent Sales Of Unregistered Securities




We have issued the following securities in the past three years without registering them under the Securities Act of 1933:

-----------------------------------------------------------------------------
         Title &                       Nature        Underwriting    Exemption
         Amount of     Principal       & of Amount   Discounts &     Relied
Date     Securities    Underwriters    Consideration  Commissions    Upon
-----------------------------------------------------------------------------
06/19/01 Common Stock                  Offshore Cash
         400,000 Shares   None         Purchaser $100,000   None     Reg S
                                       Offshore Person
-----------------------------------------------------------------------------
06/19/01 Common Stock
         100,000 Shares   None         Exercise of Stock
                                       Options $5,000.00    None      4(2)
------------------------------------------------------------------------------
06/21/01 Common Stock                  Services Rendered
         350,000 Shares   None        $84,000 Consultant    None      4(2)
------------------------------------------------------------------------------
06/26/01 Promissory Note
         $50,000                       Offshore Note for
                                       Note Transfer with
                          None         20% Interest         None

-------------------------------------------------------------------------------
07/02/01 Common Stock                  Offshore Cash
         1,000,000                     Purchaser $100,000
         Shares           None         Offshore Person      None     Reg S
--------------------------------------------------------------------------------
07/02/01 Warrants
         150,000 Shares   None         Contract Services
                                       $0.03 per share      None
--------------------------------------------------------------------------------
07/05/01 Promissory Note               Short Term Note
         $15,000          None         for cash for cash    None
                                       with 15% Interest
--------------------------------------------------------------------------------
07/18/01 Common Stock                  Offshore Cash
         200,000 Shares   None         Purchaser $16,000    None    Reg S
                                       Offshore Person
---------------------------------------------------------------------------------
07/23/01 Common Stock    Citizen Asia  Offshore Stock
         502,955 Shares  Pacific Ltd   Sales $52,992        40%     Reg S
---------------------------------------------------------------------------------
07/23/01 Common Stock    Citizen Asia  Offshore Stock
         471,589 Shares  Pacific Ltd.  Sales $47,982        40%     Reg S
---------------------------------------------------------------------------------
07/24/01 Warrants 30,000               Contract Services
           Shares          None       $0.10 per share       None
---------------------------------------------------------------------------------
07/30/01 Common Stock    Citizen Asia  Offshore Stock
         115,434 Shares  Pacific Ltd.  Sales $11,543        40%     Reg S
---------------------------------------------------------------------------------
07/31/01 Common Stock    Citizen Asia  Offshore Stock
         310,322 Shares  Pacific Ltd.  Sales $31,032        40%     Reg S
---------------------------------------------------------------------------------
08/01/01 Common Stock    Citizen Asia  Offshore Stock
         202,426 Shares  Pacific Ltd.  Sales $21,028.54     40%     Reg S
---------------------------------------------------------------------------------
08/08/01 Common Stock   Citizen Asia   Offshore Stock
         27,010 Shares   Pacific Ltd.  Sales $2,885         40%     Reg S
---------------------------------------------------------------------------------
08/14/01 Common Stock   Citizen Asia   Offshore Stock
         108,397 Shares Pacific Ltd.   Sales $11,441        40%     Reg S
---------------------------------------------------------------------------------
08/14/01 Common Stock      None        Services rendered    None    4(2)
         618,250 Shares                $66,771.00
                                       Consultant
---------------------------------------------------------------------------------
08/15/01 Common Stock                  Offshore Cash
         1,000,000 Shares  None        Purchaser $100,000   None   Reg S
                                       Offshore Person

---------------------------------------------------------------------------------
08/17/01 Common Stock    Citizen Asia  Offshore Stock
         999,529 Shares  Pacific Ltd.  Sales $31,185        40%    Reg S
---------------------------------------------------------------------------------
08/20/01 Common Stock    Citizen Asia  Offshore Stock
         584,263 Shares  Pacific Ltd.  Sales $22,254        40%    Reg S
---------------------------------------------------------------------------------
08/22/01 Common Stock    Citizen Asia  Offshore Stock
         707,713 Shares  Pacific Ltd.  Sales $22,081        40%    Reg S
---------------------------------------------------------------------------------
08/24/01 Common Stock   Citizen Asia   Offshore Stock
         756,275 Shares Pacific Ltd.   Sales $23,596        40%    Reg S
---------------------------------------------------------------------------------
08/27/01 Common Stock   Citizen Asia   Offshore Stock
         293,700 Shares Pacific Ltd.   Sales $9,163         40%    Reg S
---------------------------------------------------------------------------------
08/31/01 Common Stock     Citizen Asia  Offshore Stock
         1,655,869 Shares Pacific Ltd.  Sales $53,451       40%    Reg S
--------------------------------------------------------------------------------
09/06/01 Common Stock   Citizen Asia   Offshore Stock
         795,986 Shares Pacific Ltd.   Sales $23,8780       40%    Reg S
---------------------------------------------------------------------------------
09/17/01 Common Stock     Citizen Asia  Offshore Stock
         1,093,046 Shares Pacific Ltd.  Sales $35,300       40%    Reg S
---------------------------------------------------------------------------------
09/20/01 Common Stock    Citizen Asia   Offshore Stock
         171,428 Shares  Pacific Ltd.   Sales $5,815        40%    Reg S
---------------------------------------------------------------------------------
09/24/01 Common Stock    Citizen Asia   Offshore Stock
         176,767 Shares  Pacific Ltd.   Sales $6,010        40%    Reg S
---------------------------------------------------------------------------------
09/24/01 Common Stock                  Services Rendered
         30,000 Shares      None       $2,400 Consultant   None     4(2)
---------------------------------------------------------------------------------
09/28/01 Common Stock    Citizen Asia  Offshore Stock
         241,609 Shares  Pacific Ltd.  Sales $8,214.71      40%    Reg S
---------------------------------------------------------------------------------
10/01/01 Common Stock    Citizen Asia  Offshore Stock
         132,867 Shares  Pacific Ltd.  Sales $6,010         40%    Reg S
---------------------------------------------------------------------------------
10/04/01 Common Stock    Citizen Asia  Offshore Stock
         130,301 Shares  Pacific Ltd.  Sales $4,346         40%    Reg S
--------------------------------------------------------------------------------
10/15/01 Common Stock    Citizen Asia  Offshore Stock
         179,327 Shares  Pacific Ltd.  Sales $5,810         40%    Reg S
--------------------------------------------------------------------------------
10/19/01 Common Stock    Citizen Asia  Offshore Stock
         255,771 Shares  Pacific Ltd.  Sales $8,287         40%    Reg S

--------------------------------------------------------------------------------
10/23/01 Common Stock    Citizen Asia  Offshore Stock
         176,356 Shares  Pacific Ltd.  Sales $4,633         40%    Reg S
--------------------------------------------------------------------------------
10/25/01 Common Stock    Citizen Asia  Offshore Stock
         277,246 Shares  Pacific Ltd.  Sales $4,490         40%    Reg S
--------------------------------------------------------------------------------
11/02/01 Common Stock    Citizen Asia  Offshore Stock
         737,677 Shares  Pacific Ltd.  Sales $9,866         40%    Reg S
--------------------------------------------------------------------------------
11/06/01 Common Stock    Citizen Asia  Offshore Stock
         100,715 Shares  Pacific Ltd.  Sales $1,128         40%    Reg S
--------------------------------------------------------------------------------
11/12/01 Common Stock                  Non-Compete
        473,120 Shares    None         Agreements           None    4(2)
                                       $127,743
---------------------------------------------------------------------------------
11/12/01 Common Stock                  Employee Incentive
         500,000 Shares   None         $15,000              None    4(2)
--------------------------------------------------------------------------------
11/28/01 Common Stock    Citizen Asia  Offshore Stock
         212,670 Shares  Pacific Ltd.  Sales $2,382         40%     Reg S
-----------------------------------------------------------------------------
01/03/02 Common Stock                  Offshore Cash
         3,636,363 Shares  None        Purchaser $100,000   None    Reg S
                                       Offshore Person
------------------------------------------------------------------------------
01/03/02 Warrants                      Contract Services
         1,000,000 Shares  None       $0.01 per share       None    4(2)
-----------------------------------------------------------------------------
01/03/02 Warrants                      Contract Services
         1,000,000 Shares  None        $0.02 per share      None    4(2)
                                       of common stock
------------------------------------------------------------------------------
01/07/02 Common Stock    Citizen Asia  Offshore Stock
         45,122 Shares   Pacific Ltd.  Sales $505            40%    Reg S
------------------------------------------------------------------------------
01/14/02 Common Stock                  Offshore Cash
         1,430,000 Shares   None       Purchaser $31,460    None    Reg S
                                       Offshore Person
------------------------------------------------------------------------------
01/14/02 Common Stock
         540,000 Shares     None       Services Rendered    None    Reg S
                                       $4,200 Offshore
                                       Consultant
------------------------------------------------------------------------------
01/25/02 Common Stock                 Services Rendered
         1,000,000 Shares   None      $22,000 Consultant     None     4(2)


------------------------------------------------------------------------------
02/25/02 Common Stock                 Services Rendered
         326,800 Shares     None     $9,804 Consultants      None     4(2)
------------------------------------------------------------------------------
02/25/02 Common Stock                Conversion of
         2,800,000 Shares   None     Convertible             None     4(2)
                                     Debenture $140,000
------------------------------------------------------------------------------
3/28/02 Common Stock                 Employee Incentive
        600,000 Shares      None     $12,000                 None     4(2)
------------------------------------------------------------------------------
3/28/02 Common Stock                 Deferred Income
        2,000,000 Shares    None     Debt Reduction/Officer
                                     $40,000                 None     4(2)
------------------------------------------------------------------------------
03/28/02 Common Stock                Add'l Consideration
         500,000 Shares    None      of Inventory Purchase   None     4(2)
------------------------------------------------------------------------------
04/01/02 Promissory
         Note $8,017       None       Note Agreement to return  None
                                     Convertible Debenture
                                     Principle on installments
                                     with 15% Intrest
---------------------------------------------------------------------------------
04/15/02 Promissory       None       Note Agreement to buy back None
         Note $57,500.00             Inventory Machines
                                     In installments
---------------------------------------------------------------------------------
04/24/02 Promissory       None       Note Agreement to buy back None
         Note $10,000.00             Inventory Machines and
                                     500,000 shares common
                                     Stock
---------------------------------------------------------------------------------
05/01/02 Warrants        None        Investment Contract        None
         13,812,500 Shares           Agreement for Cash
                                     $0.02 per share of
                                     common stock
---------------------------------------------------------------------------------
05/11/02 Warrants        None        Investment Conract         None          4(2)
         9,375,000 Shares            Agreement for Cash
                                     $0.02 per share of
                                     common stock
----------------------------------------------------------------------------------
06/07/02 Common Stock    None        Offshore Cash Purchaser    None         Reg S
         1,000,000 Shares            $14,000 Offshore Person
----------------------------------------------------------------------------------
06/14/02 Convertible     None        Combines previous cash     None
         Debenture                   investments of $20,000 and
         $50,000                     additional $30,000
                                     investment, earning 15%
                                     quarterly and convertible at
                                     $0.03 per share of common
                                     stock
-----------------------------------------------------------------------------------
06/27/02  Common Stock   None        Convertible Debenture      None          4(2)
          1,200,000 Shares           Conversion Adjustment
                                     $42,000
-----------------------------------------------------------------------------------
06/28/02  Common Stock   None        Services Rendered          None         Reg  S
          1,000,000 Shares           $15,000
-----------------------------------------------------------------------------------
07/02/02  Common Stock   None        Warrant exercised          None          4(2)
          125,000 Shares             $2,500
-----------------------------------------------------------------------------------
07/02/02  Common Stock   None        Services Rendered          None          4(2)
          360,000 Shares             $5,400
                                     Consultants
-----------------------------------------------------------------------------------
07/02/02  Common Stock   None        Conversion of Convertible  None          4(2)
          600,000 Shares             Debenture
                                     $21,000
-----------------------------------------------------------------------------------
08/22/02  Common Stock   None        Services Rendered          None          4(2)
          5,000,000                  $125,000
          Shares                     Consultants
-----------------------------------------------------------------------------------
09/06/02  Common Stock   None        Investment-Cash Stock      None          4(2)
          416,667 Shares             Purchase $10,000
                                     Accredited Person
-----------------------------------------------------------------------------------
09/14/02  Common Stock   None        Servies Rendered           None          4(2)
          400,000 Shares             $12,000
                                     Consultants
-----------------------------------------------------------------------------------
10/07/02  Promissory      None       Short Term Note for cash   None
          Note $10,000               with fixed interest of
                                     $1,000
-----------------------------------------------------------------------------------
10/10/02  Loan Agreement  None       Verbal Agreement for cash  None
          $10,000                    with 1,000,000 shares
                                     common stock
-----------------------------------------------------------------------------------
10/28/02  Promissory      None       Short Term Note for cash   None
          Note $10,000               with fixed interest of
                                     $1,000
-----------------------------------------------------------------------------------
11/12/02  Common Stock    None       Services Rendered          None           4(2)
          540,000 Shares             $16,200
                                     Consultants
-----------------------------------------------------------------------------------
12/02/02  Promissory      None       Short Term Note for cash   None
          Note $10,000               with fixed interest of
                                     $2,000 and 100,000
                                     Shares of Common Stock
-----------------------------------------------------------------------------------
12/12/02  Promissory      None       Short Term Note for cash   None
          Note $25,000               with fixed interest of
                                     $1,500 and 25,000
                                     Shares of common stock
-----------------------------------------------------------------------------------
12/13/02  Promissory      None       Short Term Note for cash   None
          Note $25,000               with fixed interest of
                                     $5,000 and 250,000
                                     Shares of Common Stock
-----------------------------------------------------------------------------------
12/16/02  Promissory      None       Short Term Note for cash   None
          Note $25,000               with fixed interest of
                                     $5,000 and 250,000
                                     Shares of Common Stock
-----------------------------------------------------------------------------------
12/19/02  Promissory      None       Short Term Note for cash   None
          Note $10,000               with fixed interest of
                                     $2,000
-----------------------------------------------------------------------------------
12/28/02  Warrants        None       Contract Services          None
          150,000 Shares             $0.01 per share
-----------------------------------------------------------------------------------
01/20/03  Promissory      None       Short Term Note for cash   None
          Note $30,000                    with fixed interest of
                                     $6,000 and 300,000
                                     Shares of Common Stock
-----------------------------------------------------------------------------------
01/23/03  Convertible     None       Cash investment earining   None
          Debenture                  14% quarterly and
          $15,000                    converable at $0.02 per
                                     share of common stock
-----------------------------------------------------------------------------------
01/23/03  Promissory      None       Short Term Note for cash   None
          Note $15,000                    with fixed interest of
                                     $3,000 and 150,000
                                     Shares of Common Stock
-----------------------------------------------------------------------------------
02/13/03  Convertible     None       Cash Investment earning    None
          Debenture                  15% quarterly and
          $10,000                    convertable at $0.02 per
                                     share of common stock
-----------------------------------------------------------------------------------
02/13/03  Promissory      None       Short Term Note for cash   None
          Note $20,000               with fixed interest of
                                     $3,400 and 170,000
                                     Shares of Common Stock
-----------------------------------------------------------------------------------
03/16/03  Promissory      None       Renewal of expired note with  None
          Renewal Note               additional fixed interest of
          $25,000                    $3,250
-----------------------------------------------------------------------------------
03/18/03  Promissory      None       Renewal of expired note with  None
          Renewal Note               additional fixed interest of
          $25,000                    $3,250
-----------------------------------------------------------------------------------
04/03/03  Promissory      None       Short Term Note for cash      None
          Note $10,000               with fixed interest of
                                     $1,000 and 100,000
                                     Shares of Common Stock
-----------------------------------------------------------------------------------
04/20/03  Promissory      None       Renewal of expired note with  None
          Renewal Note               additional fixed interest of
          30,000                     $4,680
-----------------------------------------------------------------------------------
04/20/03  Promissory      None       Renewal of expired note with  None
          Renewal Note               additional fixed interest of
          10,000                     $1,100
-----------------------------------------------------------------------------------
04/23/03  Promissory      None       Renewal of expired note with  None
          Renewal Note               additional fixed interest of
          15,000                     $1,950
-----------------------------------------------------------------------------------
04/29/03  Promissory      None       Renewal of expired note with  None
          Renewal Note               additional fixed interest of
          17,000                     $1,326
-----------------------------------------------------------------------------------
06/01/03  Note Agreement  None       Loan Agreement with 10%       None
          $15,000                    interest
-----------------------------------------------------------------------------------
06/12/03  Common Stock    None       Add'l Compensation for        None         4(2)
          2,000,000 Shares           Renewal of Debt Terms
                                     $3,750
-----------------------------------------------------------------------------------
06/19/03  Convertible     None       Cash Investment earning       None
          Debenture                  12% quarterly and
          $5,000                     convertable at $0.02 per
                                     share of common stock
-----------------------------------------------------------------------------------
06/25/03  Common Stock    None       Conversion of Convertable     None         4(2)
          250,000 Shares             Debenture
                                     $5,000
-----------------------------------------------------------------------------------
06/27/03  Convertable     None       Cash Investment earning       None
          Debenture                  12% quarterly and
          $5,000                     convertible at $0.02 per
                                     share of common stock
-----------------------------------------------------------------------------------
07/02/03  Convertable     None       Cash Investment earning       None
          Debenture                  14% quarterly and
          $10,000                    convertible at $0.02 per
                                     share of common stock
-----------------------------------------------------------------------------------
07/05/03  Note Agreement  None       Note Agreement of buy back    None
          15,000                     Inventory Machines in
                                     installments with 10%
                                     interest
-----------------------------------------------------------------------------------
07/10/03  Convertable     None       Cash Investment earning       None
          Debenture                  12% quarterly and
          $10,000                    convertible at $0.02 per
                                     share of common stock
-----------------------------------------------------------------------------------
07/14/03  Convertable     None       Cash Investment earning       None
          Debenture                  12% quarterly and
          $5,000                     convertible at $0.02 per
                                     share of common stock
-----------------------------------------------------------------------------------
07/15/03  Convertable     None       Cash Investment earning       None
          Debenture                  12% quarterly and
          $2,500                     convertible at $0.02 per
                                     share of common stock
-----------------------------------------------------------------------------------
07/18/03  Convertable     None       Cash Investment earning       None
          Debenture                  12% quarterly and
          $5,000                     convertible at $0.02 per
                                     share of common stock
-----------------------------------------------------------------------------------
07/21/03  Convertable     None       Cash Investment earning       None
          Debenture                  14% quarterly and
          $10,000                    convertible at $0.02 per
                                     share of common stock
-----------------------------------------------------------------------------------
08/15/03  Convertable     None       Cash Investment earning       None
          Debenture                  14% quarterly and
          $15,000                    convertible at $0.02 per
                                     share of common stock
-----------------------------------------------------------------------------------
08/25/03  Convertable     None       Cash Investment earning       None
          Debenture                  14% quarterly and
          $10,000                    convertible at $0.02 per
                                     share of common stock
-----------------------------------------------------------------------------------
08/26/03  Convertable     None       Cash Investment earning       None
          Debenture                  15% quarterly and
          $10,000                    convertible at $0.02 per
                                     share of common stock
-----------------------------------------------------------------------------------
09/05/03  Convertable     None       Combines previous cash        None
          Debenture                  investments of $10,000 and
          Addition $20,000           additional $10,000
                                     investment, earning 15%
                                     quarterly and convertible at
                                     $0.02 per share of common stock
-----------------------------------------------------------------------------------
09/10/03  Convertable     None       Cash Investment earning       None
          Debenture                  12% quarterly and
          $2,500                     convertible at $0.02 per
                                     share of common stock
-----------------------------------------------------------------------------------
09/12/03  Convertable     None       Combines previous cash        None
          Debenture                  investments of $20,000 and
          Addition $30,000           additional $10,000
                                     investment, earning 14%
                                     quarterly and convertible at
                                     $0.02 per share of common stock
-----------------------------------------------------------------------------------
09/18/03  Convertable     None       Cash Investment earning       None
          Debenture                  12% quarterly and
          $5,000                     convertible at $0.02 per
                                     share of common stock
-----------------------------------------------------------------------------------
09/24/03  Convertable     None       Combines previous cash        None
          Debenture                  investments of $20,000 and
          Addition $50,000           additional $30,000
                                     investment, earning 15%
                                     quarterly and convertible at
                                     $0.02 per share of common stock
-----------------------------------------------------------------------------------
09/30/03  Convertible     None       Combines previous cash        None
          Debenture                  investment of $50,000 and
          Renewal Rate               $10,000 investment, earning
          Change                     15% quarterly and
                                     convertible at $0.02 per
                                     share of common stock
-----------------------------------------------------------------------------------
10/02/03  Convertable     None       Cash Investment earning       None
          Debenture                  14% quarterly and
          $10,000                    convertible at $0.02 per
                                     share of common stock
-----------------------------------------------------------------------------------
10/06/03  Convertable     None       Combines previous cash        None
          Debenture                  investments of $30,000 and
          Addition $50,000           additional $20,000
                                     investment, earning 14%
                                     quarterly and convertible at
                                     $0.02 per share of common
                                     stock
-----------------------------------------------------------------------------------
10/07/03  Warrant         None       Investment Incentive          None
          100,000 Shares             $0.01 per share
-----------------------------------------------------------------------------------
10/12/03  Stock Option    None       Employee Incentive            None
          100,000 Shares             $0.01 per share
-----------------------------------------------------------------------------------
10/14/03  Convertable     None       Cash Investment earning       None
          Debenture                  12% quarterly and
          $2,000                     convertible at $0.02 per
                                     share of common stock
-----------------------------------------------------------------------------------
10/15/03  Convertable     None       Combines previous cash        None
          Debenture                  investments of $5,000 and
          Addition $10,000           additional $5,000
                                     investment, earning 13%
                                     quarterly and convertible at
                                     $0.02 per share of common
                                     stock
-----------------------------------------------------------------------------------
10/17/03  Convertable     None       Combines previous cash        None
          Debenture                  investments of $15,000 and
          Addition $25,000           additional $10,000
                                     investment, earning 14%
                                     quarterly and convertible at
                                     $0.02 per share of common
                                     stock
-----------------------------------------------------------------------------------
10/23/03  Convertable     None       Cash Investment earning       None
          Debenture                  12% quarterly and
          $5,000                     convertible at $0.015 per
                                     share of common stock
-----------------------------------------------------------------------------------
10/24/03  Convertable     None       Combines previous cash        None
          Debenture                  investments of $20,000 and
          Addition $25,000           additional $5,000
                                     investment, earning 15%
                                     quarterly and convertible at
                                     $0.02 per share of common
                                     stock
-----------------------------------------------------------------------------------
10/27/03  Convertable     None       Combines previous cash        None
          Debenture                  investments of $50,000 and
          Addition $70,000           additional $20,000
                                     investment, earning 15%
                                     quarterly and convertible at
                                     $0.02 per share of common
                                     stock
-----------------------------------------------------------------------------------
11/05/03  Convertable     None       Cash Investment earning       None
          Debenture                  12% quarterly and
          $5,000                     convertible at $0.02 per
                                     share of common stock
-----------------------------------------------------------------------------------
11/07/03  Convertable     None       Cash Investment earning       None
          Debenture                  12% quarterly and
          $5,000                     convertible at $0.015 per
                                     share of common stock
-----------------------------------------------------------------------------------
11/17/03  Convertable     None       Cash Investment earning       None
          Debenture                  12% quarterly and
          $3,000                     convertible at $0.02 per
                                     share of common stock
-----------------------------------------------------------------------------------
11/17/03  Convertable     None       Cash Investment earning       None
          Debenture                  14% quarterly and
          $10,000                     convertible at $0.02 per
                                     share of common stock
-----------------------------------------------------------------------------------
11/19/03  Common Stock    None       Services Rendered             None        4(2)
          3,000,000 Shares           $30,000
                                     Consultants
-----------------------------------------------------------------------------------
11/21/03  Convertable     None       Cash Investment earning       None
          Debenture                  14% quarterly and
          $10,000                     convertible at $0.02 per
                                     share of common stock
-----------------------------------------------------------------------------------
11/24/03  Common Stock    None       Services Rendered             None        4(2)
          2,666,666 Shares           $40,000
-----------------------------------------------------------------------------------
12/02/03  Convertable     None       Cash Investment earning       None
          Debenture                  13% quarterly and
          $5,000                     convertible at $0.015 per
                                     share of common stock
-----------------------------------------------------------------------------------
12/03/03  Convertable     None       Cash Investment earning       None
          Debenture                  12% quarterly and
          $2,000                     convertible at $0.02 per
                                     share of common stock
-----------------------------------------------------------------------------------
12/03/03  Convertable     None       Cash Investment earning       None
          Debenture                  12% quarterly and
          $1,000                     convertible at $0.02 per
                                     share of common stock
-----------------------------------------------------------------------------------
12/05/03  Promissory      None       Short Term Note for cash      None
          Note 10,000                with fixed interest of
                                     $1,750 and 200,000
                                     Shares of Common Stock
-----------------------------------------------------------------------------------
12/08/03  Promissory      None       Short Term Note for cash      None
          Note 15,000                with fixed interest of
                                     $2,500 and 250,000
                                     Shares of Common Stock
-----------------------------------------------------------------------------------
12/09/03  Promissory      None       Short Term Note for cash      None
          Note 30,000                with fixed interest of
                                     $5,000 and 1,000,000
                                     Shares of Common Stock
-----------------------------------------------------------------------------------
12/17/03  Promissory Note None       Short Term Note for cash      None
          15,000                     with fixed interest of
                                     $2,500 and 250,000
                                     Shares of Common Stock
-----------------------------------------------------------------------------------
12/18/03  Promissory Note None       Short Term Note for cash      None
          30,000                     with fixed interest of
                                     $5,000 and 1,000,000
                                     Shares of Common Stock
-----------------------------------------------------------------------------------
12/19/03  Convertable     None       Cash Investment earning       None
          Debenture                  12% quarterly and
          $2,000                     convertible at $0.02 per
                                     share of common stock
-----------------------------------------------------------------------------------
12/24/03  Promissory Note None       Short Term Note for cash      None
          30,000                     with fixed interest of
                                     $5,000 and 1,000,000
                                     Shares of Common Stock
-----------------------------------------------------------------------------------
01/19/04  Convertable     None       Cash Investment earning       None
          Debenture                  14% quarterly and
          $20,000                    convertible at $0.02 per
                                     share of common stock
-----------------------------------------------------------------------------------
01/27/04  Promissory Note None       Short Term Note for cash      None
          20,000                     with fixed interest of
                                     $3,000 and 500,000
                                     Shares of Common Stock
-----------------------------------------------------------------------------------
01/29/04  Promissory Note None       Short Term Note for cash      None
          15,000                     with fixed interest of
                                     $2,500 and 500,000
                                     Shares of Common Stock
-----------------------------------------------------------------------------------
02/05/04  Promissory Note None       Short Term Note for cash      None
          15,000                     with fixed interest of
                                     $2,500 and 500,000
                                     Shares of Common Stock
-----------------------------------------------------------------------------------
02/12/04  Convertable     None       Cash Investment earning       None
          Debenture                  15% quarterly and
          $20,000                    convertible at $0.02 per
                                     share of common stock
-----------------------------------------------------------------------------------
02/16/04  Convertable     None       Cash Investment earning       None
          Debenture                  14% quarterly and
          $10,000                    convertible at $0.02 per
                                     share of common stock
-----------------------------------------------------------------------------------
02/19/04  Convertable     None       Cash Investment earning       None
          Debenture                  13% quarterly and
          $5,000                     convertible at $0.015 per
                                     share of common stock
-----------------------------------------------------------------------------------
02/19/04  Convertible     None         Combines previous cash      None
          Debenture                    investments of $5,000 and
          Addition                     additional $5,000
          $10,000                      investment, earning
                                       13% quarterly and
                                       convertible at $0.02
                                       per share of common
                                       stock
---------------------------------------------------------------------------------
02/23/04  Convertible     None         Cash Investment earning     None
          Debenture                    14% quarterly and
          $5,000                       convertible at $0.02
                                       per share of common stock
---------------------------------------------------------------------------------
02/24/04  Convertible     None         Cash Investment earning     None
          Debenture                    14% quarterly and
          $5,000                       convertible at $0.02 per
                                       share of common stock
---------------------------------------------------------------------------------
02/25/04  Promissory      None         Short Term Note for cash    None
          Note $15,000                 with fixed interest of
                                       $2,500 and 500,000
                                       Shares of Common Stock
---------------------------------------------------------------------------------
03/03/04  Convertible     None         Cash Investment earning     None
          Debenture                    15% quarterly and
          $10,000                      convertible at $0.015 per
                                       share of common stock


---------------------------------------------------------------------------------
03/04/04  Convertible     None         Cash Investment earning     None
          Debenture                    15% quarterly and
          $15,000                      convertible at $0.02
                                       per share of common stock
---------------------------------------------------------------------------------
03/04/04  Promissory      None         Renewal of expired note     None
          Renewal Note                 with additional fixed
          10,000                       interest of $1,750 and
                                       200,000 Shares of
                                       Common Stock
---------------------------------------------------------------------------------
03/08/04  Promissory      None         Renewal of expired note     None
          Renewal Note                 with additional fixed
          30,000                       interest of $5,000 and
                                       1,000,000 Shares of
                                       Common Stock
---------------------------------------------------------------------------------
03/11/04  Promissory Note None         Short Term Note for         None
          $7,500                       cash with fixed interest
                                       of $1,250 and 100,000
                                       Shares of Common Stock
---------------------------------------------------------------------------------
03/17/04  Convertible     None         Cash Investment earning     None
          Debenture                    12% quarterly and
          $10,000                      convertible at $0.02 per
                                       share of common stock
---------------------------------------------------------------------------------
03/17/04  Promissory      None         Renewal of expired note     None
          Renewal                      with additional fixed
          Note 30,000                  interest of $5,000 and
                                       1,000,000 Shares of
                                       Common Stock
---------------------------------------------------------------------------------
03/22/04  Convertible     None         Combines previous cash      None
          Debenture                    investments of $5,000
          Addition                     and additional $5,000
          $10,000                      investment, earning 15%
                                       quarterly and convertible
                                       at $0.02 per share of
                                       common stock
---------------------------------------------------------------------------------
03/25/04  Convertible     None         Cash Investment earning     None
          Debenture                    15% quarterly and
          $20,000                      convertible at $0.02 per
                                       share of common stock
---------------------------------------------------------------------------------
03/28/04  Common Stock    None         Collateral of               None
          1,000,000                    Convertible Debenture
          Shares                       $20,000

---------------------------------------------------------------------------------
03/28/04  Promissory      None         Short Term Note for         None
          Note                         cash with fixed interest
          $15,000                      of $2,500 and 500,000
                                       Shares of Common Stock
---------------------------------------------------------------------------------
03/30/04  Convertible    None          Combines previous cash      None
          Debenture                    investments of $2,000
          Addition                     and additional $20,000
          $22,000                      investment, earning 14%
                                       quarterly and convertible
                                       at $0.02 per share of
                                       common stock
---------------------------------------------------------------------------------
04/06/04  Convertible    None          Cash Investment earning     None
          Debenture                    14% quarterly and
          $10,000                      convertible at $0.02
                                       per share of
                                       common stock
---------------------------------------------------------------------------------
04/21/04  Convertible    None          Cash Investment earning     None
          Debenture                    12% quarterly and
          $5,000                       convertible at $0.02
                                       per share of
                                       common stock
---------------------------------------------------------------------------------
04/22/04  Convertible    None          Cash Investment earning     None
          Debenture                    14% quarterly and
          $10,000                      convertible at $0.02
                                       per share of common
                                       stock and issuance
                                       of 100,000 Shares of
                                       Common Stock
---------------------------------------------------------------------------------
04/27/04  Promissory     None          Short Term Note for         None
          Note $7,500                  cash with fixed interest
                                       of $1,250 and 150,000
                                       Shares of Common Stock
---------------------------------------------------------------------------------
04/28/04  Promissory     None          Renewal of expired note     None
          Renewal                      with additional fixed
          Note 15,000                  interest of $2,500 and
                                       500,000 Shares of
                                       Common Stock
---------------------------------------------------------------------------------
05/03/04  Promissory     None          Short Term Note for         None
          Note $7,500                  cash with fixed interest
                                       of $1,250 and 150,000
                                       Shares of Common Stock


---------------------------------------------------------------------------------
05/07/04  Convertible    None          Cash Investment earning    None
          Debenture                    15% quarterly and
          $20,000                      convertible at $0.02
                                       per share of
                                       common stock
---------------------------------------------------------------------------------
05/07/04  Promissory     None          Short Term Note for cash   None
          Note $7,500                  with fixed interest of
                                       $1,250 and 250,000
                                       Shares of Common Stock
---------------------------------------------------------------------------------
05/14/04  Common Stock   None          Services Rendered          None         4(2)
          2,240,000                    $64,800
          Shares                       Consultants
---------------------------------------------------------------------------------
05/14/04  Common Stock   None          Penalty Compensation       None        Reg S
          300,000 Shares               $6,000 Offshore
                                       Persons
---------------------------------------------------------------------------------
05/14/04  Common Stock   None          Equity Distribution        None
          4,000,000                    Fees $140,000
          Shares                       For Funding
---------------------------------------------------------------------------------
05/14/04  Secured        None          Cash Investment            None
          Convertible                  earning 5% annually
          Debenture                    and convertible at a
          $70,000                      conversion price equal
                                       to the lower of 120%
                                       of closing bid price
                                       on closing date or 80%
                                       of lowest closing bid
                                       price the 5 trading
                                       days preceding
                                       conversion date with
                                       a 3 year maturity
---------------------------------------------------------------------------------
5/18/04   Convertible    None          Combines previous cash     None
          Debenture                    investments of $10,000
          Addition                     and additional $10,000
          $20,000                      investment, earning
                                       15% quarterly and
                                       convertible at $0.02
                                       per share of
                                       common stock
---------------------------------------------------------------------------------
05/18/04  Convertible    None          Cash Investment earning    None
          Debenture                    12% quarterly and
          $10,000                      convertible at $0.02
                                       per share of
                                       common stock


---------------------------------------------------------------------------------
05/21/04  Convertible    None          Cash Investment earning    None
          Debenture                    12% quarterly and
          $2,500                       convertible at $0.02
                                       per share of
                                       common stock
---------------------------------------------------------------------------------
05/24/04  Convertible    None          Combines expired           None
          Debenture                    Promissory Note of
          $25,000                      $15,000 and additional
                                       $10,000 investment,
                                       earning 14% quarterly
                                       and convertible at $0.02
                                       per share of common stock
---------------------------------------------------------------------------------
05/25/04  Promissory     None          Renewal of expired note    None
          Renewal                      with additional fixed
          Note 15,000                  interest of $2,500 and
                                       500,000 Shares of
                                       Common Stock
---------------------------------------------------------------------------------
05/26/04  Convertible    None          Cash Investment earning    None
          Debenture                    12% quarterly and
          $10,000                      convertible at $0.02 per
                                       share of common stock
---------------------------------------------------------------------------------
05/26/04  Convertible    None          Cash Investment earning    None
          Debenture                    12% quarterly and
          $10,000                      convertible at $0.02
                                       per share of
                                       common stock
---------------------------------------------------------------------------------
05/28/04  Convertible    None          Combines expired           None
          Debenture                    Debenture of $10,000
          Addition                     convertible at $1.40
          $25,000                      per share and 15% interest
                                       with new cash investment
                                       of $15,000, for 18%
                                       quarterly and convertible
                                       at $0.02 per share of
                                       common stock
---------------------------------------------------------------------------------
05/28/04  Convertible    None          Cash Investment earning    None
          Debenture                    13% quarterly and
          $25,000                      convertible at $0.02
                                       per share of
                                       common stock


---------------------------------------------------------------------------------
05/31/04  Convertible    None          Cash Investment earning    None
          Debenture                    14% quarterly and
          $15,000                      convertible at $0.02
                                       per share of
                                       common stock
---------------------------------------------------------------------------------
06/08/04  Convertible    None          Cash Investment earning    None
          Debenture                    12% quarterly and
          $5,000                       convertible at $0.02
                                       per share of
                                       common stock
---------------------------------------------------------------------------------
06/08/04  Promissory     None          Short Term Note for        None
          Note                         cash with fixed
          $15,000                      interest of $2,500
                                       and 500,000 Shares
                                       of Common Stock
---------------------------------------------------------------------------------
06/15/04  Convertible    None          Cash Investment earning    None
          Debenture                    12% quarterly and
          $10,000                      convertible at $0.02
                                       per share of
                                       common stock
---------------------------------------------------------------------------------
06/16/04  Convertible    None          Cash Investment earning    None
          Debenture                    14% quarterly and
          $10,000                      convertible at $0.02
                                       per share of
                                       common stock
---------------------------------------------------------------------------------
06/16/04  Convertible    None          Cash Investment earning    None
          Debenture                    13% quarterly and
          $20,000                      convertible at $0.02 per
                                       share of common stock
---------------------------------------------------------------------------------
06/17/04  Convertible    None          Combines previous cash     None
          Debenture                    investments of $5,000
          Addition                     and additional $5,000
          $10,000                      investment, earning 14%
                                       quarterly and convertible
                                       at $0.02 per share of
                                       common stock
---------------------------------------------------------------------------------
 06/19/04 Common         None          Placement Agent Fee        None         4(2)
          Stock                        $7,500 Investment
          250,000                      Bankers
          Shares


---------------------------------------------------------------------------------
06/21/04  Convertible    None          Cash Investment earning    None
          Debenture                    12% quarterly and
          $20,000                      convertible at $0.02
                                       per share of common
                                       stock and 1,000,000
                                       warrants at $0.02
                                       per share
---------------------------------------------------------------------------------
6/21/04   Warrant        None          Investment Incentive       None
          1,000,000                    $0.03 per shares
          Shares
---------------------------------------------------------------------------------
06/22/04  Convertible    None          Combines expired           None
          Debenture                    Debenture of $20,000
          Addition                     convertible at $1.40
          $120,000                     per share and 15%
                                       interest, past
                                       interest earned of
                                       $10,000 and new cash
                                       investment of $90,000,
                                       for 18% interest
                                       quarterly and
                                       convertible at $0.02
                                       per share of
                                       common stock
---------------------------------------------------------------------------------
06/29/04  Common Stock   None          Services Rendered           None         4(2)
          13,000,000                   $195,000
          Shares                       Consultants
---------------------------------------------------------------------------------
06/29/04  Common Stock       None      Conversion of               None         4(2)
          542,500 Shares               Convertible
                                       Debentures/Interest
                                       $10,850
---------------------------------------------------------------------------------
06/29/04  Common Stock       None      Debt Reduction of           None         4(2)
          4,000,000                    Legal Expenses
          Shares                       $60,000 For
                                       Services Provide
---------------------------------------------------------------------------------
06/29/04  Common Stock       None      Investment - Cash           None         4(2)
          1,000,000                    Stock Purchase
          Shares                       $10,000 Accredited
                                       Person
---------------------------------------------------------------------------------
06/29/04  Common Stock       None      Equity Distribution         None
          2,500,000                    Fees $75,000
          Shares                       For Funding


---------------------------------------------------------------------------------
07/07/04  Convertible        None      Combines previous cash      None
          Debenture Addition           investments of $25,000 and
          $35,000                      additional $10,000
                                       investment earning 18%
                                       quarterly and convertible at
                                       $0.02 per share of common
                                       stock
---------------------------------------------------------------------------------
07/07/04  Convertible        None      Combines previous cash       None
          Debenture Addition           investments of $20,000 and
          $25,000                      additional $5,000
                                       investment earning 12%
                                       quarterly and convertible at
                                       $0.02 per share of common
                                       stock
---------------------------------------------------------------------------------
07/09/04  Common Stock   None          Equity Distribution          None
          2,166,666                    Fees $25,000 For
          Shares                       Funding
---------------------------------------------------------------------------------
07/09/04  Common Stock   None          Placement Agent Fee          None      4(2)
          83,334                       $2,500 Investment
          Shares                       Bankers
---------------------------------------------------------------------------------
07/09/04  Convertible    None          Cash Investment earning      None
          Debenture                    12% quarterly and
          $20,000                      convertible at $0.02 per
                                       share of common stock
---------------------------------------------------------------------------------
07/09/04  Warrant        None          The right to purchase        None
          500,000                      common shares at a price of
          Shares                       $0.02 per share granted as
                                       incentive for cash
                                       investment
---------------------------------------------------------------------------------
07/12/04  Convertible    None          Cash Investment earning      None
          Debenture                    12% quarterly and
          $20,000                      convertible at $0.02 per
                                       share of common stock
---------------------------------------------------------------------------------
07/19/04  Convertible    None          Cash Investment earning      None
          Debenture                    12% quarterly and
          $10,000                      convertible at $0.02
                                       per share of common
                                       stock and 500,000
                                       warrants at $0.02
                                       per share
---------------------------------------------------------------------------------
07/19/04  Convertible    None          Cash Investment earning     None
          Debenture                    14% quarterly and
          $10,000                      convertible at $0.02 per
                                       share of common stock
---------------------------------------------------------------------------------
07/19/04  Convertible    None          Cash Investment earning     None
          Debenture                    12% quarterly and
          $5,000                       convertible at $0.02
                                       per share of common
                                       stock and 250,000
                                       warrants at $0.02
                                       per share
---------------------------------------------------------------------------------
07/19/04  Convertible    None          Combines previous cash      None
          Debenture Addition           investments of $10,000 and
          $17,500                      rolling $5,000 earned interest
                                       with an additional $2,500
                                       cash investment earning 12%
                                       quarterly and convertible at
                                       $0.02 per share of common
                                       stock
---------------------------------------------------------------------------------
07/20/04  Warrant        None          The right to purchase       None
          250,000                      common shares at a price of
          Shares                       $0.02 per share granted as
                                       incentive for cash
                                       investment
---------------------------------------------------------------------------------
07/21/04  Convertible    None          Cash Investment earning     None
          Debenture                    12% quarterly and
          $5,000                       convertible at $0.02
                                       per share of common
                                       stock and 250,000
                                       warrants at $0.02
                                       per share
---------------------------------------------------------------------------------
07/21/04  Convertible    None          Cash Investment earning      None
          Debenture                    12% quarterly and
          $5,000                       convertible at $0.02
                                       per share of common
                                       stock and 250,000
                                       warrants at $0.02
                                       per share
---------------------------------------------------------------------------------
07/21/04  Convertible    None          Cash Investment earning      None
          Debenture                    12% quarterly and
          $2,500                       convertible at $0.02 per
                                       share of common stock
---------------------------------------------------------------------------------
07/21/04  Warrant        None          The right to purchase        None
          250,000                      common shares at a price of
          Shares                       $0.02 per share granted as
                                       incentive for cash
                                       investment
---------------------------------------------------------------------------------
07/23/04  Secured Convertible  None    Cash Investment earning 5%   None
          Debenture                    annually and convertible at a
          $70,000                      conversion price equal to the
                                       lower of 120% of closing bid
                                       price on closing date or 80%
                                       of lowest closing bid price the
                                       5 trading days preceding
                                       conversion date with a 3 year
                                       maturity
---------------------------------------------------------------------------------
07/26/04  Convertible    None          Cash Investment earning      None
          Debenture                    12% quarterly and
          $5,000                       convertible at $0.02 per
                                       share of common stock
---------------------------------------------------------------------------------
07/26/04  Common Stock   None          For purchase of buy back     None
          1,000,000                    equipment of 9 machines and
                                       6 bases @ .021 per share or
                                       $21,000
---------------------------------------------------------------------------------
07/28/04  Convertible    None          Cash Investment earning      None
          Debenture                    15% quarterly and
          $10,000                      convertible at $0.02 per
                                       share of common stock
---------------------------------------------------------------------------------
07/28/04  Convertible    None          Cash Investment earning      None
          Debenture                    12% quarterly and
          $5,000                       convertible at $0.02 per
                                       share of common stock
---------------------------------------------------------------------------------
07/29/04  Convertible    None          Cash Investment earning      None
          Debenture                    12% quarterly and
          $5,000                       convertible at $0.02 per
                                       share of common stock
---------------------------------------------------------------------------------
08/04/04  Convertible    None          Cash Investment earning      None
          Debenture                    12% quarterly and
          $5,000                       convertible at $0.02 per
                                       share of common stock
---------------------------------------------------------------------------------
08/08/04  Convertible    None          Cash Investment earning      None
          Debenture                    12% quarterly and
          $5,000                       convertible at $0.02 per
                                       share of common stock
---------------------------------------------------------------------------------
08/10/04  Convertible    None          Cash Investment earning      None
          Debenture                    12% quarterly and
          $6,000                       convertible at $0.02 per
                                       share of common stock
---------------------------------------------------------------------------------
08/12/04  Convertible    None          Cash Investment earning      None
          Debenture                    12% quarterly and
          $2,500                       convertible at $0.02 per
                                       share of common stock
---------------------------------------------------------------------------------
08/19/04  Convertible    None          Cash Investment earning      None
          Debenture                    14% quarterly and
          $5,000                       convertible at $0.02
                                       per share of common
                                       stock and 50,000
                                       warrants at $0.02
                                       per share
---------------------------------------------------------------------------------
08/20/04  Convertible    None          Cash Investment earning      None
          Debenture                    12% quarterly and
          $10,000                      convertible at $0.02 per
                                       share of common stock
---------------------------------------------------------------------------------
08/23/04  Convertible    None          Combines previous cash       None
          Debenture Addition           investments of $10,000 and
          $10,000                      additional $10,000
                                       investment earning 14%
                                       quarterly and convertible at
                                       $0.02 per share of common
                                       stock
---------------------------------------------------------------------------------
08/24/04  Warrant        None          The right to purchase        None
          50,000                       common shares at a price of
          Shares                       $0.02 per share granted as
                                       incentive for cash
                                       investment
---------------------------------------------------------------------------------



On May 14, 2004, Cornell Capital Partners purchased a secured convertible debenture in the amount of $70,000 pursuant to the Securities Purchase Agreement we entered into with Cornell Capital Partners. These secured convertible debenture accrues interest at a rate of 5% per year and mature three years from the issuance date and are secured convertible debentures are convertible into our common stock at the holder's option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date or (ii) 80% of the lowest closing bid price of the common stock the five trading days immediately preceding the conversion date. These debentures are secured by all of our assets. At maturity, we have the option to either pay the holder the outstanding principal balance and accrued interest or to convert the secured convertible debentures into shares of common stock at a conversion price similar to the terms described above. We have the right to redeem the debentures upon 15 business days notice for 120% of the amount redeemed. Upon such redemption, the holder shall receive warrants equal to 50,000 shares of common stock for each $100,000 redeemed with an exercise price equal to 120% of the closing bid price of the common stock on the closing date.

With respect to the sale of unregistered securities referenced above, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 (the "1933 Act"), and Regulation D promulgated under the 1933 Act. In each instance, the purchaser had access to sufficient information regarding Pop N Go so as to make an informed investment decision. More specifically, we had a reasonable basis to believe that each purchaser was an "accredited investor" as defined in Regulation D of the 1933 Act and otherwise had the requisite sophistication to make an investment in our securities.

INDEX TO EXHIBITS

EXHIBIT       DESCRIPTION                         LOCATION
-------     ---------------                   ----------------

2.1       Plan of Merger with             Incorporated by reference
          Pop N Go Acquisition Corp.,     to the Company's Report filed
          dated July 19, 2001             on Form 8-K filed August 13, 2001

3.(i).1   Articles of Incorporation       Incorporated by reference to
          of the Company                  the Company's Registration
                                          Statement filed on Form SB-2
                                          filed February 11, 2000

3.(i).2   Certificate of Amendment        Incorporated by reference to
          of Articles of Incorporation    the Company's Annual Report
          dated July 23, 2001             filed on Form 10-KSB filed
                                          February 15, 2002

3.(i).3   Certificate of Amendment        Incorporated by reference to
          of Articles of Incorporation    the Company's Annual Report
          dated February 5, 2000          filed on Form 10-KSB filed
                                          February 15, 2002

3.(i).4   Certificate of Amendment
          of Articles of Incorporation    Incorporated by reference to
          dated June 8, 2004              the Company's Annual Report
                                          filed on Form 10KSB on June
                                          21, 2004

3.(ii).1  Bylaws of Pop N Go              Incorporated by reference to
                                          the Company's Registration
                                          Statement filed on Form SB-2
                                          filed February 11, 2000

5.1       Opinion of Kirkpatrick          Incorporated by reference to
          & Lockhart, LLP re:  Legality   Exhibit 5.1 to the Company's
                                          Form SB-2 filed on July 20,2004

10.1      Lease Agreement with the        Incorporated by reference to
          Charles Moody Trust             the Company's Annual Report
          dated February 25, 1999         filed on Form 10-KSB filed
                                                     January 16, 2001

10.2      Membership Purchase Agreement   Incorporated by reference to
          with Branax, LLC,               the Company's Form 8-K filed
          dated July 13, 2001             on August 13, 2001

10.3      Escrow Agreement with
          Cornell Capital Partners, LP    Incorporated by reference to
          and Butler Gonzalez, LLP        Exhibit 10.3 to the Company's
          dated May 14, 2004              Form SB-2 filed on July 20,2004

10.4      Standby Equity Distribution     Incorporated by reference to
          Agreement, dated May 14, 2004,  Exhibit 10.4 to the Company's
          with                            Form SB-2 filed on July 20,2004
          Cornell Capital Partners, LP

10.5      Registration Rights Agreement,  Incorporated by reference to
          dated May 14, 2004, with        Exhibit 10.5 to the Company's
          Cornell Capital Partners, LP    Form SB-2 filed on July 20,2004

10.6      Escrow Agreement, dated         Incorporated by reference to
          May 14, 2004, with              Exhibit 10.6 to the Company's
          Cornell Capital Partners, LP    Form SB-2 filed on July 20,2004


10.7      Placement Agent Agreement,      Incorporated by reference to
          dated May 14, 2004, with        Exhibit 10.7 to the Company's
          Spencer-Clarke, LLC             Form SB-2 filed on July 20,2004

10.8      Securities Purchase Agreement,  Incorporated by reference to
          dated May 14, 2004, with        Exhibit 10.8 to the Company's
          Cornell Capital Partners, LP    Form SB-2 filed on July 20,2004


10.9      Secured Convertible Debenture,  Incorporated by reference to
          dated May 14, 2004              Exhibit 10.9 to the Company's
                                          Form SB-2 filed on July 20,2004
10.10     Investor Registration Rights
          Agreement, dated May 14, 2004   Incorporated by reference to
          with                            Exhibit 10.10 to the Company's
          Cornell Capital Partners, LP    Form SB-2 filed on July 20,2004

10.11     Security Agreement,             Incorporated by reference to
          dated May 14, 2004, with        Exhibit 10.11 to the Company's
          Cornell Capital Partners, LP    Form SB-2 filed on July 20,2004

10.12     Warrant, dated May 14, 2004     Incorporated by reference to
                                          Exhibit 10.12 to the Company's
      86                                  Form SB-2 filed on July 20,2004

10.13    Stock Option Plan dated August   Incorporated by reference to
         31, 1998                         Exhibit 10.13 to the Company's
                                          Form SB-2 filed on July 20,2004

10.14    Revenue Sharing Agreement        Provided herewith
         dated August 5, 2004

16.1     Letter Re: Change of
         Accountants                      Incorporated by reference to
                                          to the Company's Report on
                                          Form 8-K filed on June 09, 2003

23.1    Consent of Kirkpatrick &
        Lockhart LLP                      Incorporated by reference to
                                          Exhibit 5.1

23.2    Consent of Kabani & Company, Inc  Provided herewith

23.3    Consent of Singer, Lewak,
        Greenbaum & Goldstein, LLP        Provided herewith



Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Sections 10(a)(3) of the Securities Act of 1933 (the "Act");

(ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

(iii) Include any additional or changed material information on the plan of distribution;

(2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, on September 28, 2004.

Date:   September 28, 2004  POP N GO, INC.


        By:/s/  Melvin Wyman
       ----------------------
        Name:   Melvin Wyman
        Title:  President, Chief Executive Officer, Secretary and
                Principal Accounting Officer


In accordance with the Securities Exchange Act, this report has been signed below by the following person on behalf of the registrant and in the capacities and on the dates indicated.

/s/ Melvin Wyman
----------------
Melvin Wyman,
Chairman and Sole Director        Date:   September 28, 2004